Registration No. 333-131214



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM S-3/A
                               AMENDMENT NO. 3 TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                            PHH MORTGAGE CAPITAL LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                            (State of Incorporation)
                                   52-2338856
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              3000 Leadenhall Road
                          Mt. Laurel, New Jersey 08054
                                  856-917-6000
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               Fred Kinkler, Esq.
                            PHH Mortgage Capital LLC
                              3000 Leadenhall Road
                          Mt. Laurel, New Jersey 08054
                                  856-917-6000
            (Name, address and telephone number of agent for service)

                                ----------------

                                   COPIES TO:

                           Stephen S. Kudenholdt, Esq.
                           Thacher Proffitt & Wood LLP
                           Two World Financial Center
                            NEW YORK, NEW YORK 10281

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ --------------------- ---------------- ------------------ ---------------
  TITLE OF SECURITIES BEING REGISTERED            AMOUNT            PROPOSED      PROPOSED MAXIMUM     AMOUNT OF
                                           TO BE REGISTERED(1)       MAXIMUM          AGGREGATE       REGISTRATION
                                                                 OFFERING PRICE    OFFERING PRICE       FEE (1)
                                                                    PER UNIT             (2)
------------------------------------------ --------------------- ---------------- ------------------ ---------------
Mortgage  Pass-Through  Certificates  and       $1,000,000            100%           $1,000,000         $107.00
Mortgage-Backed Notes, issued in series
------------------------------------------ --------------------- ---------------- ------------------ ---------------

(1) $1,407,718,037 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered by the Registrant under Registration Statement No. 333-110192 on Form S-3 referred to below and not previously sold are consolidated into this Registration Statement pursuant to Rule 429 and Rule 457. All registration fees in connection with such unsold amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under this Registration Statement as so consolidated as of the date of this filing is $1,408,718,037. In addition, the registration fee in connection with the $1,000,000.00 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes to be registered by the Registrant under this Registration Statement has been paid by the Registrant in connection with the original filing on January 23, 2006.

(2) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

                           --------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus and Prospectus Supplements contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration Statement No. 333-110192). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-110192.

                                EXPLANATORY NOTE

         This Registration Statement includes (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes.

                       Contents of Registration Statement
                       ----------------------------------

         Forms of Prospectus Supplement:

                  Version 1:        Form of Prospectus Supplement relating to
                                    a typical Senior/Subordinate Series

                  Version 2:        Form of Prospectus Supplement relating to
                                    an offering of Mortgage-Backed Notes

         Basic Prospectus

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             SUBJECT TO COMPLETION
       PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 28, 2006 [VERSION 1]



          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED ______ ___, ____)
                          PHHMC SERIES 2006-[_] TRUST
                                 ISSUING ENTITY

                               [NAME OF SPONSOR]
                                    SPONSOR

                            PHH MORTGAGE CAPITAL LLC
                                   DEPOSITOR

                           [NAME OF MASTER SERVICER]
                                MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-_
                                       $
                                 (Approximate)

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-___ IN THIS PROSPECTUS SUPPLEMENT.

The certificates offered hereby represent an interest solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].


------------------------------------------------------------------------------------------
            CLASS               PASS-THROUGH RATE      CERTIFICATE       SCHEDULED FINAL
                                                    PRINCIPAL BALANCE     MATURITY DATE
------------------------------------------------------------------------------------------
A-1.....................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
A-2.....................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
A-3.....................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
A-4.....................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
A-5.....................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
A-6.....................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
P.......................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
X.......................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
B-1.....................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
B-2.....................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
B-3.....................             _____%           $____________     [___ __, 20__]
------------------------------------------------------------------------------------------
R.......................             _____%           $         100     [___ __, 20__]
------------------------------------------------------------------------------------------


THE TRUST

The trust will consist primarily of a mortgage pool of one- to four-family [fixed-rate] residential mortgage loans. The trust will be represented by ______ classes of certificates, ______ of which are offered under this prospectus supplement.


CREDIT ENHANCEMENT

The offered certificates will have credit enhancement in the form of subordination.

[The Underwriter], as underwriter, will buy the offered certificates from PHH Mortgage Capital LLC at a price equal to ____% of their face value. PHH Mortgage Capital LLC will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. [THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.]

                             [NAME OF UNDERWRITER]
                                ______ ___, ____

                               TABLE OF CONTENTS

                                                                            PAGE

SUMMARY INFORMATION...........................................................
TRANSACTION STRUCTURE.........................................................
RISK FACTORS..................................................................
INTRODUCTION..................................................................
THE MORTGAGE POOL.............................................................
STATIC POOL INFORMATION.......................................................
THE SPONSOR, THE ORIGINATOR AND THE MASTER SERVICER...........................
ADDITIONAL INFORMATION........................................................
SERVICING OF MORTGAGE LOANS...................................................
DESCRIPTION OF THE CERTIFICATES...............................................
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.................................
CREDIT ENHANCEMENT............................................................
USE OF PROCEEDS...............................................................
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................
ERISA CONSIDERATIONS..........................................................
METHOD OF DISTRIBUTION........................................................
LEGAL MATTERS.................................................................
LEGAL PROCEEDINGS.............................................................
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS..........................
RATINGS.......................................................................

                              SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT BUT DOES NOT CONTAIN ALL OF THE INFORMATION TO MAKE YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED CERTIFICATES.

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-_

                               INITIAL RATING OF
                                  CERTIFICATES

                    INITIAL
                  CERTIFICATE
                   PRINCIPAL      PASS-THROUGH                                  DESIGNATIONS AND
     CLASS          BALANCE     RATE (PER ANNUM)    RATING        RATING           FEATURES              FORM
---------------  -------------  ----------------  ----------  --------------  ---------------------  --------------
OFFERED
CERTIFICATES
[A-1              $                    %              AAA           AAA]             Senior            Book Entry
[A-2                                   %              AAA           AAA]         Senior/Accrual        Book Entry
[A-3                                   %              AAA           AAA]         Senior/Lockout        Book Entry
[A-4                                   %              AAA           AAA]             Senior            Book Entry
[A-5                                   %              AAA           AAA]             Senior            Book Entry
[A-6                                   %              AAA           AAA]             Senior            Book Entry
P                                    0.00%            AAA           AAA       Senior/Principal Only    Book Entry
X                                      %              AAA           AAA       Senior/Interest Only     Book Entry
A-R                                    %              AAA           AAA          Senior/Residual        Physical
B-1                                    %              N/A            AA            Subordinate         Book Entry
B-2                                    %              N/A            A             Subordinate         Book Entry
B-3                                    %              N/A           BBB            Subordinate         Book Entry
TOTAL    OFFERED
CERTIFICATES
NON-OFFERED
CERTIFICATES
B-4               $                    %              N/A            BB            Subordinate          Physical
B-5                                    %              N/A            B             Subordinate          Physical
B-6                                    %              N/A           N/A            Subordinate          Physical
TOTAL    OFFERED
AND  NON-OFFERED
CERTIFICATES

--------------------------

All balances are subject to a variance of no more than 5%.

Other Information:
Class X:


     o The variable rate varies according to the excess interest available on the mortgage loans.

     o The Class X Certificates do not have a principal balance. For the purpose of calculating interest payments, interest will accrue on a notional amount which initially is $________.

     o The certificates offered hereby represent interests solely in PHHMC Series 2006-[__] Trust and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.


ISSUING ENTITY

     o    PHHMC Series 2006-[__] Trust

DEPOSITOR

     o    PHH Mortgage Capital LLC, an affiliate of PHH Mortgage Corporation

MASTER SERVICER

     o [Name of Master Servicer] will initially service all of the mortgage loans directly.

SPONSOR

     o    [Name of Sponsor] will sell the mortgage loans to the depositor.

THE ORIGINATOR

o Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

TRUSTEE

     o    [Name of Trustee].

CUT-OFF DATE

     o    _____ 1, ____.

CLOSING DATE

     o    _____ __, ____.

DETERMINATION DATE

     o As to the mortgage loans, the ____ day of each month or if that day is not a business day, the next business day.

DISTRIBUTION DATE

     o Beginning on _____ 25, ____ and thereafter on the 25th day of each month or if that day is not a business day, the next business day.

RECORD DATE

     o The last business day of the month preceding the month of a distribution date.


THE MORTGAGE POOL

On _____ __, ____, the trust will acquire a pool of mortgage loans. As of _____ 1, ____, the mortgage pool consists of approximately _____ mortgage loans, with an aggregate principal balance of approximately $_____. All of the mortgage loans are secured by residential properties and each is set to mature within __ to __ years of the date it was originated.

[PRE-FUNDING ACCOUNT

On the closing date, the depositor will deposit approximately $[less than 25% of aggregate loan balance] into a segregated account maintained with the trustee, referred to in this prospectus supplement as the pre-funding account. The trust will use this amount to buy additional mortgage loans from the sponsor to be added to the mortgage pool after the closing date and prior to [90 days after closing date]. The depositor must satisfy certain conditions specified in the pooling and servicing agreement before it can sell additional mortgage loans to the trust. If any amounts are left in the pre-funding account on [________], the holders of the offered certificates will receive those amounts as a principal payment, in accordance with the priorities set forth herein, on the [_________] distribution date.]

[CAPITALIZED INTEREST ACCOUNT

On the closing date, the depositor will deposit into a segregated account maintained with the trustee, referred to in this prospectus supplement as the capitalized interest account, the amount, if any, specified in the pooling and servicing agreement. Funds on deposit in the capitalized interest account may be applied by the trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the trust attributable to the pre-funding feature during the pre-funding period.]

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date); PROVIDED THAT, if such defect would cause the mortgage loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

THE CERTIFICATES

OFFERED CERTIFICATES. The offered certificates will have the characteristics shown in the table above in this prospectus supplement. The pass-through rates on each class of offered certificates (other than the Class X Certificates) are fixed and shown in the table above.

The pass-through rate on the Class X Certificates is variable. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than ____% could result in the failure of these investors to fully recover their investments.

[The Class P Certificates are not entitled to interest payments and their yield is extremely sensitive to the rate of prepayments on the mortgage loans.]

DISTRIBUTIONS ON THE CERTIFICATES

Distributions on the offered certificates will be made from available amounts as described in this prospectus supplement as follows:

                            Priority of Distributions

Priority of                          Senior
Payment                           Certificates
                              interest (pro rata)
                            -------------------------
                                     Senior
                                  Certificates
                                 (other than the
                                  interest only
                                  certificates)
                                    principal
                            -------------------------

                                    Class B-1
                                    interest
                            -------------------------

                                    Class B-1
                                    principal
                            -------------------------

                                    Class B-2
                                    interest
                            -------------------------

                                    Class B-2
                                    principal
                            -------------------------

                                    Class B-3
                                    interest
                            -------------------------

                                    Class B-3
                                    principal
                            -------------------------


INTEREST DISTRIBUTIONS

Distributions on each distribution date will be made to the extent of the Available Distribution Amount.

Distributions in respect of interest will be made (1) on each distribution date to the holders of the Senior Certificates and, on the first distribution date, to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Interest Distribution Amount and (2) on each distribution date to the holders of the Subordinate Certificates, in an aggregate amount equal to the Subordinate Interest Distribution Amount, to the extent of the portion of the Available Distribution Amount remaining after distribution of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

All distributions of interest will be based on a 360 day year consisting of twelve 30 day months. Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of Certificates will be made, to the extent provided in this prospectus supplement, on a pari passu basis, based on the Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of each such class.

Distributions of the Subordinate Interest Distribution Amount on each distribution date will be made first, to the holders of the Class B 1 Certificates, second to the holders of the Class B 2 Certificates, third to the holders of the Class B 3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the Interest Distribution Amount for these Certificates for the distribution date.

PRINCIPAL DISTRIBUTIONS

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

Distributions in respect of principal will be made on each distribution date to the holders of the class or classes of the Class A Certificates then entitled to distributions in respect of principal, and on the first distribution date to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Principal Distribution Amount.

Holders of the Class X Certificates are not entitled to receive any distributions allocable to principal.

The Senior Percentage initially will equal approximately _____%, and will in no event exceed 100%.

PRIORITY OF PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES AND THE RESIDUAL CERTIFICATES

Distributions of the Senior Principal Distribution Amount on the Class A Certificates and the Residual Certificates on each distribution date will be made as follows:

(1) First, concurrently, to the holders of each class of the Residual Certificates on the distribution date in ________ ____, an amount equal to the entire Certificate Principal Balance thereof;

(2) Second, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(3) Third, to the holders of the Class A 1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(4) Fourth, to the holders of the Class A 2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(5) Fifth, to the holders of the Class A 3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(6) Sixth, to the holders of the Class A 4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(7) Seventh, to the holders of the Class A 5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(8) Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

Notwithstanding the foregoing priorities, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, the priority of distributions of principal among the Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding distribution date to holders of the Class A Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof.

PRINCIPAL DISTRIBUTION ON THE SUBORDINATE CERTIFICATES

Holders of each class of Subordinate Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available Distribution Amount remaining after distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount, distributions allocable to principal in reduction of the Certificate Principal Balances.

All mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class B Certificates with the highest payment priority then outstanding and each other class of Class B Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates, respectively, only if the sum of the current percentage interests in the mortgage pool evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage pool evidenced by such class and each class, if any, subordinate thereto.

For purposes of all principal distributions described above and for calculating the Subordinate Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date.

As stated above under "Principal Distributions on the Senior Certificates", for each distribution date occurring prior to the distribution date in ________ ____, the Senior Prepayment Percentage will equal 100%, and until the earlier of such date and the date on which the Class A Certificates are paid in full, no distributions based on principal prepayments or, in some instances, net liquidation proceeds, on the mortgage loans will be distributed to the Subordinate Certificates. Thereafter, unless the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Subordinate Percentage.

Distributions of the Subordinate Principal Distribution Amount on each distribution date will be made as follows: first to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the portion of the Subordinate Principal Distribution Amount payable in respect of each such class of Subordinate Certificates for such distribution date.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

SERVICING FEE

With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [___]% and (b) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected. [The master servicer will pay the trustee fee and the servicing fees from its fee.] The master servicing fee, trustee fee and servicing fee will be paid prior to any distributions on the certificates.



CLASS P AND CLASS X CERTIFICATE RISKS

The Class P Certificates are principal only certificates, and their yield is extremely sensitive to the rate and timing of principal prepayments. A slow prepayment speed will reduce their yield.

The Class X Certificates are interest only certificates, and their yield is extremely sensitive to the rate and timing of principal prepayments. A fast prepayment speed will reduce their yield, and may result in your failure to fully recover your investment.

CREDIT ENHANCEMENT

Credit Enhancement in the form of subordination should reduce delays in distribution and losses on some classes of certificates. The subordination feature will support the classes of certificates in varying degrees.

There are two types of subordination in this transaction:

1. The senior certificates will receive distributions of interest and principal prior to distributions of interest and principal to the subordinate certificates. Also, on each distribution dates each class of subordinate certificates will receive its interest and principal distribution before any other class of subordinate certificates with a higher numerical class designation; and

2. Losses resulting from the liquidation of defaulted mortgage loans (other than any losses from special hazards, mortgagor fraud or mortgagor bankruptcy that are above set limits) will be the following allocated to the subordinate certificates in the following order until their class balance has been reduced to zero:

     o    Class B-6

     o    Class B-5

     o    Class B-4

     o    Class B-3

     o    Class B-2

     o    Class B-1

SEE "DESCRIPTION OF THE CERTIFICATES--PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES" AND "--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

[CROSS-COLLATERALIZATION

[Note: the following would be used if the trust contained two loan groups, and issued separate series for each loan group with common subordinate classes.]

In most cases, distributions of principal and interest to the holders of the senior certificates will be based solely on the payments received or advanced on the related mortgage loans. However, in limited circumstances, principal and interest collected from the Group I or Group II Loans may be used to pay principal or interest, or both, to the Group I or Group II Senior Certificates, as applicable, unrelated to that loan group.

WE REFER YOU TO "DESCRIPTION OF THE CERTIFICATES--CROSS- COLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.]

OPTIONAL TERMINATION

If the aggregate principal balance of the mortgage loans declines below __% of the total pool principal balance as of the cut- off date, then the master servicer may purchase all of the mortgage loans and the related properties in the trust. If the master servicer purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit. All classes of certificates, other than the Class A-R Certificates, will represent regular interests in the real estate mortgage investment conduit. The Class A-R Certificates will represent ownership of the residual interest in the real estate mortgage investment conduit.

ERISA CONSIDERATIONS

All classes of certificates, other than the Class A-R Certificates, may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations. Sales of the Class A-R Certificates to these plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

LEGAL INVESTMENT

When issued, the senior certificates and the Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. The Class B-2 and Class B-3 Certificates will not be "mortgage related securities" for purposes of SMMEA.

RATINGS

The trust will not issue the offered certificates unless they have been assigned the ratings designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

                             TRANSACTION STRUCTURE

                                 [INSERT CHART]

                                  RISK FACTORS

THIS PROSPECTUS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DESCRIBES THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

[APPROPRIATE RISK FACTORS AS NECESSARY. POSSIBLE RISK FACTORS BASED ON THIS FORM INCLUDE THE FOLLOWING:


YOU MAY HAVE TO HOLD YOUR CERTIFICATES TO     [The underwriter intends to make a
MATURITY IF THEIR MARKETABILITY IS LIMITED.   secondary market for the
                                              certificates, but is not obligated
                                              to do so.] There is currently no
                                              secondary market for the offered
                                              certificates. We cannot give you
                                              any assurance that a secondary
                                              market will develop or, if it
                                              develops, that it will continue.
                                              Consequently, you may not be able
                                              to sell your offered certificates
                                              readily or at prices that will
                                              enable you to realize your desired
                                              yield. The market values of the
                                              offered certificates are likely to
                                              fluctuate; these fluctuations may
                                              be significant and could result in
                                              significant losses to you.

                                              The secondary markets for mortgage
                                              backed securities have experienced
                                              periods of illiquidity and can be
                                              expected to do so in the future.
                                              Illiquidity means you may not be
                                              able to find a buyer to buy your
                                              securities readily or at prices
                                              that will enable you to realize a
                                              desired yield. Illiquidity can
                                              have a severely adverse effect on
                                              the prices of securities that are
                                              especially sensitive to
                                              prepayment, credit or interest
                                              rate risk, or that have been
                                              structured to meet the investment
                                              requirements of limited categories
                                              of investors.

THE YIELD ON YOUR CERTIFICATES WILL VARY      The yield to maturity on your
DEPENDING ON THE RATE OR PREPAYMENTS.         certificates will be directly
                                              related to the rate of principal
                                              payments on the mortgage loans,
                                              which will be affected by factors
                                              including:

                                                  o   the amortization schedules
                                                      of the mortgage loans;

                                                  o   the rate of prepayments by
                                                      mortgagors, including
                                                      prepayments resulting from
                                                      refinancing;

                                                  o   liquidations of defaulted
                                                      mortgage loans;

                                                  o   repurchases of mortgage
                                                      loans as a result of
                                                      defective documentation
                                                      and breaches of
                                                      representations and
                                                      warranties; and

                                                  o   the optional purchase of
                                                      the mortgage loans in
                                                      connection with the
                                                      termination of the trust.

                                              The rate of principal payments on
                                              pools of mortgage loans is
                                              influenced by a variety of
                                              economic, geographic, social and
                                              other factors. For example, if
                                              currently offered mortgage rates
                                              for similar mortgage loans fall
                                              below the mortgage rates on the
                                              mortgage loans, the prepayment
                                              rate should increase. On the other
                                              hand, if currently offered
                                              mortgage rates rise above the
                                              mortgage rates on the mortgage
                                              loans, the prepayment rate should
                                              decrease.

IF THE RATE OF PREPAYMENTS ON THE             We cannot predict the rate at
MORTGAGE LOANS IS DIFFERENT THAN              which mortgagors will repay their
EXPECTED, YOUR YIELD MAY BE                   mortgage loans. Please consider
CONSIDERABLY LOWER THAN ANTICIPATED.          the following:

                                                  o   If you are purchasing a
                                                      certificate at a discount,
                                                      your yield may be lower
                                                      than anticipated if
                                                      principal payments on the
                                                      mortgage loans occur at a
                                                      slower rate than you
                                                      expected.

                                                  o   If you are purchasing a
                                                      certificate at a premium,
                                                      your yield may be lower
                                                      than anticipated if
                                                      principal payments on the
                                                      mortgage loans occur at a
                                                      faster rate than you
                                                      expected.

                                                  o   Certificates that receive
                                                      only payments of interest
                                                      are especially sensitive
                                                      to variations in the rate
                                                      of prepayments. If the
                                                      rate of prepayments on the
                                                      mortgage loans is faster
                                                      than you expected, your
                                                      yield will be lower than
                                                      anticipated and you may
                                                      not fully recoup your
                                                      initial investment.

                                                  o   Certificates that receive
                                                      only payments of interest
                                                      are especially sensitive
                                                      to variations in the rate
                                                      of prepayments. If the
                                                      rate of prepayments on the
                                                      related mortgage loans is
                                                      faster than expected, your
                                                      yield will be lower than
                                                      anticipated and you may
                                                      not fully recoup your
                                                      initial investment.

                                                  o   Certificates that receive
                                                      only payments of principal
                                                      are especially sensitive
                                                      to variations in the rate
                                                      of prepayments. If the
                                                      rate of prepayments on the
                                                      related mortgage loans is
                                                      slower than you expected,
                                                      your yield will be lower
                                                      than anticipated and you
                                                      may not fully recoup you
                                                      initial investment.

                                                  o   The earlier a payment of
                                                      principal occurs, the
                                                      greater the impact on your
                                                      yield. For example, if you
                                                      purchase a certificate at
                                                      a premium, although the
                                                      average rate of principal
                                                      payments is consistent
                                                      with your expectations, if
                                                      the rate of principal
                                                      payments occurs initially
                                                      at a rate higher than
                                                      expected, which would
                                                      adversely impact your
                                                      yield, a subsequent
                                                      reduction in the rate of
                                                      principal payments will
                                                      not offset any adverse
                                                      yield effect.

                                              SEE "YIELD, PREPAYMENT AND
                                              MATURITY CONSIDERATIONS" IN THIS
                                              PROSPECTUS SUPPLEMENT FOR MORE
                                              DETAIL.

THE VALUE OF YOUR CERTIFICATES MAY BE         If the performance of the mortgage
REDUCED IF LOSSES ARE HIGHER THAN             loans is substantially worse than
EXPECTED.                                     assumed by the rating agencies,
                                              the ratings of any class of the
                                              certificates may be lowered in the
                                              future. This would probably reduce
                                              the value of those certificates.
                                              [Neither the depositor, the master
                                              servicer nor any other entity will
                                              have any obligation to supplement
                                              any credit enhancement, or to take
                                              any other action to maintain any
                                              rating of the certificates.]

[TO BE INCLUDED IF COOP CONCENTRATION         Approximately [__]% of the
IS GREATER THAN 10%]                          mortgage loans (by aggregate
                                              outstanding principal balance as
                                              of the cut-off date) are
                                              cooperative mortgage loans.
                                              Cooperative mortgage loans may
                                              present additional risks:


THE RETURN ON YOUR CERTIFICATES MAY BE            o   In the context of
PARTICULARLY SENSITIVE TO THE                         foreclosure following a
CONCENTRATION OF COOPERATIVE MORTGAGE                 default by the borrower,
LOANS IN THE MORTGAGE POOL.                           in order to complete
                                                      foreclosure, the servicer
                                                      in most cases must obtain
                                                      the approval or consent of
                                                      the board of directors of
                                                      the cooperative before
                                                      transferring the
                                                      collateral for the
                                                      cooperative mortgage loan.
                                                      This may limit the ability
                                                      of the servicer to sell
                                                      and realize on the value
                                                      of the collateral.

                                                  o   If the servicer forecloses
                                                      on a cooperative mortgage
                                                      loan, the cooperative will
                                                      recognize a lender's lien
                                                      against proceeds from the
                                                      sale of the shares and the
                                                      proprietary lease or
                                                      occupancy agreement
                                                      allocated to the dwelling,
                                                      subject, however, to the
                                                      cooperative's rights to
                                                      sums due under the
                                                      proprietary lease or
                                                      occupancy agreement which
                                                      have become liens on the
                                                      shares relating to the
                                                      proprietary lease or
                                                      occupancy agreement. This
                                                      could reduce the amount
                                                      realized upon a sale of
                                                      the collateral below the
                                                      outstanding principal
                                                      balance of the cooperative
                                                      mortgage loan.

                                                  o   The interest of the
                                                      occupant under proprietary
                                                      leases or occupancy
                                                      agreements as to which the
                                                      cooperative is the
                                                      landlord is usually
                                                      subordinate to the
                                                      interest of the holder of
                                                      an underlying mortgage on
                                                      the cooperative. If the
                                                      cooperative is unable to
                                                      meet its payment
                                                      obligations arising under
                                                      an underlying mortgage,
                                                      the mortgagee holding the
                                                      underlying mortgage could
                                                      foreclose on that mortgage
                                                      and terminate all
                                                      subordinate proprietary
                                                      leases and occupancy
                                                      agreements. In addition,
                                                      an underlying mortgage on
                                                      a cooperative may provide
                                                      financing in the form of a
                                                      mortgage that does not
                                                      fully amortize, with a
                                                      significant portion of
                                                      principal due in one final
                                                      payment at maturity. The
                                                      inability of the
                                                      cooperative to refinance a
                                                      mortgage and its
                                                      consequent inability to
                                                      make the final payment
                                                      could lead to foreclosure
                                                      by the mortgagee. In
                                                      either case, foreclosure
                                                      by the holder of an
                                                      underlying mortgage could
                                                      eliminate or significantly
                                                      diminish the value of any
                                                      collateral held by the
                                                      lender who financed the
                                                      purchase by an individual
                                                      tenant-stockholder of
                                                      shares of the cooperative,
                                                      or in the case of the
                                                      mortgage loans, the
                                                      collateral securing the
                                                      cooperative mortgage
                                                      loans.

                                                  o   Because of the nature of
                                                      cooperative mortgage
                                                      loans, lenders do not
                                                      require the
                                                      tenant-stockholder to
                                                      obtain title insurance of
                                                      any type. Consequently,
                                                      the existence of any prior
                                                      liens or other
                                                      imperfections of title
                                                      affecting the
                                                      cooperative's building or
                                                      real estate may adversely
                                                      affect the marketability
                                                      of the shares allocated to
                                                      the dwelling unit in the
                                                      event of foreclosure.

                                                  o   The value of an individual
                                                      dwelling in a cooperative
                                                      may be adversely affected
                                                      by changes in debt-levels
                                                      relating to the
                                                      cooperative as well as
                                                      management issues relating
                                                      to the cooperative.

                                              For additional information
                                              relating to the cooperative
                                              mortgage loans, see "Legal Aspects
                                              of the Mortgage Loans--Cooperative
                                              Mortgage Loans," "--Tax Aspects of
                                              Cooperative Ownership" and
                                              "--Foreclosure on Shares of
                                              Cooperatives" in the prospectus.

[TO BE INCLUDED IF VOI LOAN                   Approximately [__]% of the
CONCENTRATION IS GREATER THAN 10%]            mortgage loans (by aggregate
                                              outstanding principal balance as
                                              of the cut-off date) are VOI
                                              loans. VOI loans may present
                                              additional risks:

THE RETURN ON YOUR CERTIFICATES MAY BE            o   The value of the timeshare
PARTICULARLY SENSITIVE TO THE                         properties securing any
CONCENTRATION OF VOI LOANS IN THE                     VOI loans is substantially
MORTGAGE POOL.                                        dependent on the
                                                      management of the resort
                                                      in which they are located.
                                                      While obligors are
                                                      required to make payments
                                                      under their respective VOI
                                                      loans irrespective of any
                                                      defect in, damage to or
                                                      change in conditions (such
                                                      as poor management, faulty
                                                      construction or physical,
                                                      social or environmental
                                                      conditions) relating to
                                                      its related timeshare
                                                      property or related
                                                      amenities, any such
                                                      defect, damage or change
                                                      in condition could result
                                                      in delays in payment or
                                                      defaults by obligors whose
                                                      timeshare properties are
                                                      affected. In addition, any
                                                      such defect, damage or
                                                      change in conditions may
                                                      make it more difficult to
                                                      resell the timeshare
                                                      property in foreclosure or
                                                      otherwise.

                                                  o   Many purchasers of
                                                      timeshare properties hold
                                                      the properties as second
                                                      homes or as a means of
                                                      securing access to golf
                                                      courses, marinas and other
                                                      recreational facilities.
                                                      It can reasonably be
                                                      anticipated that in less
                                                      favorable economic
                                                      environments, obligors on
                                                      VOI loans may pay other
                                                      expenses (such as a
                                                      mortgage loan on a primary
                                                      residence) in preference
                                                      to making payments on a
                                                      VOI loan. As a result, any
                                                      worsening of economic
                                                      conditions generally may
                                                      result in an increase in
                                                      defaults and delinquencies
                                                      of VOI loans and the
                                                      default risk associated
                                                      with VOI loans may not be
                                                      comparable to the default
                                                      risk experienced on other
                                                      types of loans, including,
                                                      for example, single family
                                                      mortgages.

                                                  o   The timeshare properties
                                                      securing the VOI loans may
                                                      or may not constitute an
                                                      interest in real property
                                                      under applicable law. In
                                                      the event of default on a
                                                      VOI loan, the value of the
                                                      collateral relative to the
                                                      amount owed under the loan
                                                      may be relatively low, and
                                                      therefore the loss
                                                      severity may be relatively
                                                      high, as compared to prime
                                                      quality single family
                                                      mortgage loans.

                                                  o   If an obligor under an
                                                      existing VOI loan upgrades
                                                      from his or her existing
                                                      timeshare property to a
                                                      different timeshare
                                                      property, the VOI loan
                                                      underlying the original
                                                      timeshare property will be
                                                      prepaid and a new VOI loan
                                                      originated. The new VOI
                                                      loan will not be part of
                                                      the mortgage pool. This
                                                      types of upgrade will have
                                                      the same effect on the
                                                      offered certificates as a
                                                      prepayment in whole on a
                                                      mortgage loan.

                                              For additional information
                                              relating to the VOI loans, see
                                              "The Mortgage Pools--The Mortgage
                                              Loans--VOI Loans" and "Yield
                                              Considerations" in the prospectus.

[LOSSES ON THE MORTGAGE LOANS IN LOAN         The subordination will cover
GROUP I AND LOAN GROUP II MAY REDUCE          mortgage loans in Loan Group I and
THE YIELD ON GROUP I OR GROUP II SENIOR       Loan Group II. Therefore, if
CERTIFICATES, AS APPLICABLE, UNRELATED        mortgage loans in either of these
THAT LOAN GROUP.                              loan groups suffer a high level of
                                              these losses, it will reduce the
                                              available coverage for
                                              certificates related to both Loan
                                              Group I and Loan Group II.

                                              Investors in these senior
                                              certificates should also be aware
                                              that because the subordinate
                                              certificates represent interest in
                                              both Loan Group I and Loan Group
                                              II, the class balance of the
                                              subordinate certificates could be
                                              reduced to zero as a result of
                                              realized losses on the mortgage
                                              loans in either of these loan
                                              groups. Therefore, the allocation
                                              of realized losses on the mortgage
                                              loans in either of these loan
                                              groups to the subordinate
                                              certificates will reduce the
                                              subordination provided by the
                                              subordinate certificates to Group
                                              I and Group II senior
                                              certificates, including the senior
                                              certificates related to a loan
                                              group which did not suffer any
                                              losses. This will increase the
                                              likelihood that future realized
                                              losses may be allocated to the
                                              senior certificates related to the
                                              other loan group.]

THE YIELD ON YOUR CERTIFICATES WILL BE        The offered certificates of each
AFFECTED BY THE SPECIFIC TERMS THAT           class have different yield
APPLY TO THAT CLASS, DISCUSSED BELOW.         considerations and different
                                              sensitivities to the rate and
                                              timing of principal distributions.
                                              The following is a discussion of
                                              yield considerations and
                                              prepayment sensitivities of each
                                              class.

CLASS A CERTIFICATES-- SEQUENTIAL PAY         The Class A Certificates have
                                              different priorities for payment
                                              of principal. Those classes of
                                              Class A Certificates with a later
                                              priority of payment will be more
                                              likely to be affected by losses on
                                              the mortgage loans not covered by
                                              the credit enhancement.

                                              SEE "DESCRIPTION OF THE
                                              CERTIFICATES-"DISTRIBUTIONS IN
                                              THIS PROSPECTUS SUPPLEMENT.

[CLASS A-2 CERTIFICATES                           o   Because the Class A-2
                                                      Certificates are not
--ACCRUAL                                             entitled to receive any
                                                      distributions of interest
                                                      for some period of time,
                                                      these certificates will
                                                      likely experience
                                                      significant price and
                                                      yield volatility.
                                                      Investors should consider
                                                      whether this volatility is
                                                      suitable to their
                                                      investment needs.]

[CLASS A-3 CERTIFICATES                           o   It is not expected that
                                                      the Class A-3 Certificates
--LOCKOUT                                             will receive any
                                                      distributions of principal
                                                      until the distribution
                                                      date in ____________.
                                                      Until the distribution
                                                      date in ____________, the
                                                      Class A-3 Certificates may
                                                      receive a portion of
                                                      principal prepayments that
                                                      is smaller than its
                                                      proportionate share of
                                                      principal prepayments.]

                                              [Note: The following paragraphs
                                              show sample risk factor disclosure
                                              for types of Class A Certificates
                                              included in the base but not in
                                              this form of supplement.]

[CLASS [A-__] CERTIFICATES                    Based on the structuring
                                              assumptions, the Class [A-__]
--PAC                                         Certificates are structured so
                                              that principal payments will be
                                              made in accordance with the table
                                              in this prospectus supplement, but
                                              only if the mortgage loans prepay
                                              at a constant rate between __% SPA
                                              and __% SPA. If prepayments occur
                                              at a rate below that range,
                                              distribution of principal on the
                                              Class [A-__] Certificates may not
                                              be enough to pay to the amount in
                                              the table, and the weighted
                                              average life of the Class [A-__]
                                              Certificates will be extended. On
                                              the other hand, if prepayments
                                              occur at a rate above that range,
                                              and if the principal balance of
                                              some other classes of certificates
                                              are reduced to zero, the principal
                                              balance on the Class [A-__]
                                              Certificates may be reduced below
                                              the amount in the table, and the
                                              weighted average life of the Class
                                              [A-__] Certificates will be
                                              reduced.]

[CLASS [A-__] CERTIFICATES                    Based on the structuring
                                              assumptions, the Class [A-__]
--TAC                                         Certificates are structured so
                                              that principal payments will be
                                              made in accordance with the table
                                              in this prospectus supplement, but
                                              only if the mortgage loans prepay
                                              at a constant rate of __% SPA. If
                                              prepayments occur at a rate slower
                                              than that rate, distribution of
                                              principal on the Class [A-__]
                                              Certificates may not be enough to
                                              pay to the amount in the table,
                                              and the weighted average life of
                                              the Class [A- __] Certificates
                                              will be extended. On the other
                                              hand, if prepayments occur at a
                                              rate faster than that rate, and if
                                              the principal balance of some
                                              other classes of certificates are
                                              reduced to zero, the principal
                                              balance on the Class [A-__]
                                              Certificates may be reduced below
                                              the amount in the table, and the
                                              weighted average life of the Class
                                              [A-__] Certificates will be
                                              reduced.]

[CLASS [A-F] CERTIFICATES AND                 The interest rate on the Class A-F
                                              Certificates will vary with LIBOR.
CLASS [A-IF] CERTIFICATES                     THE INTEREST RATE ON THE CLASS
                                              [A-IF] CERTIFICATES WILL VARY
--FLOATING RATE                               INVERSELY WITH A MULTIPLE OF
                                              LIBOR. Therefore, the yield to
--INVERSE FLOATING RATE                       investors on the Class [A-IF]
                                              Certificates will be sensitive,
                                              and the Class [A-IF] Certificates
                                              will be extremely sensitive, to
                                              fluctuations of LIBOR.]

[CLASS [-__] CERTIFICATES                         o   The Class [A-__]
                                                      Certificates may receive
-- COMPANION                                          small or large
                                                      distributions of principal
                                                      on each distribution date
                                                      to the extent necessary to
                                                      stabilize principal
                                                      distributions on the [PAC
                                                      and TAC] Certificates and
                                                      Class A-2 Certificates.
                                                      Due to the companion
                                                      nature of the Class [A-__]
                                                      Certificates, these
                                                      certificates will likely
                                                      experience price and yield
                                                      volatility and these
                                                      certificates would not be
                                                      an appropriate investment
                                                      for any investor requiring
                                                      a distribution of a
                                                      particular amount of
                                                      principal or interest on a
                                                      specific date or dates.
                                                      Investors should consider
                                                      whether this volatility is
                                                      suitable to their
                                                      investment needs.

                                                  o   Investors in the Class
                                                      A-[__] Certificates should
                                                      be aware that those
                                                      certificates have a later
                                                      priority of payment of
                                                      principal in relation to
                                                      some of the other classes
                                                      of Class A Certificates.
                                                      Therefore, these
                                                      certificates are
                                                      particularly sensitive to
                                                      the rate and timing of
                                                      principal prepayments.]

CLASS P CERTIFICATES                              o   The Class P Certificates
                                                      will receive a portion of
--PRINCIPAL ONLY                                      the principal payments
                                                      ONLY on the mortgage loans
                                                      that have net mortgage
                                                      rates lower than ____%.
                                                      Therefore, the yield on
                                                      the Class P Certificates
                                                      is extremely sensitive to
                                                      the rate and timing of
                                                      principal prepayments and
                                                      defaults on the mortgage
                                                      loans that have net
                                                      mortgage rates lower than
                                                      ____%.

                                                  o   If you invest in the Class
                                                      P Certificates, you should
                                                      be aware that mortgage
                                                      loans with lower mortgage
                                                      rates are less likely to
                                                      be prepaid than mortgage
                                                      loans with higher mortgage
                                                      rates. If prepayments of
                                                      principal on the mortgage
                                                      loans that have net
                                                      mortgage rates lower than
                                                      ____% occur at a rate
                                                      slower than you assumed at
                                                      the time of purchase, your
                                                      yield will be less than
                                                      expected.

CLASS X CERTIFICATES                              o   The Class X Certificates
                                                      will receive a portion of
--INTEREST ONLY                                       the interest payments ONLY
                                                      from mortgage loans that
                                                      have net mortgage rates
                                                      higher than ____%.
                                                      Therefore, the yield on
                                                      the Class X Certificates
                                                      will be extremely
                                                      sensitive to the rate and
                                                      timing of principal
                                                      prepayments and defaults
                                                      on the mortgage loans that
                                                      have net mortgage rates
                                                      higher than ____%.

                                                  o   If you invest in the Class
                                                      X Certificates, you should
                                                      be aware that mortgage
                                                      loans with higher mortgage
                                                      rates are more likely to
                                                      be prepaid than mortgage
                                                      loans with lower mortgage
                                                      rates. If the mortgage
                                                      loans that have net
                                                      mortgage rates higher than
                                                      ____% are prepaid at a
                                                      rate faster than you
                                                      assumed at the time of
                                                      purchase, the yield in the
                                                      Class X Certificates will
                                                      be adversely affected. You
                                                      should fully consider the
                                                      risk that a rapid rate of
                                                      prepayments on the
                                                      mortgage loans that have
                                                      net mortgage rates higher
                                                      than ____% could result in
                                                      your failure to fully
                                                      recover your investments.

SUBORDINATE CERTIFICATES                      Before purchasing subordinate
                                              certificates, you should consider
                                              the following factors that may
                                              negatively impact your yield:

                                                  o   The subordinate
                                                      certificates are not
                                                      entitled to a
                                                      proportionate share of
                                                      principal prepayments on
                                                      the mortgage loans until
                                                      the beginning of the _____
                                                      year after the closing
                                                      date. In addition, if
                                                      losses on the mortgage
                                                      loans exceed stated
                                                      levels, classes of
                                                      subordinate certificates
                                                      with higher numerical
                                                      class designations will
                                                      not receive a principal
                                                      distribution.

                                                  o   Losses resulting from the
                                                      liquidation of defaulted
                                                      mortgage loans, other than
                                                      excess losses resulting
                                                      from special hazards,
                                                      mortgagor fraud or
                                                      mortgagor bankruptcy, will
                                                      be allocated to the
                                                      subordinate certificates
                                                      in reverse order of
                                                      numerical class
                                                      designation, until the
                                                      class balance has been
                                                      reduced to zero. A loss
                                                      allocation results in a
                                                      reduction in a class
                                                      balance without a
                                                      corresponding distribution
                                                      of cash to the holder.
                                                      Also, the lower class
                                                      balance will result in
                                                      less interest accruing on
                                                      the certificate.

                                                  o   The earlier in the
                                                      transaction that a loss on
                                                      a mortgage loan occurs,
                                                      the greater the reduction
                                                      in yield.

                                                  o   These risks are more
                                                      severe for the classes of
                                                      subordinate certificates
                                                      with higher numerical
                                                      class designations.

                                              SEE "DESCRIPTION OF THE
                                              CERTIFICATES" AND "YIELD,
                                              PREPAYMENT AND MATURITY
                                              CONSIDERATIONS" IN THIS PROSPECTUS
                                              SUPPLEMENT FOR MORE DETAIL.

[GEOGRAPHIC CONCENTRATION                     Approximately ___% of the mortgage
                                              loans, by principal balance as of
                                              _____ __, ____, are secured by
                                              properties located in California.
                                              If the California residential real
                                              estate market should experience an
                                              overall decline in property values
                                              after the dates of origination of
                                              the mortgage loans, the rates of
                                              delinquency, foreclosure,
                                              bankruptcy and loss on the
                                              mortgage loans may increase, as
                                              compared to those rates in a
                                              stable or improving real estate
                                              market. Also, California is more
                                              susceptible to various types of
                                              uninsurable hazards, such as
                                              earthquakes, brush fires, floods,
                                              mudslides and other natural
                                              disasters. If these occur, the
                                              rates of delinquency, foreclosure,
                                              bankruptcy and loss on the
                                              mortgage loans may increase.]

CONSEQUENCES OF OWNING BOOK- ENTRY            LIMIT ON LIQUIDITY OF
CERTIFICATES                                  CERTIFICATES. Issuance of the
                                              offered certificates in book-entry
                                              form may reduce the liquidity of
                                              such certificates in the secondary
                                              trading market since investors may
                                              be unwilling to purchase
                                              certificates for which they cannot
                                              obtain physical certificates.

                                              LIMIT ON ABILITY TO TRANSFER OR
                                              PLEDGE. Since transactions in the
                                              book-entry certificates can be
                                              effected only through DTC,
                                              participating organizations,
                                              indirect participants and certain
                                              banks, your ability to transfer or
                                              pledge a book-entry certificate to
                                              persons or entities that do not
                                              participate in the DTC system or
                                              otherwise to take actions in
                                              respect of such certificates, may
                                              be limited due to lack of a
                                              physical certificate representing
                                              the book- entry certificates.

                                              DELAYS IN DISTRIBUTION. You may
                                              experience some delay in the
                                              receipt of distributions on the
                                              book-entry certificates since the
                                              distributions will be forwarded by
                                              the trustee to DTC for DTC to
                                              credit the accounts of its
                                              participants which will thereafter
                                              credit them to your account either
                                              directly or indirectly through
                                              indirect participants, as
                                              applicable.

                                              We refer you to "Description of
                                              the Certificates--DTC Registered
                                              Certificates" in this prospectus
                                              supplement for more detail.

FICO SCORES MENTIONED IN THIS                 Investors should be aware that
PROSPECTUS SUPPLEMENT ARE NOT AN              FICO scores are based on past
INDICATOR OF FUTURE PERFORMANCE OF            payment history of the borrower.
BORROWERS                                     Investors should not rely on FICO
                                              scores as an indicator of future
                                              borrower performance. See "Loan
                                              PROGRAM -- FICO SCORES" in the
                                              prospectus.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o this prospectus supplement, which describes the specific terms of your series of certificates.

                                  INTRODUCTION

     The depositor will establish a trust for Series ____-__ on the closing date, under a pooling and servicing agreement among the depositor, the master servicer and the trustee, dated as of the cut- off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans, that in the aggregate, will constitute a mortgage pool, secured by one- to four-family residential properties with terms to maturity of not more than thirty years.

     Some capitalized terms used in this prospectus supplement will have meanings given below under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                                THE MORTGAGE POOL

     The depositor will acquire _____ mortgage loans with an aggregate Stated Principal Balance as of the cut-off date of $__________, from the sponsor under the mortgage loan purchase agreement dated as of ______, __ ----.

     Under the pooling and servicing agreement dated as of _____ 1, ____ among the depositor, the trustee and the master servicer, the depositor will assign the mortgage loans and the depositor's rights under the mortgage loan purchase agreement to the Trustee for the benefit of the holders of the certificates.

     Under the mortgage loan purchase agreement, the sponsor will make representations and warranties relating to the characteristics of the applicable mortgage loans, as further described in the prospectus under "The Mortgage Pools--Representations by Sellers." These representations and warranties relating to the mortgage loans will be made by the sponsor as of the closing date and will be assigned to the trust. In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the sponsor will be obligated to do one of the following:

     o    cure that breach,

     o repurchase that mortgage loan at an amount equal to the sum of the unpaid principal balance of the mortgage loan on the date of that repurchase, and accrued interest on that mortgage loan at the applicable net rate from the date through which interest was last paid by the mortgagor to the date of the purchase, or

     o    substitute a replacement mortgage loan for that mortgage loan.

However, this substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the real estate mortgage investment conduit, or REMIC, or result in a prohibited transaction under the Internal Revenue Code. The depositor will make no representations or warranties for the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The sponsor is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as sponsor other than the cure, repurchase or substitution obligations described above. The obligations of the master servicer for to the certificates is limited to its contractual servicing obligations under the pooling and servicing agreement.

     Information relating to the mortgage loans to be included in the mortgage pool is presented in this section. Prior to the closing date, mortgage loans may be removed from the mortgage loans to be included in the mortgage pool and other mortgage loans may be substituted for those mortgage loans. The depositor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as presently constituted is representative of the characteristics of the these mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary. Information presented below expressed as a percentage, other than rates of interest, are approximate percentages based on the Stated Principal Balances of the mortgage loans as of the cut-off date, unless otherwise indicated.

     As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans is expected to be approximately $__________. The mortgage loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the mortgage loans provide for payments due on the first day of each month. The mortgage loans to be included in the mortgage pool were originated or acquired by the sponsor in the normal course of its business and in accordance with the underwriting criteria specified in this prospectus supplement. At origination, the mortgage loans had stated terms to maturity which ranged from ___ to ___ years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates of those mortgage loans will not affect the amortization schedule or the relative application of those payments to principal and interest. [Each mortgage loan is prepayable at anytime without penalty.]

     Each mortgage loan was originated on or after __________________.

     The latest stated maturity date of any mortgage loan is __________, and the earliest stated maturity date of any mortgage loan is __________.

     [No mortgage loan will be more than 30 days delinquent as of the Cut-off Date and no mortgage loan has been 30 or more days delinquent since origination. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.]

     [No mortgage loan is subject to a buydown agreement. No mortgage loan provides for deferred interest or negative amortization.]

     All of the mortgage loans as of the cut-off date had an LTV ratio at origination of 95% or less. Except for ___ mortgage loans, representing approximately ____% of the principal balance as of the cutoff date, each mortgage loan with a LTV ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac, or any nationally recognized statistical rating organization. This primary mortgage guaranty insurance policy will provide coverage of a portion of the original principal balance of the related mortgage loan equal to the product of the original principal balance of the related mortgage loan and a fraction. The numerator of the fraction is the excess of the original principal balance of the related mortgage loan over 75% of the lesser of the appraised value and selling price of the related mortgaged property and the denominator is the original principal balance of the related mortgage loan, plus accrued interest on the mortgage loans and related foreclosure expenses. This primary mortgage guaranty insurance policy will not be required for any of these mortgage loans after the date that the related LTV ratio is 80% or less or, based on a new appraisal, the principal balance of that mortgage loan represents 80% or less of the new appraised value. See "-- Underwriting Standards" in this prospectus supplement.

     The LTV ratio of a mortgage loan at any given time is a fraction, expressed as a percentage. The numerator is the principal balance of the related mortgage loan at the date of determination. The denominator is the appraised value, as described in "The Mortgage Pools--The Mortgage Loans" of the prospectus. No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

     The following information shows in tabular format some information, as of the cut-off date, about the mortgage loans. Except for rates of interest, percentages, which are approximate, are stated by principal balance of the mortgage loans as of the cut-off date and have been rounded in order to total 100%.


                                           ORIGINAL LOAN-TO-VALUE RATIOS

      ORIGINAL LOAN-TO-VALUE    NUMBER OF MORTGAGE LOANS       AGGREGATE PRINCIPAL       PERCENT OF MORTGAGE
            RATIOS (%)                                         BALANCE OUTSTANDING              POOL



     Total..................

---------------------
The weighted average original LTV ratio of the mortgage loans is expected to be approximately ____%.

                                     CURRENT MORTGAGE LOAN PRINCIPAL BALANCES

      CURRENT MORTGAGE LOAN     NUMBER OF MORTGAGE LOANS       AGGREGATE PRINCIPAL       PERCENT OF MORTGAGE
        PRINCIPAL BALANCES                                     BALANCE OUTSTANDING              POOL



     Total..................

---------------------
As of the cut-off date, the average current mortgage loan principal balance is expected to be approximately $_____________.

                                                  MORTGAGE RATES

        MORTGAGE RATES (%)      NUMBER OF MORTGAGE LOANS       AGGREGATE PRINCIPAL       PERCENT OF MORTGAGE
                                                               BALANCE OUTSTANDING              POOL



     Total..................

---------------------
As of the cut-off date, the average current mortgage rate of the mortgage loans is expected to be approximately ____%.

                                                  OCCUPANCY TYPES

          OCCUPANCY TYPE        NUMBER OF MORTGAGE LOANS       AGGREGATE PRINCIPAL       PERCENT OF MORTGAGE
                                                               BALANCE OUTSTANDING              POOL



     Total..................

---------------------
Based on representations of the related mortgagors at the time of origination.


                                            ORIGINAL TERMS TO MATURITY

         ORIGINAL TERM TO       NUMBER OF MORTGAGE LOANS       AGGREGATE PRINCIPAL       PERCENT OF MORTGAGE
             MATURITY                                          BALANCE OUTSTANDING              POOL



     Total..................

---------------------
As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans is expected to be approximately _____ months.

                                    STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

              STATE             NUMBER OF MORTGAGE LOANS       AGGREGATE PRINCIPAL       PERCENT OF MORTGAGE
                                                               BALANCE OUTSTANDING              POOL



     Total..................

--------------------
Other includes ____ other states and the District of Columbia with under ___% concentrations individually. No more than approximately ___% of the mortgage loans will be secured by mortgaged properties located in any one postal zip code area.

                                             PURPOSE OF MORTGAGE LOANS

           LOAN PURPOSE         NUMBER OF MORTGAGE LOANS       AGGREGATE PRINCIPAL       PERCENT OF MORTGAGE
                                                               BALANCE OUTSTANDING              POOL
     Rate/Term Refinance....
     Purchase...............
     Cash-out Refinance.....
     Total..................


                                     DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS

         TYPE OF PROGRAM        NUMBER OF MORTGAGE LOANS       AGGREGATE PRINCIPAL       PERCENT OF MORTGAGE
                                                               BALANCE OUTSTANDING              POOL
     Full or Alternative....
     Reduced(Limited).......
     Total..................


                                           TYPES OF MORTGAGED PROPERTIES

          PROPERTY TYPE         NUMBER OF MORTGAGE LOANS       AGGREGATE PRINCIPAL       PERCENT OF MORTGAGE
                                                               BALANCE OUTSTANDING              POOL
     Single Family..........
     PUD....................
     Condominium............
     Duplex.................
     Total..................



[PRE-FUNDING AND CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         On the closing date the excess of the aggregate Certificate Principal Balance of the certificates over the aggregate Stated Principal Balance of the initial mortgage loans as of the cut-off date, which amount is not expected to exceed approximately $[less than 25% of aggregate Stated Principal Balance of initial mortgage loans], will be deposited in a pre-funding account (the "Pre-Funding Account") established and maintained by the trustee on behalf of the certificateholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the depositor, and will not be available for payments on the certificates. During the period from the closing date to [within 90 days of closing date] (the "Funding Period"), the depositor is expected to purchase mortgage loans ("Subsequent Mortgage Loans") from the sponsor, using funds on deposit in the Pre-Funding Account, and sell such Subsequent Mortgage Loans to the trust for inclusion in the mortgage pool. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the aggregate Stated Principal Balance of the mortgage loans.

         The aggregate characteristics of the mortgage loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the trust to purchase Subsequent Mortgage Loans during the Funding Period is subject to the following requirements:

         o such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of its cut-off date;

         o such Subsequent Mortgage Loan may not have a final maturity date later than [________];

         o the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

         o such Subsequent Mortgage Loan will not have a Net Mortgage Rate less than [___]% per annum;


         o such Subsequent Mortgage Loan will not have an LTV ratio greater than 100.00%;

         o such Subsequent Mortgage Loan will not have a principal balance greater than $[_____];

         o        such Subsequent Mortgage Loan will be secured by a first lien;
                  and

         o such Subsequent Mortgage Loan will be otherwise acceptable to the rating agencies.

         Following the purchase of such Subsequent Mortgage Loans by the trust, the mortgage loans, including the Subsequent Mortgage Loans, will have the following characteristics (based on the initial mortgage loans as of the cut-off date and the Subsequent Mortgage Loans as of the date of their transfer to the trust):

         o a weighted average mortgage rate of at least [_____]% per annum;

         o a weighted average remaining term to stated maturity of less than [____] months;

         o        a weighted average LTV ratio of not more than [_____]%;

         o        a weighted average credit score of at least [___];

         o no more than [_____]% of the mortgage loans by aggregate principal balance will be balloon loans;

         o no more than [_____]% of the mortgage loans by aggregate principal balance will be concentrated in one state; and

         o no more than [____]% of the mortgage loans by aggregate principal balance will relate to non-owner occupied properties.]

                            STATIC POOL INFORMATION

     Static pool information material to this offering may be found at
__________________________.

     Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

               THE SPONSOR, THE ORIGINATOR AND THE MASTER SERVICER

     PHH Mortgage Corporation, a New Jersey corporation, is the sponsor, the originator and the master servicer.

     PHH Mortgage has been an originator of mortgage loans since 1978 and has originated fixed-rate mortgage loans since 1978. The following table describes the size and composition of PHH Mortgage's total residential mortgage loan production as of the dates indicated.

                                                SEPTEMBER 30, 2005

                                                       TOTAL PORTFOLIO OF
       LOAN TYPE                            NUMBER            LOANS
       Conventional(1).................     139,973      $     32,283
       Government(2)...................       4,390               610
       Home Equity Lines of Credit.....      31,692             3,602
                                           --------      ------------
       Total Residential Mortgage Loans     176,055      $     36,495
                                           ========      ============
------------

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)  Includes FHA and VA Loans


     PHH Mortgage has been publicly securitizing prime fixed-rate residential mortgage loans since 2002 and began securitization residential mortgage loans privately in 1995. The following table describes the size of PHH Mortgage's total portfolio of assets it has publicly securitized as of the dates indicated.

                               DECEMBER 31, 2005
                          ---------------------------
                                     TOTAL PORTFOLIO
                           NUMBER        OF LOANS
                          --------  -----------------
                            1,398     $756,055,254

     PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size and composition of PHH Mortgage's total residential mortgage loan servicing portfolio as of the dates indicated.

                                                SEPTEMBER 30, 2005

                                                       TOTAL PORTFOLIO OF
       LOAN TYPE                            NUMBER            LOANS
       Conventional(1).................     801,315      $    135,713
       Government(2)...................      67,792             6,954
       Home Equity Lines of Credit.....      96,818             4,246
                                           --------      ------------
       Total Residential Mortgage Loans     965,925      $    146,913
                                           ========      ============
------------

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

         RECENT DEVELOPMENTS

         8-K FILING OF MARCH 1, 2006. In a Form 8-K that it filed with the Securities and Exchange Commission ("SEC") on March 1, 2006, PHH Corporation ("PHH") reported that, it issued a press release indicating that it does not expect to meet the March 16, 2006 deadline to file its Annual Report on Form 10-K for the year ended December 31, 2005 ("Form 10-K") because it has not yet finalized its financial statements for the fourth quarter and fiscal year 2005 and PHH's independent auditors have not yet completed their audit of PHH's 2005 financial statements. In that press release, PHH stated that it is working diligently to complete the Form 10-K but is unable to provide an expected date for the filing of the Form 10-K.

         As previously reported in its filings with the SEC, on February 1, 2005, PHH began operating as an independent, publicly-traded company pursuant to a spin-off ("Spin-Off") from Cendant Corporation ("Cendant"). Prior to the Spin-Off from Cendant, PHH underwent an internal reorganization which required significant accounting adjustments and certain allocations were made that are now the subject of additional review by PHH and its independent auditors as part of the on-going audit of PHH's 2005 financial statements. As part of this review, on February 28, 2006, PHH determined that it expects that a material charge for impairment associated with the assets described below may be required under generally accepted accounting principles. The finalization of PHH's 2005 financial statements and the audit thereof have also required that PHH obtain documentation from Cendant, which continues to be cooperative with PHH.

         As reported by PHH in its filings with the SEC, among the matters being reviewed and that have delayed the completion of the audit of its 2005 financial statements are the documentation and analysis of the following accounting matters: (i) the allocation and valuation of certain Spin-Off deferred tax assets approximating $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage which commenced operations in October 2005 ("Mortgage Venture"), in its consolidated financial statements; (v) the proper tax classification and resulting tax implications of derivatives, hedges and swaps used in PHH's business; (vi) the appropriateness of state tax effective rates included in PHH's income tax provision; and (vii) the appropriateness of not recording federal income tax reserves associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off.

         The Spin-Off required the allocation and valuation of tax attributes to PHH's post Spin-Off businesses which had previously been reported for tax filing purposes as part of the Cendant consolidated income tax returns (including certain alternative minimum tax attributes), which are accounted for as deferred tax assets for financial reporting purposes. PHH is performing an extensive analysis regarding the carrying value of the deferred tax assets. This analysis requires an in-depth examination of the tax accounting methodologies previously utilized. PHH's current evaluation is focused on the amount of deferred tax assets that were available to PHH at the Spin-Off. Additionally, PHH is evaluating the probability of ongoing realizability of these tax assets by PHH. PHH expects that the foregoing analysis may result in taking an impairment against its deferred tax assets and a charge to its net income during 2005 of as much as $50 million.

         As PHH reported in its filings with the SEC, PHH is in the process of reviewing documentation and reevaluating the analysis of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded. PHH expects that this analysis may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to its net income during 2005 of as much as $21 million. A goodwill impairment charge in the amount of $239 million was taken in the first quarter of 2005 as a result of PHH's analysis of goodwill following the Spin-Off. This goodwill and other intangible amounts related to PHH's Fleet Management Services segment resulted principally from its acquisition in March 2001 of the 82.2% of Avis Group Holdings, Inc. that Cendant did not already own. Through this acquisition, PHH acquired a portion of the fleet management business PHH had previously sold to Avis in June 1999. PHH is currently obtaining additional documentation from Cendant and evaluating the allocation of goodwill and establishment of intangibles and the subsequent reallocation of goodwill completed prior to the Spin-Off.

         PHH has reported that it is also evaluating a consolidation issue involving the Mortgage Venture under the Financial Accounting Standards Board Interpretation No. 46R, "Consolidation of Variable Interest Entities." PHH is in the process of analyzing the appropriateness of consolidating the financial statements of the Mortgage Venture, which commenced operations in October 2005, in its consolidated financial statements. If PHH determines that the Mortgage Venture should not be consolidated in its consolidated financial statements, the Mortgage Venture will be presented on the equity method of accounting in PHH's consolidated financial statements.

         Matters identified at this stage are necessarily preliminary and subject to change. As PHH continues the process of evaluating the above accounting issues and completing the audit of its 2005 financial statements and Form 10-K, PHH may also identify other material accounting issues which, individually or in the aggregate, may result in impairments to assets and/or adjustments to or restatements of PHH's financial statements.

         PHH has notified the New York Stock Exchange ("NYSE") that it does not expect to meet the March 16, 2006 deadline to file its Form 10-K. PHH further notified the NYSE that it anticipates filing a Form 12b-25 Notification of Late Filing with the SEC and that PHH is unable to provide an expected date for the filing of the Form 10-K. Under applicable SEC rules, if PHH files the Form 10-K by March 31, 2006, the Form 10-K would be deemed timely filed. If PHH is able to meet this extended deadline, it believes it would be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute its annual report containing financial statements of PHH to its stockholders within 120 days of PHH's 2005 fiscal year end.

         On March 1, 2006, PHH announced that its Board of Directors had appointed Mr. Clair M. Raubenstine as its Executive Vice President and Chief Financial Officer. This appointment was effective on February 23, 2006. Mr. Raubenstine will serve as PHH's principal financial and accounting officer. As reported in its filings with the SEC, the Board determined that PHH would be best served by having a Chief Financial Officer with extensive public company accounting experience. Mr. Raubenstine assumed the role of Chief Financial Officer from Mr. Neil J. Cashen, formerly PHH's Executive Vice President and Chief Financial Officer. Mr. Cashen will continue serving PHH as Senior Vice President, Strategic Planning and Investor Relations.

         Because PHH will delay the filing of its Form 10-K, the fiduciaries of the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (collectively, "401(k) Plans") determined to temporarily suspend future purchases of PHH common stock pursuant to the 401(k) Plans. The suspension began at 6:00 PM (Eastern Standard Time) on March 1, 2006 and it is anticipated that the suspension will end when PHH files its Form 10-K ("Blackout period"). As a result, pursuant to Regulation BTR, on March 1, 2006, PHH sent notices to its directors and executive officers notifying them that, until the end of the Blackout period, they are prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any shares of PHH common stock or any other equity security of PHH to the extent that stock or equity security was acquired in connection with employment as an executive officer or services as a director.

         As reported in its filings with the SEC, PHH believes it has adequate liquidity to fund its operating cash needs. PHH's revolving credit facilities and various other financing agreements require, among other things, that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, PHH's financial statements or the financial statements of PHH's Mortgage Services segment. PHH has discussed the matters described herein with the principal lenders and trustees under PHH's revolving credit facilities and various other financing agreements and will seek to obtain any necessary covenant waivers from such parties as a result of these matters. There can be no assurance that any required waivers will be received on a timely basis and failure to obtain waivers could be material and adverse to PHH's business, liquidity and financial condition. Under PHH's revolving credit facilities and certain other financing agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. PHH has reported that it currently has no reason to expect that any such notices will be given. However, if one or more notices of default were to be given, PHH has reported that it believes it would have various periods in which to cure such events of default. If PHH did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of PHH's debt could be accelerated and its ability to incur additional indebtedness could be restricted.

         PHH's senior debt credit ratings from Moody's, Standard & Poor's and Fitch are Baa3, BBB and A-, respectively. PHH's short-term debt credit ratings from Moody's, Standard & Poor's and Fitch are P-3, A-2 and F-2, respectively. Any inability to timely file PHH's Form 10-K or any of the underlying reasons causing the delay in the filing of PHH's Form 10-K, could also cause PHH to be placed on "credit watch" and/or cause PHH's credit ratings to be lowered. These events could cause PHH's access to the public corporate debt markets to be severely limited. In the event of a ratings downgrade below investment grade, PHH may be required to rely upon alternative sources of financing, such as bank lines and private debt placements (secured and unsecured). A drop in PHH's credit ratings could also increase PHH's cost of borrowing under its revolving credit facilities and various other financing arrangements. Furthermore, PHH may be unable to retain all of its existing bank credit commitments beyond the then existing maturity dates. As a consequence, PHH's cost of financing could rise significantly. On March 1, 2006, Fitch placed PHH senior debt and short-term debt on "Rating Watch Negative."

         As part of PHH's diversified funding strategy, PHH also relies on the asset-backed debt markets where it funds the majority of its operating activities. In particular, the majority of PHH's mortgages held for sale and vehicles and related assets are funded in these markets. Because this debt is secured by the underlying assets, factors impacting PHH's access to this market are more dependent upon, among other things, the performance and quality of the underlying assets and the levels of over-collateralization supporting the assets rather than PHH's unsecured debt ratings. As a result, PHH's asset-backed debt generally has higher credit ratings and provides broader and lower cost access to the funding markets. PHH does not anticipate that its inability to timely file its Form 10-K or any of the underlying reasons causing the delay in the filing of the Form 10-K, will have a material adverse impact on its access to these markets.

         As PHH disclosed in a Form 8-K that it filed on February 9, 2006, Chesapeake Funding LLC ("Chesapeake"), a wholly-owned subsidiary of PHH, provided notice of its intention to redeem all of its floating rate callable asset-backed notes ("Term Notes") with an aggregate outstanding principal balance of approximately $1.2 billion as of February 9, 2006. In addition, Chesapeake announced its intention to redeem its senior preferred membership interests, which totaled $398 million as of February 9, 2006 and are held by Terrapin Funding LLC ("Terrapin"), a related third party. The proceeds from the redemption of these PMIs will be used by Terrapin to redeem all of its floating rate asset-backed investor notes ("Investor Notes") with an aggregate outstanding principal balance of approximately $368 million as of February 9, 2006.

         PHH has reported that Chesapeake has obtained commitment letters ("Commitments") from multi-seller conduits ("Facility"), which are in excess of the anticipated redemption amounts described above. Any inability to file PHH's Form 10-K on a timely basis, or any of the underlying reasons causing the delay in the filing of the Form 10-K, could also cause one or more of PHH's lenders to withdraw their Commitments which could prevent Chesapeake from completing the scheduled redemption of the Term Notes and the PMIs and, in turn, prevent Terrapin from completing the scheduled redemption of the Investor Notes. Any such failure to complete the scheduled redemptions of the Term Notes, PMIs and Investor Notes could result in an amortization event under the Chesapeake financing facilities and prevent incremental funding of new vehicle purchases through Chesapeake. In such an event, PHH would have to place greater reliance upon its unsecured funding sources. PHH has reported that it has had discussions with the group of lenders regarding their Commitments and, at this time, believes the Facility will close as scheduled. However, there can be no assurance that the Facility will be closed or that the redemption transactions described above will occur as scheduled, or at all.

         As PHH has continued to work toward concluding the process of assessing its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, PHH has identified a number of control deficiencies. PHH has reported that it expects that some of these control deficiencies will be classified as material weaknesses and that others may be classified as significant deficiencies that alone or in the aggregate may constitute material weaknesses. A material weakness is a control deficiency (within the meaning of Public Company Accounting Oversight Board Auditing Standard No. 2), or combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions.

         As a result of management's ongoing efforts to complete its assessment of PHH's internal controls over financial reporting and in anticipation that certain significant deficiencies will be classified as material weaknesses by management and in PHH's independent auditor's internal control attestation report, PHH has reported that it believes that it will need to continue to implement changes in its internal control over financial reporting. Further, as management and PHH's independent auditor's finalize evaluations, PHH has reported that it plans to remediate promptly any material weaknesses or other control deficiencies that may be identified.

         8-K Filing of March 13, 2006. In a Form 8-K that it filed with the SEC on March 13, 2006, PHH reported that, as disclosed in its reports on Form 8-K filed on February 9, 2006 and March 1, 2006, Chesapeake obtained $3.7 billion in commitments from multi-seller commercial paper conduits and banks which allowed for the redemption of certain outstanding notes as described more fully below and for the restructuring and refinancing as described below. This refinancing was effected, in part, through Chesapeake's execution of the following agreements: (i) the Base Indenture (the "Base Indenture"), dated as of March 7, 2006, between Chesapeake, as issuer, and JPMorgan Chase Bank, N.A. ("JPMorgan"), as indenture trustee, (ii) the Series 2006-1 Supplement (the "Series 2006-1 Supplement"), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Vehicle Management Services, LLC ("PHH Arval"), a wholly-owned subsidiary of PHH, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $2.7 billion aggregate principal amount of its Series 2006-1 Asset Backed Variable Funding Investor Notes (the "Series 2006-1 Notes") and (iii) the Series 2006-2 Supplement (the "Series 2006-2 Supplement" and together with the Series 2006-1 Supplement, the "2006 Supplements"), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduits purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $1 billion aggregate principal amount of its Series 2006-2 Asset Backed Variable Funding Investor Notes (the "Series 2006-2 Notes").

         The Base Indenture provides for the issuance from time to time of one or more series of asset backed investor notes that are collateralized by leased vehicles, the related lease agreements and certain other related assets, in each case originated by PHH Arval in its fleet operations. The 2006 Supplements provide for the issuance of the Series 2006-1 Notes and the Series 2006-2 Notes, respectively. Both the Series 2006-1 Notes and the Series 2006-2 Notes are scheduled to mature on March 6, 2007, subject to extension pursuant to the terms of the respective Supplement. The Series 2006-1 Notes and Series 2006-2 Notes bear interest at variable rates payable monthly.

         PHH reported that on March 7, 2006, Chesapeake made an aggregate drawing of $3.35 billion under the Series 2006-1 Notes and the Series 2006-2 Notes, which was used to redeem the Old Notes and Investor Notes as described more fully below. The remaining undrawn capacity under the Series 2006-1 Notes of $350 million is available to provide incremental funding for PHH's domestic vehicle financing needs.

         In the March 13, 2006 Form 8-K, PHH stated that the Base Indenture contains customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens. An event of default may occur under the Base Indenture if Chesapeake fails to pay interest and principal when due, fails to observe or perform any covenant or agreement in the Base Indenture, becomes taxable as a corporation for federal income tax purposes, qualifies as an "investment company" within the meaning of the Investment Company Act of 1940 or becomes insolvent. An event of default may result in the acceleration of the maturity requiring the immediate payment of the unpaid principal amount together with accrued and unpaid interest. Chesapeake has the option to repurchase the Series 2006-1 Notes and the Series 2006-2 Notes upon notice at a price equal to the aggregate outstanding principal balance plus accrued and unpaid interest on such balance. This description is not complete and is qualified by reference to the full text of each agreement, which are filed as Exhibits to the Form 8-K.

         In the March 13, 2006 Form 8-K, PHH stated that the restructuring of Chesapeake's financing arrangements also allowed for the implementation of a like-kind exchange program ("LKE Program") in accordance with Section 1.1031(k)-1(g) of the Treasury Department regulations under Title 26 of the Code of Federal Regulations. In order to meet the requirements of the LKE Program, PHH engaged a third-party qualified intermediary, PHH Funding, LLC ("PHH Funding"), to administer, among other things, certain aspects of the distribution of proceeds from the sale of vehicles to the acquisition of new vehicles. The mechanics of the application of such proceeds and other duties of PHH Funding are set forth in the Master Exchange Agreement, dated as of March 7, 2006, between PHH Funding, Chesapeake Finance Holdings LLC, a wholly-owned subsidiary of PHH, and D.L. Peterson Trust. This description is not complete and is qualified by reference to the full text of the agreement, which is filed as an Exhibit to the Form 8-K.

         PHH reported that on March 7, 2006, the wholly-owned subsidiary of PHH formerly known as Chesapeake Funding LLC changed its name to Chesapeake Finance Holdings LLC (the "Prior Issuer") and redeemed all of its floating rate callable asset backed notes (the "Term Notes") with an aggregate outstanding principal balance of $1.1 billion. PHH reported that the Prior Issuer also provided notice and redeemed all of its outstanding variable funding asset backed notes ("VFNs" and together with the Term Notes, the "Old Notes") with an aggregate outstanding principal balance of $1.7 billion. In addition, PHH reported that the Prior Issuer redeemed its senior preferred membership interests (the "PMIs"), which totaled $398 million and were held by Terrapin. The proceeds from the redemption of these PMIs were used by Terrapin to redeem all of its floating rate asset backed investor notes (the "Investor Notes") with an aggregate outstanding principal balance of $367 million.

         In the March 13, 2006 Form 8-K, PHH stated that following the redemption of the Old Notes and Investor Notes, the Prior Issuer terminated the following agreements, effective March 7, 2006: Base Indenture (the "Old Base Indenture"), dated as of June 30, 1999, as amended, between the Prior Issuer and The Chase Manhattan Bank ("Chase"), now known as JPMorgan, as indenture trustee; Series 1999-3 Indenture Supplement, dated as of October 28, 1999, among the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2001-1 Indenture Supplement, dated as of October 21, 2001, between the Prior Issuer and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2002-1 Indenture Supplement, dated as of June 10, 2002, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-1 Indenture Supplement, dated as of August 14, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-2 Indenture Supplement, dated as of November 19, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2004-1 Indenture Supplement, dated as of July 29, 2004, between the Prior Issuer and JPMorgan, as indenture trustee, to the Base Indenture; and Series 2005-1 Indenture Supplement, dated as of July 15, 2005, between the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and JPMorgan, as indenture trustee, to the Old Base Indenture.

         8-K Filing of March 17, 2006. In its Form 8-K filed on March 17, 2006 and in itsForm 12b-25 Notification of Late Filing filed on March 17, 2006, PHH disclosed that it determined that it would need to delay the filing of its Form 10-K beyond March 31, 2006. PHH reported that it was working diligently to complete the Form 10-K but was unable at that time to provide an expected date for the filing of the Form 10-K.

         PHH reported in the Form 8-K filed on March 17, 2006 that in connection with the on-going preparation of its 2005 financial statements, it is reviewing its accounting treatment for transactions surrounding the Spin-Off and certain other matters not related to the Spin-Off and has identified a number of accounting matters requiring additional review, including but not limited to the following: (i) the allocation and valuation of certain Spin-Off deferred tax assets relating to certain alternative minimum tax credits and net operating loss carryforwards, which it reported that it expects may result in recording valuation allowances against these deferred tax assets and a charge to its net income during 2005 of between $25 million and $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded, which PHH reported that it expects may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to its net income during 2005 of as much as $21 million; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage, which commenced operations in October 2005, in PHH's consolidated financial statements; (v) the proper tax classification of derivatives, hedges and swaps used in its business, which may result in a charge to net income during 2005 of an amount it reported that it does not expect to exceed $5 million; and (vi) the appropriateness of not recording federal income tax reserves and valuation allowances associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off, which it reported that it expects may result in the creation of a reserve and/or valuation allowance and a charge to its net income during 2005. PHH reported that since the filing of the March 1, 2006 Form 8-K, it has resolved the appropriateness of state tax effective rates included in PHH's income tax provision which it reported will result in a charge of approximately $5 million to its net income during 2005.

         PHH reported that because its assessment and the preparation of its 2005 financial statements continues, at this time, it is unable to present its results of operations for fiscal 2005 or provide an estimate of its expected net loss for 2005, primarily related to charges associated with the Spin-Off, or an estimate comparing its expected net loss for 2005 to the net income it reported for the year ended December 31, 2004. The accounting matters identified at this stage as well as the potential impact of these matters on its financial statements remain preliminary and are subject to change and it is unable at this time to estimate the potential impact of a number of items.

         PHH reported that as it continues the process of evaluating the abovementioned accounting issues and completing the preparation of its 2005 financial statements, these and other material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements. As disclosed in the Form 8-K filed on March 1, 2006 and in the Form 8-K filed on March 17, 2006, PHH reported that it expects that a material charge for impairment associated with certain of the assets described above may be required under generally accepted accounting principles.

         PHH reported that it continues to believe it has adequate liquidity to fund its operating cash needs. PHH's revolving credit facilities and various other financing agreements require, among other things, that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, its financial statements or the financial statements of PHH's Mortgage Services segment. PHH reported that it has discussed the aforementioned accounting matters with its principal lenders and trustees under its revolving credit facilities and various other financing agreements. PHH reported that on March 17, 2006, it obtained waivers under both its $1.3 billion Three Year Competitive Advance and Revolving Credit Agreement and its Bishop's Gate mortgage warehouse asset-backed debt program which permit PHH to delay the delivery of its 2005 audited financial statements to the various lenders under those instruments until June 15, 2006 and waive certain other potential breaches of covenants under those instruments.

         PHH reported that it will continue to seek similar waivers from such other financial institution parties as a result of the aforementioned accounting matters as may be necessary. There can be no assurance that any additional required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers it has already obtained as described above, will extend for a sufficient period of time to avoid an event of default. Moreover, failure to obtain waivers could be material and adverse to its business, liquidity and financial condition. Under certain of its financing agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. PHH reported that it currently has no reason to expect that any such notices will be given. However, if one or more notices of default were to be given, PHH reported that it believes it would have various periods in which to cure such events of default. If PHH did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of PHH's debt could be accelerated and PHH's ability to incur additional indebtedness could be restricted.

         Since PHH was unable to file its Form 10-K by the March 16, 2006 deadline, and it will be unable to file its Form 10-K by the extended deadline of March 31, 2006, starting March 17, 2006, PHH reported that its active Form S-3 short-form registration statement may no longer be used to issue its securities. Upon the filing of PHH's Form 10-K and assuming no other eligibility issues affect PHH's status to issue securities, PHH stated that it will be deemed current under SEC rules and regulations, but not timely. Therefore due to PHH's lack of timeliness, PHH stated that it will be ineligible to continue utilizing its short-form registration statement on Form S-3 to issue its securities. Should PHH desire to engage in a public offering of its securities, or a private placement of its securities followed by the registration of the resale of such securities, PHH stated that any new registration statements for such offerings of its securities will be required to be filed on Form S-1 until PHH has been timely in its filings for at least twelve months prior to the date PHH files the new registration statement. PHH reported that this may make it more difficult for it to raise equity or debt financing. Further, although PHH's Form S-8 registration statement does not hold the same timeliness requirement, it does require PHH's reporting to be deemed current. Until PHH files its Form 10-K, it will be unable to utilize its Form S-8 registration statement to make equity-based awards to its eligible employees 2005 Equity and Incentive Plan (the "Plan") and the holders of PHH's outstanding stock options under the Plan will be unable to exercise those stock options.

         PHH reported that on March 17, 2006, it notified the NYSE that it will not meet the March 31, 2006 deadline to file its Form 10-K for fiscal year ended December 31, 2005. PHH reported that it further notified the NYSE that it filed a Form 12b-25 Notification of Late Filing with the SEC and that it is unable to provide an expected date for the filing of the Form 10-K. Since PHH expects to file its Form 10-K after March 31, 2006, under SEC rules, the Form 10-K will be deemed untimely filed. PHH also reported that it is unable to determine whether it will be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute its annual report containing financial statements of PHH to its stockholders within 120 days of its 2005 fiscal year end.

         8-K FILING OF APRIL 6, 2006. In a Current Report on Form 8-K filed by PHH on April 6, 2006, PHH reported that on April 6, 2006, it, as borrower, entered into a $500,000,000 unsecured 364-Day Revolving Credit Agreement ("Credit Agreement") with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, the lenders referred to therein (the "Lenders"), and JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent for the Lenders.

         PHH reported that the proceeds of the borrowings under the Credit Agreement will be used for working capital and general corporate purposes. The Credit Agreement includes terms and conditions, which are generally consistent with those in the Amended and Restated Competitive Advance and Revolving Credit Agreement (the "Existing Credit Agreement"), dated as of January 6, 2006, among PHH and PHH Vehicle Management Services Inc., a wholly-owned Canadian subsidiary of PHH, as borrowers; J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as joint lead arrangers; the lenders referred to in the Amended Credit Agreement; and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the lenders. PHH reported that the terms and conditions in the Credit Agreement also include provisions consistent with the waiver provisions received from the lenders under the Existing Credit Agreement and disclosed in PHH's Current Report on Form 8-K filed on March 17, 2006.

         PHH reported that interest rates under the Credit Agreement are based upon PHH's senior unsecured long-term debt ratings. If the ratings on PHH's senior unsecured long-term debt assigned by Moody's Investors Service, Standard & Poor's and Fitch Ratings are not equivalent to each other, the second highest credit rating assigned by them determines pricing under the Credit Agreement. Borrowings under the Credit Agreement currently bear interest at LIBOR plus a margin of 38 basis points ("bps"). PHH reported that the Credit Agreement also requires it to pay a per annum facility fee of 12 bps and a per annum utilization fee of 10 bps if usage exceeds 50% of the aggregate commitments under the Credit Agreement. In the event that PHH's second highest credit rating is downgraded, the margin over LIBOR would become 47.5 bps for the first downgrade and up to 70 bps for subsequent downgrades. The per annum facility fee would become 15 bps for the first downgrade and up to 17.5 bps for subsequent downgrades. PHH reported that it will also pay an additional facility fee of 10 bps on October 6, 2006 based upon the outstanding commitments under the Credit Agreement at that time. The facility matures on April 5, 2007.

         PHH reported that the Credit Agreement (i) contains restrictive covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries, mergers, limitations on liens, liquidations, sale and leaseback transactions, and (ii) requires that PHH maintain: (a) on the last day of each fiscal quarter, net worth of $1.0 billion plus 25% of net income, if positive, for each fiscal quarter ended after December 31, 2004 and (b) at any time, a ratio of indebtedness to tangible net worth no greater than 10:1.

         PHH also reported that there were no borrowings under the Credit Agreement or the Existing Credit Agreement as of April 6, 2006.

         This description of the Credit Agreement is not complete and is qualified by reference to the full text of the Credit Agreement, which was filed as an Exhibit to the Form 8-K.

         PHH also reported that it would be unable to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual to distribute its annual report containing its financial statements for the year ended December 31, 2005 to its stockholders within 120 days of the 2005 fiscal year end. As PHH announced previously, because its 2005 financial statements have not been finalized and the audit with respect to such financial statements is ongoing, PHH delayed the filing of its Form 10-K beyond its filing deadline. PHH reported that it is diligently working to complete its Form 10-K, and will distribute its annual report to its stockholders as soon as possible. However, PHH reported that it can provide no assurances at this time as to when this distribution will take place.

         PHH's Annual Meeting of Stockholders was originally scheduled to be held on April 27, 2006. Because PHH's 2005 financial statements have not been finalized, PHH reported that it has postponed its currently scheduled Annual Meeting of Stockholders. PHH reported that it expects to hold its Annual Meeting of Stockholders as soon as practicable following the filing of its Form 10-K.

         The developments described in this section are disclosed in Form 8-K reports that PHH filed with the SEC on March 1, 2006, March 13, 2006, March 17, 2006 and April 6, 2006, respectively, and which reports you can find on the SEC website at www.sec.gov. The developments described in this section and in these Forms 8-K could have a material impact on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the Agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the certificates.

         For more information, see "THE SPONSOR, THE ORIGINATOR AND THE MASTER SERVICER" in the prospectus.


         [PROVIDE ITEM 1110 OF REGULATION AB DISCLOSURE FOR ANY ORIGINATOR, APART FROM THE SPONSOR OR ITS AFFILIATES, THAT ORIGINATED 10% OR MORE OF THE MORTGAGE LOANS]

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

     If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

                           SERVICING OF MORTGAGE LOANS

[Disclosure as appropriate. Servicing of the mortgage loans disclosure may include the following:

GENERAL

     Under the pooling and servicing agreement, [name of master servicer] will act as master servicer of the mortgage loans. The master servicer will be responsible for servicing the mortgage loans serviced by it under the terms of the pooling and servicing agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to those mortgage loans serviced by it for itself or others.

     The master servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the mortgage loans serviced by it and, to the extent those procedures are consistent with the pooling and servicing agreement, will follow collection procedures as are followed for mortgage loans comparable to the mortgage loans in the trust in the local areas where each mortgaged property is located. Consistent with the previous sentence, the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer may also waive or modify any term of a loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. Under the pooling and servicing agreement, the master servicer will establish and maintain, or cause to be established and maintained, one or more Collection Accounts, held by a designated depository institution and segregated on the books of such institution in the name of the trustee for the benefit of certificateholders. Amounts on deposit in a Collection Account may be invested in Permitted Investments in the name of the trustee for the benefit of certificateholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the master servicer and the risk of loss of moneys required to be distributed to the certificateholders resulting from such investments shall be borne by and be the risk of the master servicer. The master servicer shall deposit the amount of any such loss in the Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Permitted Investment:

          (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's, Fitch Ratings and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

          (v) a money market fund or a qualified investment fund rated by Moody's and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

          (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

     PROVIDED, HOWEVER, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. SEE "DESCRIPTION OF THE SECURITIES-THE DISTRIBUTION ACCOUNT" IN THE PROSPECTUS.

     The master servicer shall not be under any liability to the trust fund or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment except that the master servicer shall be liable for any breach of warranties or representations made in the pooling and servicing agreement. In addition the master servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The master servicer and any director, officer, employee or agent of the master servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any person respecting any matters arising under the transaction documents The master servicer and any director, officer, employee or agent of the master servicer shall be indemnified and held harmless by the trust fund, against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the certificates or the mortgage loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the master servicer's failure to perform its master servicing obligations with respect to any specific mortgage loan or mortgage loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the pooling and servicing agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the pooling and servicing agreement.

     Pursuant to the pooling and servicing agreement, the master servicer is not permitted to resign from the obligations and duties imposed on it except (i) upon determination that the performance of its obligations or duties under the pooling and servicing agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or affiliates or (ii) upon satisfaction of the following condition: the Rating Agencies shall have delivered a letter to the trustee prior to the appointment of the successor master servicer stating that the proposed appointment of such successor master servicer as master servicer will not result in the reduction or withdrawal of the then current rating of the certificates or the ratings that are in effect; provided, however, that no such resignation by the master servicer shall become effective until such successor master servicer or, in the case of (i) above, the trustee shall have assumed the master servicer's responsibilities and obligations under the pooling and servicing agreement or the trustee shall have designated a successor master servicer.

     Under the pooling and servicing agreement, the master servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its servicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if that master servicer alone were servicing the mortgage loans.

         [ADD ANY REQUIRED ITEM 1108 OF REGULATION AB DISCLOSURE FOR ANY SUBSERVICER]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The expense fees for the mortgage loans are payable out of the interest payments on each mortgage loan. The expense fees will vary from mortgage loan to mortgage loan. The rate at which the expense fees accrue is expected to range from ___% to ___% per annum of the Stated Principal Balance of the related mortgage loan. As of the cut-off date, the weighted average rate at which the expense fees accrue is expected to equal approximately ___%. The expense fees consist of the servicing fee and fees payable to the trustee for its activities as trustee under the pooling and servicing agreement. The servicing fee payable to the master servicer will be ____% per annum of the Stated Principal Balance of each mortgage loan. The fees payable to the trustee for its activities as trustee under the pooling and servicing agreement will range from ____% to ____% per annum, subject to a maximum of ____% per annum, of the Stated Principal Balance of each mortgage loan. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer, out of its servicing fee. The amount of the servicing fee is subject to adjustment for prepaid mortgage loans, as described in this prospectus supplement under "Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans". The master servicer will also be entitled to receive late payment fees, prepayment penalty fees, assumption fees and other similar charges. The master servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the related Collection Account.

     The net rate of a mortgage loan is the mortgage rate of that mortgage loan minus the related rate at which the expense fees accrue. The mortgage rate of a mortgage loan is the rate at which interest accrues on that mortgage loan in accordance with the terms of the related mortgage note.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the immediately preceding monthly payment up to the date of that prepayment, instead of for a full month. In most cases, partial principal prepayments are applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the partial principal prepayment is made. As to principal prepayments in full and partial principal prepayments for the mortgage loans, the master servicer is obligated to remit to the trust an amount equal to the lesser of the following:

     o any shortfall in interest collections resulting from the timing of principal payments in full and partial principal prepayments made during the calendar month preceding a distribution date, and

     o the monthly servicing fee, exclusive of the related subservicing fee, if any, otherwise payable to the master servicer in connection with that distribution Date.

If shortfalls in interest as a result of principal prepayments in full and partial principal prepayments during the prepayment periods applicable to a distribution date exceed the amount of the servicing fee and other amounts described above available to cover that shortfall for that distribution date, the amount of interest available to be distributed to certificateholders will be reduced by the amount of that excess. You may refer to "Description of the Certificates--Distributions of Interest" in this prospectus supplement for more detail.

ADVANCES FROM THE MASTER SERVICER

     Subject to the following limitations, the master servicer will be required to advance, prior to each distribution date, from its own funds or amounts received for the mortgage loans that do not constitute Available Funds for that distribution date, an amount equal the following:

     o the aggregate of payments of principal of and interest on the mortgage loans, net of the servicing fee and

     o the subservicing fee or the fees payable to the trustee for its activities as trustee under the pooling and servicing agreement, if applicable, which were due on the related due date and which were delinquent on the related determination date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances for delinquent payments of principal of or interest on each mortgage loan to the extent that those advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. Subject to the foregoing, advances will be made through the liquidation of the related mortgaged property. If the master servicer determines on any determination date to make an advance, that advance will be included with the distribution to certificateholders on the related distribution date. Any failure by the master servicer to make an advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement subject to grace periods specified in the pooling and servicing agreement. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor servicer will be obligated to make that advance, in accordance with the terms of the pooling and servicing agreement. For a discussion of other events of default under the pooling and servicing agreement and the rights of the trustee in the case of any event of default, see "The Agreements--Events of Default and Rights Upon Events of Default" in the prospectus.

REPRESENTATIONS AND WARRANTIES

     In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

     The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

     (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

     (2) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

     (3) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

     (4) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

     (5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

     (6) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

     (7) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

     (8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

     (9) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Indenture Trustee on behalf of the Noteholders; and

     (10) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

     In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

THE TRUSTEE

     ___________________, a national banking association, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at [address].

     [Description of the extent of Trustee's prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

     The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2. Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

     If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include:

1. Execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the termination of the Master Servicer, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

2. The Trustee shall automatically become the successor in all respects to the Master Servicer after the Master Servicer is terminated and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Pooling and Servicing Agreement.

3. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

     FOR FURTHER DISCUSSION OF THE DUTIES OF THE TRUSTEE, PLEASE SEE "THE AGREEMENTS--DUTIES OF THE TRUSTEE" IN THE PROSPECTUS.

     The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to the Trustee's Fee. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (1) resulting from a breach of either of the Master Servicer's obligations and duties under the Agreement,
(2) that constitutes a specific liability of Trustee under the Agreement or (3) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.

     FOR FURTHER DISCUSSION OF THE DUTIES OF THE TRUSTEE, PLEASE SEE "THE AGREEMENTS--RESIGNATION AND REMOVAL OF THE TRUSTEE" IN THE PROSPECTUS.

PHHMC SERIES 2006-[__] TRUST

     PHHMC Series 2006-[__] Trust is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, master servicer and the trustee, dated as of [____], 2006 (the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the PHHMC Series 2006-[__] Trust will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 66-2/3% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Agreements -- Amendment" in the prospectus.

     The assets of the PHHMC Series 2006-[__] Trust will consist of the Mortgage Loans and certain related assets.

     PHHMC Series 2006-[__] Trust's fiscal year end is [December 31].

OPTIONAL PURCHASE OF DEFAULTED LOANS

     The master servicer may, at its option, purchase from the trust any mortgage loan serviced by it which is delinquent 91 days or more. That purchase shall be at a price equal to 100% of the Stated Principal Balance of that mortgage loan plus accrued interest on that mortgage loan at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which that amount is to be distributed.

SPECIAL SERVICING AGREEMENTS

     The pooling and servicing agreement will permit the master servicer to enter into a special servicing agreement with an unaffiliated holder of subordinate certificates. Under that agreement, that unaffiliated holder may instruct the master servicer, to commence or delay foreclosure proceedings for delinquent mortgage loan being serviced or master serviced by it. The commencement or delay at that holder's direction will be taken by the master servicer, only after that holder deposits a specified amount of cash with the master servicer. That cash will be available for payment to related certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer acted using its normal servicing procedures.

VOTING RIGHTS

     Voting rights of the trust will be allocated 1% to the Class X Certificates with the balance allocated among the other classes of certificates based on their respective class principal balances.


                        DESCRIPTION OF THE CERTIFICATES

  [CONTENTS OF THIS SECTION WILL VARY DEPENDING ON THE TRANSACTION STRUCTURE.]

GENERAL

     The certificates will be issued under the pooling and servicing agreement. Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued. The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

     The Mortgage Pass-Through Certificates, Series ____-__ will consist of the [Class A-1, Class A-2, Class A-3, Class A-4,] Class P, Class X and Class R Certificates, which are collectively referred to as the Senior Certificates, and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, which are collectively referred to as the Subordinate Certificates. Only the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates, which are collectively referred to as the Offered Certificates, are offered by this prospectus supplement. The classes of Offered Certificates will have the respective initial class principal balances or initial notional amounts, subject to the permitted variance, and pass-through rates listed or described on page S-__ of this prospectus supplement.

     The Class X Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the mortgage loans.

     The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately ____% of the mortgage loans as of the closing date. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as of the closing date, represent an initial beneficial ownership of interest of ____%, ____%, ____%, ____%, ____% and ____%, respectively, in the mortgage loans.

     The Senior Certificates, other than the Class P, Class X and Class R Certificates, will be available only in book-entry form through the facilities of DTC. The Subordinate Certificates and the Class P, Class X and Class R Certificates will be issued in fully registered certificated form. The Class R Certificates will be issued as a single certificate with a dollar denomination of $100.

REMIC STRUCTURE

     For federal income tax purposes, the Trust will be treated as a REMIC. The assets of the REMIC will, in most cases, consist of the mortgage loans.

DTC REGISTERED CERTIFICATES

     Each class available in book-entry form will be issued in one or more certificates which equal the aggregate initial class principal balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC, as described in this prospectus supplement. Investors in the DTC registered certificates, other than the Class X Certificates, may hold those beneficial interests in these certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess of that amount. Investors in the Class X Certificates may hold those beneficial interests in the DTC registered certificates in minimum denominations representing an original notional amount of not less than $100,000 and multiples of $1 in excess of that amount. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a definitive certificate, except as described in the third paragraph below.

     Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

     For a description of the procedures applicable to the DTC registered certificates, see "Description of the Securities--Form of Securities" in the prospectus.

     Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

     o DTC or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the depositor or the trustee is unable to locate a qualified successor;

     o the depositor, at its sole option, in writing, elects to terminate the book-entry system through DTC; or

     o after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51 % of the related aggregate class principal balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

     According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates. After that, the Trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     AVAILABLE FUNDS--for any distribution date will be equal to the sum of:

     o all scheduled installments of interest, net of the related expense fees, and principal due on the due date in the month in which that distribution date occurs and received prior to the related determination date, together with any advances for the mortgage loans;

     o all Insurance Proceeds and Liquidation Proceeds during the month preceding the month of that distribution date, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

     o all partial or full prepayments received during the related prepayment period applicable to that distribution date;

     o amounts received for that distribution date in an amount equal to the unpaid principal balance or purchase price for a deleted mortgage loan, or a mortgage loan repurchased by the sponsor or the master servicer as of that distribution date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed under the pooling and servicing agreement; and

     o the total, to the extent not previously distributed and to the extent received by the master servicer, any amounts payable as Compensating Interest by the master servicer on that distribution date relating to those mortgage loans.

     BANKRUPTCY LOSS COVERAGE AMOUNT--The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses.

     BANKRUPTCY LOSSES--A Realized Loss attributable to various actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     CERTIFICATE PRINCIPAL BALANCE--For any Offered Certificate as of any date of determination, an amount equal to the initial principal balance of that certificate, reduced by the aggregate of the following amounts allocable to the certificates:

     o all amounts previously distributed to holders of certificates of that class as payments of principal,

     o the amount of Realized Losses, including Excess Losses, allocated to that class and

     o in the case of any Subordinate Certificate any amounts allocated to that class in reduction of its class principal balance for payment of Class P Deferred Amounts, as described below under "--Allocation of Losses", and

     o in the case of the Accrual Certificates, increased by all interest accrued and added to the class principal balance of that class prior to that distribution date.

     CLASS A-2 ACCRUAL AMOUNT--On each distribution date up to and including the Class A-2 Accrual Termination Date, the amount of accrued interest on the Class A-2 Certificates added to the class principal balance of the class will be distributed as principal in the following order of priority:

     o first, to the Class A-1 Certificates, until the class principal balance of that class has been reduced to zero; and

     o second, to the Class A-2 Certificates, until the class principal balance of that class has been reduced to zero.

     CLASS A-2 ACCRUAL TERMINATION DATE--The earlier of the related Senior Credit Support Depletion Date and the distribution date on which the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero.

     CLASS A-3 ADJUSTED PERCENTAGE--Equal to:

     o 0% for any distribution date occurring prior to the distribution date in _____ ____ and

     o the Class A-3 Percentage for any distribution date occurring on or after the distribution date in _____ ----.

     CLASS A-3 LIQUIDATION AMOUNT--The aggregate, for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the distribution date, of the lesser of:

     o the Class A-3 Percentage of the Stated Principal Balance of that mortgage loan, exclusive of the Class P Fraction related to that mortgage loan, for any Class P Mortgage Loan and

     o the Class A-3 Percentage on any distribution date occurring prior to the fifth anniversary of the first distribution date, and the Class A-3 Prepayment Percentage on the fifth anniversary of the first distribution date and each distribution date after that fifth anniversary, in each case, of the Liquidation Principal for that mortgage loan.

     CLASS A-3 LOCKOUT PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date, the sum of:

     o the Class A-3 Adjusted Percentage of the Principal Payment Amount, exclusive of the portion of that Principal Payment Amount attributable to the Class P Principal Distribution Amount;

     o the Class A-3 Prepayment Percentage of the Principal Prepayment Amount, exclusive of the portion of that Principal Payment Amount attributable to the Class P Principal Distribution Amount; and

     o    the Class A-3 Liquidation Amount.

     CLASS A-3 PERCENTAGE--for any distribution date, the lesser of:

     o    100% and

     o the Certificate Principal Balance of the Class A-3 Certificates divided by the aggregate Stated Principal Balance of the mortgage loans, less the Class P Principal Balance, in each case immediately prior to the distribution date.

The Class A-3 Percentage as of the closing date will be approximately ____%.

     CLASS A-3 PREPAYMENT PERCENTAGE--for any distribution date, the product of the Class A-3 Percentage and the Step Down Percentage.

     CLASS P DEFERRED AMOUNT--The Class P Fraction of any Realized Losses on a Class P Mortgage Loan, other than an Excess Loss, allocated to the Class P Certificates and not previously reimbursed. A payment made in respect of the Class P Deferred Amount shall not reduce the Class Principal Balance of the Class P Certificates.

     CLASS P FRACTION--A portion of the amount of principal attributable to principal received by a Class P Mortgage Loan multiplied by a fraction, the numerator of which is ____% minus the Net Mortgage Rate on that Class P Mortgage Loan and the denominator of which is ____%.

     CLASS P MORTGAGE LOAN--any mortgage loan with a Net Mortgage Rate of less than ____% per annum on which the Class P Certificates will receive a portion of the Available Funds attributable to principal received on that mortgage loan.

     CLASS P PRINCIPAL DISTRIBUTION AMOUNT--For each distribution date, a portion of the Available Funds attributable to principal received by a Class P Mortgage Loan, equal to the Class P Fraction. The aggregate of the amounts payable to the Class P Certificates described in this paragraph are referred to in this prospectus supplement as the Class P Principal Distribution Amount.

     COMPENSATING INTEREST--As to any mortgage loan that prepaid in full during the related prepayment period an additional payment made by the master servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate, less the servicing fee, for that mortgage loan from the date of the prepayment to the related due date.

     EXCESS LOSSES--Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount; Bankruptcy Losses in excess of the applicable Bankruptcy Loss Coverage Amount; and Fraud Losses in excess of the applicable Fraud Loss Coverage Amount.

     FRAUD LOSS COVERAGE AMOUNT--The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses.

     FRAUD LOSSES--A Realized Loss incurred on defaulted mortgage loans as to which there was fraud in the origination of the mortgage loans.

     INTEREST ACCRUAL PERIOD--For each distribution date for each interest-bearing class of certificates, the calendar month preceding the month of that distribution date.

     LIQUIDATION PRINCIPAL--The principal portion of Liquidation Proceeds received for each mortgage loan which became a Liquidated Mortgage Loan, but not in excess of the principal balance of that Liquidated Mortgage Loan, during the calendar month preceding the month of the distribution date, exclusive of the portion of the Liquidation Principal attributable to the applicable Class P Principal Distribution Amount.

     NET INTEREST SHORTFALL--For any distribution date, the sum of:

     o the amount of interest which would otherwise have been received for any mortgage loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for that types of losses; and

     o    any Net Prepayment Interest Shortfalls.

Net Interest Shortfalls on any distribution date will be allocated pro rata among all classes of certificates entitled to receive distributions of interest on that distribution date, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date before taking into account any reduction in that amounts resulting from that Net Interest Shortfalls. The amount the Subordinate Certificates would otherwise be entitled to receive from the mortgage loans before taking into account any of those reductions will be based on the amount of interest accruing at the applicable pass-through rate on that class's proportionate share, based on the class principal balance, of the aggregate Stated Principal Balance of the mortgage loans.

     NET PREPAYMENT INTEREST SHORTFALL--For any distribution date, is the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable prepayment period applicable to that distribution date exceeds the available Compensating Interest for that period.

     ORIGINAL SUBORDINATE PRINCIPAL BALANCE--The aggregate principal balance the Certificate Principal Balance of the Subordinate Certificates as of the closing date.

     PREMIUM RATE MORTGAGE LOANS--Mortgage Loans having Net Mortgage Rates in excess of ___% per annum.

     PREPAYMENT INTEREST SHORTFALL--The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan is less than one month's interest at the related mortgage rate, net of the related servicing fee, on the Stated Principal Balance of that mortgage loan.

     PRINCIPAL PAYMENT AMOUNT--For any distribution date, the sum of

     o scheduled principal payments on the mortgage loans due on the related due date;

     o the principal portion of repurchase proceeds received for any mortgage loan which was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of the distribution date; and

     o any other unscheduled payments of principal which were received on the mortgage loans during the preceding calendar month, other than principal payments in full, partial principal prepayments or Liquidation Principal, as defined in this glossary.

     PRINCIPAL PREPAYMENT AMOUNT--An unscheduled payment of principal representing a partial prepayment or payment in full in connection with any mortgage loans.

     REALIZED LOSS--For a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related mortgage loan.

     RELIEF ACT REDUCTION--A reduction in the amount of monthly interest payment on a mortgage loan under the Relief Act.

     SENIOR CREDIT SUPPORT DEPLETION DATE--The date on which the aggregate class principal Balance of the Subordinate Certificates has been reduced to zero.

     SENIOR LIQUIDATION AMOUNT--The aggregate, for each mortgage loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the distribution date, of the lesser of the Senior Percentage of the Stated Principal Balance of that mortgage loan, exclusive of the Class P Fraction related to that mortgage loan, if applicable, and the Senior Prepayment Percentage of the Liquidation Principal for that mortgage loan.

     SENIOR PERCENTAGE--For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the classes of Senior Certificates, other than the Class P Certificates, immediately prior to that date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans less the Class P Principal Balance, in each case immediately prior to the distribution date. In no event will the Senior Percentage exceed 100%.

     SENIOR PREPAYMENT PERCENTAGE--For any distribution date occurring during the five years beginning on the first distribution date, 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of various unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     The Senior Prepayment Percentage for any distribution date occurring on or after the fifth anniversary of the first distribution date will be as follows:

     o for any distribution date in the first year after the first distribution date, the Senior Percentage plus 70% of the Subordinate Percentage for that distribution date;

     o for any distribution date in the second year after the first distribution date, the Senior Percentage plus 60% of the Subordinate Percentage for that distribution date;

     o for any distribution date in the third year after the first distribution date, the Senior Percentage plus 40% of the Subordinate Percentage for that distribution date;

     o for any distribution date in the fourth year after the first distribution date, the Senior Percentage plus 20% of the Subordinate Percentage for that distribution date; and

     o for any distribution date after the first distribution date, the Senior Percentage for that distribution date.

     If for any of the foregoing distribution dates the Senior Percentage exceeds the initial Senior Percentage for the Senior Certificates, the Senior Prepayment Percentage for that distribution date will once again equal 100%.

     In spite of the foregoing, no decrease in the reduction to the Senior Prepayment Percentage for the Senior Certificates as described above will occur if, as of the first distribution date as to which that decrease applies the outstanding principal balance of the mortgage loans, delinquent 60 days or more averaged over the preceding six month period, as a percentage of the aggregate principal balance of the Certificate Principal Balance of the Subordinate Certificates as of that distribution date is equal to or greater than 50% or cumulative Realized Losses for the mortgage loans exceed:

     o for the distribution date on the fifth anniversary of the first distribution date, 30% of that Original Subordinate Principal Balance,

     o for the distribution date on the sixth anniversary of the first distribution date, 35% of that Original Subordinate Principal Balance,

     o for the distribution date on the seventh anniversary of the first distribution date, 40% of that Original Subordinate Principal Balance,

     o for the distribution date on the eighth anniversary of the first distribution date, 45% of that Original Subordinate Principal Balance and

     o for the distribution date on the ninth anniversary of the first distribution date, 50% of that Original Subordinate Principal Balance.

     If on any distribution date the allocation to the class of Senior Certificates then entitled to distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Certificate Principal Balance of that class below zero, the distribution to that class of certificates of the Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Certificate Principal Balance to zero.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT--For any distribution date, the sum of

     o the related Senior Percentage of the Principal Payment Amount, exclusive of the portion of the Principal Payment Amount attributable to the Class P Principal Distribution Amount;

     o the related Senior Prepayment Percentage of the Principal Prepayment Amount, exclusive of the portion of the Principal Payment Amount attributable to the Class P Principal Distribution Amount; and

     o    the Senior Liquidation Amount.

     SPECIAL HAZARD LOSS COVERAGE--The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses.

     SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to he lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. [Special Hazard Losses does not include losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.]

     STATED PRINCIPAL BALANCE--As to any mortgage loan and due date, the unpaid principal balance of that mortgage loan as of that due date, as specified in the amortization schedule at the time relating to that mortgage loan and due date before any adjustment to the amortization schedule by reason of any moratorium or similar waiver or grace period, after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on that due date and irrespective of any delinquency in payment by the related mortgagor.

     STEP DOWN PERCENTAGE--For any distribution date, the percentage indicated below:

[DISTRIBUTION DATE OCCURRING IN                             STEP DOWN PERCENTAGE
January 2006 through December 2010........................           0%
January 2011 through December 2011........................          30%
January 2012 through December 2012........................          40%
January 2013 through December 2013........................          60%
January 2014 through December 2014........................          80%
January 2015 and thereafter...............................         100%]

     STRIPPED INTEREST RATE--For any Premium Rate Mortgage Loan, the excess, if any, of the Net Mortgage Rate for that mortgage loan over ____%.

     SUBORDINATION LEVEL--On any distribution date for any class of Subordinate Certificates, the percentage obtained by dividing the sum of the Certificate Principal Balances of all classes of certificates which are subordinate in right of payment to that class by the sum of the Certificate Principal Balances of all classes of certificates, in each case immediately prior to that distribution date.

     SUBORDINATE LIQUIDATION AMOUNT--the excess, if any, of the aggregate Liquidation Principal of all mortgage loans which became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date over the sum of the related Senior Liquidation Amount for that distribution date.

     SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT--for any distribution date and the Subordinate Certificates, the sum of

     o the Subordinate Percentage for the Subordinate Certificates of the Principal Payment Amount for the mortgage loans, exclusive of the portion of that Principal Payment Amount attributable to the Class P Principal Distribution Amount;

     o the Subordinate Prepayment Percentage of the Principal Prepayment Amount for the mortgage loans, exclusive of the portion of that Principal Prepayment Amount attributable to the Class P Principal Distribution Amount; and

     o the Subordinate Liquidation Amount for the mortgage loans less the Class P Deferred Amounts required to be paid to the Class P Certificates on that distribution date.

     Any reduction to a Subordinate Principal Distribution Amount described above shall first offset amounts of the related Principal Payment Amounts, second the related Subordinate Liquidation Amounts and then the related Principal Prepayment Amounts.

     SUBORDINATE PERCENTAGE--For any distribution date, the difference between 100% and the related Senior Percentage for that date.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the closing date, the trustee will establish a Certificate Account, which shall be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to each distribution date, as specified in the pooling and servicing agreement, the master servicer will withdraw from the Collection Account the aggregate Available Funds on deposit in that Collection Account for that distribution date and will deposit those amounts in the Certificate Account. See "Description of the Securities--Certificate Account" in the prospectus.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month, or if that day is not a business day, on the first business day thereafter, commencing in ___________ ____, to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month of that distribution date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled to those distributions as it appears on the applicable certificate register. In the case of a certificateholder who holds 100% of a class of certificates or who holds a Class X Certificate or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     Distributions will in general be made to the extent of the Available Funds in the order and priority as follows:

     o first, to the Class P Certificates, some portion of the principal received for each Class P Mortgage Loan, as described in "--Distributions of Principal" in this prospectus supplement;

     o second, to the Senior Certificates entitled to interest, accrued and unpaid interest, as described in "--Distributions of Interest" in this prospectus supplement;

     o third, to the Senior Certificates entitled to principal, other than the Class P Certificates, in the order described for the Senior Certificates as described in "--Distributions of Principal--Senior Principal Distribution Amount";

     o fourth, to the Class P Certificates, any Class P Deferred Amounts; C fifth, to each class of Subordinate Certificates, interest and then principal in increasing order of numerical class designation, with both interest and principal being paid to one class before any payments are made to the next class; and

     o sixth, to the Class A-R Certificates, the remainder (which is expected to be zero) of all Available Funds.

     Distributions of interest and principal to the Senior Certificates will be based on payments received or advanced for the mortgage loans.

DISTRIBUTIONS OF INTEREST

     The pass-through rate for each interest-bearing class of Offered Certificates for each distribution date is as listed or described on page S-___ of this prospectus supplement.

     The Class A-2 Certificates will also be referred to as the Accrual Certificates. Interest will accrue on each of the Accrual Certificates during each Interest Accrual Period at a per annum rate of ____%. However, that interest will not be distributed on the Accrual Certificates until the Class A-2 Accrual Termination Date. Interest so accrued and unpaid will be added to the Certificate Principal Balance of the Accrual Certificates on the related distribution date.

     The interest payable to the Class X Certificates is based on the weighted average of the Stripped Interest Rates of the Premium Rate Mortgage Loans.

     The notional amount of the Class X Certificates for any distribution date will equal the product of:

     o the aggregate Stated Principal Balance, as of the second preceding due date after giving effect to Scheduled Payments for that due date, whether or not received, or for the initial distribution date, as of the cut-off date, of the Premium Rate Mortgage Loans; and

     o a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Premium Rate Mortgage Loans as of that due date and the denominator of which is ____%.

     On each distribution date, to the extent of funds available for that distribution date, each interest bearing class of certificates will be entitled to receive an amount--in the case of the Accrual Certificates, have that interest added to its Certificate Principal Balance until the Class A-2 Accrual Termination Date--allocable to interest for the related Interest Accrual Period. This amount for any interest-bearing class will be equal to:

     o the sum of interest at the applicable Pass-Through Rate on the related Certificate Principal Balance or notional amount, as the case may be, and

     o the sum of the amounts, if any, by which the amount described in the clause above on each prior distribution date exceeded the amount actually distributed as interest on that prior distribution dates and not subsequently distributed.

The Class P Certificates will not bear interest.

     The interest entitlement described above for each interest-bearing class of certificates will be reduced by Net Interest Shortfalls experienced by the related mortgage loans or, for the Subordinate Certificates, the related mortgage loans, for that distribution date.

     Accrued interest to be distributed or added to principal, as the case may be, on any distribution date will be calculated, in the case of each interest-bearing class of certificates, on the basis of the related Certificate Principal Balance or notional amount, as applicable, immediately prior to that distribution date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     In the event that, on a particular distribution date, Available Funds applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution or addition to principal, as the case may be, of the interest entitlement on the certificates, interest will be distributed or added to principal, as the case may be, on each class of certificates of equal priority based on the amount of interest each of the classes would otherwise have been entitled to receive or accrete in the absence of that shortfall. Any of those unpaid amounts will be carried forward and added to the amount holders of each of those classes of certificates will be entitled to receive or accrete on the next distribution date. A shortfall of this nature could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. That unpaid amount will not bear interest.

DISTRIBUTIONS OF PRINCIPAL

     GENERAL. On each distribution date, certificateholders will be entitled to receive principal distributions from the Available Funds to the extent and in the priority described in this prospectus supplement. See "--Priority of Distributions Among Certificates" in this prospectus supplement.

     For each distribution date and each principal prepayment in full, the related prepayment period will be the calendar month preceding the month in which the related distribution date occurs. For each distribution date and each partial principal prepayment, the related prepayment period will be the month preceding the month in which the related distribution date occurs.

On each distribution date, to the extent of Available Funds for that distribution date, up to the amount of the related Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the following classes of Senior Certificates in the following order of priority:

     o first, to the Class A-R Certificates, until the class principal balance of that class has been reduced to zero;

     o second, to the Class A-3 Certificates, the Class A-3 Lockout Principal Distribution Amount, until the class principal balance of that class has been reduced to zero;

     o third, sequentially, to the Class A-1, Class A-2 and Class A-4 Certificates, in that order, until the respective class principal balance of that class is reduced to zero; and

     o fourth, to the Class A-3 Certificates, any remaining portion of the Senior Principal Distribution Amount, until the class principal balance of that class is reduced to zero.

     In spite of the foregoing, on each distribution date on and after the Senior Credit Support Depletion Date, the Senior Principal Distribution Amount will be distributed, concurrently, as principal to the Senior Certificates (other than the Class P Certificates and the Class X Certificates) pro rata, in accordance with their respective class principal balances immediately prior to that distribution date.

     The Class X Certificates will not be entitled to receive any distributions of principal.

     SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT. On each distribution date, to the extent of Available Funds for that distribution date, up to the amount of the Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal of the Subordinate Certificates. Except as provided in the following paragraph, each class of Subordinate Certificates will be entitled to receive its pro rata share, based on its respective Certificate Principal Balance, of that Subordinate Principal Distribution Amount, in each case to the extent of the amount available from Available Funds for distribution of principal of that class. Distributions of principal of the Subordinate Certificates will be made on each distribution date sequentially to the classes of Subordinate Certificates in the order of their numerical class designation, beginning with the class with the lowest numerical class designation, until each class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date.

     For each class of Subordinate Certificates, if on any distribution date the related Subordination Level of that class is less than that percentage as of the closing date, no distributions of principal prepayments in full and partial principal prepayments will be made to any class or classes of Subordinate Certificates junior to that class. The amount otherwise distributable to the those classes relating to those principal prepayments in full and partial principal prepayments will be allocated among the remaining classes of Subordinate Certificates, pro rata, based on their respective Certificate Principal Balances.

     RESIDUAL CERTIFICATES. The Class A-R Certificates will remain outstanding for so long as the trust shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each distribution date the holders of the Class A-R Certificates will be entitled to receive Available Funds remaining after payment of interest and principal on the Senior Certificates, Class P Deferred Amounts on the Class P Certificates and interest and principal on the Subordinate Certificates for that distribution date, as described above. It is not anticipated that there will be any significant amounts remaining for any distribution.

TABLE OF FEES AND EXPENSES

     The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Certificates are outstanding.

     All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                 ITEM                FEE                PAID FROM
     -----------------------------  -----  -------------------------------------
     Master Servicing Fee(1)(2)(3)  ___bp  Mortgage Loan Interest Collections
     Trustee Fee                    ___bp  [Master Servicing Fee]

     (1) Master servicing fee including securities administrator, paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.
     (2)  Master Servicer pays trustee and servicer fees out of its fee.
     (3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.


ALLOCATION OF LOSSES

     On each distribution date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan will be allocated to the related Class P Certificates until the Certificate Principal Balance of that class is reduced to zero The amount of that Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a Class P Deferred Amount. To the extent funds are available on that distribution date or on any future distribution date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, Class P Deferred Amounts will be paid on the related Class P Certificates prior to distributions of principal on the Subordinate Certificates. See "--Priority of Distributions Among Certificates" in this prospectus supplement. Any distribution relating to unpaid Class P Deferred Amounts will not further reduce the Certificate Principal Balance of the Class P Certificates. The Class P Deferred Amounts will not bear interest. The Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class P Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class P Deferred Amounts will be created for the related Class P Certificates.

     On each distribution date, any Realized Loss, other than the Class P Fraction of Realized Losses, if applicable, other than any Excess Loss, will be allocated in the following order:

     o first, to the Subordinate Certificates, in decreasing order of their numerical class designations beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation, in each case until the Certificate Principal Balance of the respective class of certificates has been reduced to zero; and

     o second, to the Senior Certificates, other than the Class X and Class P Certificates and the Subordinate Certificates, pro rata, based on their respective Class Certificate Balances.

     On each distribution date, Excess Losses, other than the Class P Fraction of Excess Losses if applicable, will be allocated pro rata among the classes of Senior Certificates, other than the Class X and Class P Certificates, based on their respective Certificate Principal Balances.

     Because principal distributions are paid to some classes of Senior Certificates before other classes of Certificates, holders of those Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     On each distribution date, if the aggregate Certificate Principal Balance of all Senior Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions of principal and the allocation of all losses to the Senior Certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Subordinate Certificates then outstanding.

[DERIVATIVES

         [include appropriate disclosure, if applicable]

         [PROVIDE FINANCIAL INFORMATION REQUIRED BY ITEM 1114(B) OR 1115(B) OF REGULATION AB IF THE AGGREGATE SIGNIFICANCE PERCENTAGE IS 10% OR MORE OF THE CREDIT ENHANCEMENT OR DERIVATIVE, AS APPLICABLE]

         [The significance percentage (as calculated in accordance with Item 1115 of Regulation AB) of the [derivative] is [less than 10%][at least 10% but less than 20%][20% or more].]]

[CROSS-COLLATERALIZATION

CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS IN ONE LOAN GROUP

     On each distribution date prior to the reduction of the aggregate Certificate Principal Balance of the Subordinate Certificates to zero, but after the date on which the aggregate Certificate Principal Balance of the Group I or Group II Senior Certificates (other than the related Class P Certificates) has been reduced to zero, all principal on the mortgage loans relating to the Senior Certificates that have been paid in full, after distributions of principal to the Class P Certificates of that Certificate Group, will be paid to the Senior Certificates (other than the related Class P Certificates) of the other Certificate Group. However, principal will not be distributed as described above if on that distribution date (a) the Subordinate Percentage for that distribution date is greater than or equal to 200% of the Subordinate Percentage as of the closing date and (b) the average outstanding principal balance of the Group I Loans and the Group II Loans delinquent 60 days or more over the last six months, as a percentage of the related Subordinate Loan Group Component Balance, is less than 50%. If principal from either the Group I Loans or the Group II Loans is distributed to the Senior Certificates of the other Loan Group according to this paragraph, the Subordinate Certificates will not receive that principal amount.

     The "Subordinate Loan Group Component Balance" for the Group I or Group II Loans at any time will equal the excess, if any, of the then outstanding aggregate Stated Principal Balance of the mortgage loans in the applicable loan group over the then outstanding aggregate Certificate Principal Balance of the Group I or Group II Senior Certificates, as applicable.

CROSS-COLLATERALIZATION DUE TO DISPROPORTIONATE REALIZED LOSSES IN ONE LOAN
GROUP

     If on any distribution date the aggregate Certificate Principal Balance of either the Group I or Group II Senior Certificates, other than the Certificate Principal Balance of the related Class P Certificates, is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group less the applicable Class P Fraction of each Class P Mortgage Loan in that loan group (the "Undercollateralized Group"), then the following will occur:

     o the portion of the Available Funds in respect of principal on the mortgage loans in the other loan group (the "Overcollateralized Group"), after distributions of principal to the Senior Certificates of the Overcollateralized Group, will be distributed to the Senior Certificates of the Undercollateralized Group will be distributed to the Senior Certificates of the Undercollateralized Group ,other than the related Class P Certificates, until the aggregate Certificate Principal Balance of the Senior Certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in the related loans group less the applicable Class P Fraction of each Class P Mortgage Loan in that loan group; and

     o the Available Funds of the Overcollateralized Group will be further reduced, after distributions of interest to the Senior Certificates of the Overcollateralized Group, in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 6.50% per annum and that amount will be added to the Available Funds of the Undercollateralized Group.

Consequently, the Subordinate Certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.]

OPTIONAL TERMINATION

     The master servicer will have the right to repurchase all remaining mortgage loans and REO Properties in the trust, effecting early retirement of the certificates, subject to the aggregate Stated Principal Balance of those mortgage loans and REO Properties at the time of repurchase being less than __% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. In the event the master servicer exercises that option, the purchase price distributed for each certificate will be 100% of its then outstanding principal balance plus any Class P Deferred Amounts in the case of the Class P Certificates and, in the case of an interest- bearing certificate, any unpaid accrued interest on that Certificate Principal Balance or notional amount, as applicable, at the applicable Pass-Through Rate. In each case, the purchase price distributed for each certificate will be subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any REO Properties and that appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates relating to any optional termination will first be paid to the Senior Certificates and then to the Subordinate Certificates. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of the related mortgage loan.

THE TRUSTEE

     [Name of trustee] will be the trustee under the pooling and servicing agreement. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with [name of trustee]. Offered Certificates may be surrendered at the corporate trust office of the trustee located at ______________________________________
_____________________________________ _______________________ or at other addresses as the trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Specific Organizations". The pooling and servicing agreement provides that the Class A-R Certificates, in addition to other classes of certificates, may not be acquired by an ERISA Plan. See "ERISA Considerations" in this prospectus supplement. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

     The initial holder of the Class A-R Certificates is [______________].

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

     The effective yields to the holders of the interest-bearing certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of these certificates because monthly distributions will not be payable to the holders until the 25th day, or, if either that day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans without any additional distribution of interest or earnings on the certificates relating to that delay.

     Delinquencies on the mortgage loans which are not advanced by or on behalf of the master servicer because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates in the reverse order of their numerical class designations, and then by the Senior Certificates. If, as a result of those shortfalls, the aggregate of the Certificate Principal Balances of the Senior Certificates exceeds the aggregate Stated Principal Balances of the mortgage loans, the Certificate Principal Balance of the Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of that excess.

     Net Interest Shortfalls will adversely affect the yields on the related interest-bearing classes of certificates. Any Net Interest Shortfall allocated to the Class A-2 Certificates will reduce the Class A-2 Accrual Amount, reducing the amount of funds available for distribution of principal to the classes of Senior Certificates entitled to receive those distributions. The likelihood that mortgage loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the mortgagor's personal circumstances, including unemployment or change in employment, or, in the case of self-employed mortgagors relying on commission income, fluctuations in income, marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions, including declining real estate values, may particularly affect delinquency and foreclosure experience on the mortgage loans to the extent that the related mortgaged properties are concentrated in one or more geographic areas. Net Interest Shortfalls will adversely affect the yields on the Offered Certificates to which they relate. In addition, although all losses initially will be borne by the Subordinate Certificates in decreasing order of their numerical class designations, either directly or through distributions in respect of Class P Deferred Amounts on the Class P Certificates, Excess Losses on the mortgage loans will be borne by all classes of the Senior Certificates on a pro rata basis. Moreover, since the Subordinate Principal Distribution Amount for each distribution date will be reduced by the amount of any distributions on that distribution date relating to Class P Deferred Amounts, the amount distributable as principal on each of those distribution dates to each class of Subordinate Certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of those Class P Deferred Amounts. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the sponsor or Master Servicer. [The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty.] The mortgage loans are subject to the "due-on-sale" provisions included in those mortgage loans. However, the master servicer may choose not to accelerate a mortgage loan on the conveyance of the related mortgaged property if the master servicer would make a similar decision for a comparable mortgage loan held for its own account. See "The Mortgage Pool" in this prospectus supplement.

     Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the master servicer of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust, in each case as described in this prospectus supplement, will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend on the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of the Class P Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of the Class X Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. Investors in the Class X Certificates should carefully consider the risk that a rapid rate of principal prepayments on the mortgage loans could result in the failure of those investors to recover their initial investments.

     The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, including the decision whether or not to exercise its fights under any "due-on-sale" clause. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. On the other hand, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would, in most cases, be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

     As described in this prospectus supplement under"Description of the Certificates--Distributions of Principal", the applicable Senior Prepayment Percentage of the Principal Prepayment Amount, exclusive of the portion of that Principal Prepayment Amount attributable to the Class P Principal Distribution Amount, will be initially distributed to the Senior Certificates other than the Class P Certificates. This may result in all, or a disproportionate percentage of those principal prepayments being distributed to holders of the Senior Certificates other than the Class P Certificates and none, or less than their pro rata share, of those principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage". The Class A-3 Certificates, in most cases, will not receive any distributions of principal for the first five years after the closing date.

     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions (the "Structuring Assumptions"):

     o    the mortgage loans have the following characteristics:

                                                                AMORTIZED
                                                             REMAINING TERM     REMAINING TERM
  UNPAID PRINCIPAL                                           TO MATURITY (IN    TO MATURITY (IN     LOAN AGE (IN
      BALANCE           MORTGAGE RATE    NET MORTGAGE RATE       MONTHS)            MONTHS)            MONTHS)
--------------------  ----------------  -------------------  ---------------  -------------------  ---------------

     o the mortgage loans prepay at the specified constant prepayment assumption described in the following paragraph for the related class of certificates,

     o no defaults in the payment by the mortgagor of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of the mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated based on the assumed mortgage loan characteristics described in the first table above so that the mortgage loans will amortize in amounts sufficient to repay the principal balances of those assumed mortgage loans by its respective amortizing remaining term,

     o the initial Certificate Principal Balance or notional amount, as applicable, of each class of certificates is as listed under "Summary Information" in this prospectus supplement,

     o interest accrues on each interest-bearing class of certificates at the applicable interest rate listed or described under "Summary Information" in this prospectus supplement,

     o distributions are received in cash on the ____ day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Offered Certificates is _____ ___, ____,

     o the sponsor is not required to repurchase or substitute for any mortgage loan,

     o the depositor does not exercise any option to repurchase the mortgage loans described in this prospectus supplement under "Description of the Certificates--Optional Termination" and

     o    no class of Subordinate Certificates becomes a Restricted Class.

While it is assumed that each mortgage loan prepays at the specified constant prepayment assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

     [Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% prepayment assumption assumes a constant prepayment rate, or CPR, of 4.0% per annum of the then outstanding principal balance of the mortgage loans, mortgage loans in the first month of the life of the mortgage loans and an additional 1.09090909%, or precisely 12/11, per annum in each month after that month until the eleventh month. Beginning in the twelfth month and in each month after that month during the life of the mortgage loans, a 100% prepayment assumption assumes a CPR of 16% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the related prepayment assumption. Correspondingly, a 200% prepayment assumption assumes prepayment rates equal to 200% of the related prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.]

     The sensitivity tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of particular classes of certificates to various constant prepayment assumptions. The yields listed in the tables were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the applicable class of certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase price of those classes and converting those monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on particular classes of certificates and consequently do not purport to reflect the return on any investment in that class of certificates when those reinvestment rates are considered.

SENSITIVITY OF THE CLASS P CERTIFICATES

     THE CLASS P CERTIFICATES WILL BE "PRINCIPAL ONLY" CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOW RATE OF PRINCIPAL PAYMENTS, INCLUDING PREPAYMENTS, OF THE CLASS P MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS P CERTIFICATES.

     As described above under "Description of the Certificates--Distributions of Principal", the Class P Principal Distribution Amount for the Class P Certificates is calculated by reference to the principal payments, including prepayments, on the Class P Mortgage Loans. The Class P Mortgage Loans will have lower Net Mortgage Rates, and lower mortgage rates, than the other mortgage loans. Mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given reduction in market interest rates. As a result, the Class P Mortgage Loans may prepay at lower rates, reducing the rate of payment of principal and the resulting yield of the Class P Certificates.

     The information shown in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Class P Certificates, expressed as a percentage of initial Certificate Principal Balance, is ______%.

             SENSITIVITY OF THE CLASS P CERTIFICATES TO PREPAYMENTS (PRE-TAX YIELD TO MATURITY)
                                       CPR

          0             8             12             16            24

     It is highly unlikely that all of the mortgage loans will have the characteristics assumed or that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class P Certificates is likely to differ from those shown in the table above, even if all of the applicable mortgage loans prepay at the indicated percentages of the prepayment assumption. No representation is made as to the actual rate of principal payments on the Class P Mortgage Loans for any period or over the life of the certificates or as to the yield on the Class P Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase a class of Class P Certificates.

SENSITIVITY OF THE CLASS X CERTIFICATES

     AS INDICATED IN THE TABLE BELOW, THE YIELDS TO INVESTORS ON THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS, INCLUDING PREPAYMENTS, OF THE PREMIUM RATE MORTGAGE LOANS, PARTICULARLY THOSE WITH HIGH NET MORTGAGE RATES. THE MORTGAGE LOANS, IN MOST CASES, CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY ____% OF THE CPR. IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS WERE TO EXCEED THE APPLICABLE LEVEL FOR AS LITTLE AS ONE MONTH WHILE EQUALING THAT LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS X CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     As described above under "Description of the Certificates--Distribution of Interest", the passthrough rate of the Class X Certificates in effect from time to time is calculated by reference to the Net Mortgage Rates of the Premium Rate Mortgage Loans. Mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Premium Rate Mortgage Loans may prepay at higher rates, reducing the pass-through rate and notional amount of the Class X Certificates.

     The information shown in the following table has been prepared on the basis of the Structuring Assumptions which assume no Realized Losses, and on the assumption that the purchase prices, expressed as a percentage of initial notional amount, of the notional amount certificates is ____%, not including interest. However, accrued interest has been added to that price in calculating the yields shown in the table below.

             SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS
                            (PRE-TAX YIELDS TO MATURITY)
                                      CPR

          0             8             12             16            24


     It is highly unlikely that all of the mortgage loans will have the characteristics assumed or that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class X Certificates is likely to differ from those shown in the table above, even if all of the mortgage loans prepay at the indicated percentages of the prepayment assumption. No representation is made as to the actual rate of principal payments on the mortgage loans for any period or over the lives of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of any class of certificates is determined by:

     o multiplying the amount of the reduction, if any, of the Certificate Principal Balance of that certificate on each distribution date by the number of years from the date of issuance to that distribution date,

     o    summing the results and

     o dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of that class referred to in the first clause.

     For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend on a variety of other factors, including the timing of changes in that rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distribution of Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Certificate Principal Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant prepayment assumptions, see "--Decrement Tables" in the following paragraph.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Certificate Principal Balances of the classes of Offered Certificates, other than the Class X Certificates, that would be outstanding after each of the dates shown at various constant prepayment assumptions and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that all of the mortgage loans will have the characteristics assumed, that all of the mortgage loans will prepay at the constant prepayment assumption specified in the tables or at any constant rate or that all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant prepayment assumptions, even if the weighted average remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loan specified in the structuring assumptions.

                               [DECREMENT TABLES]

LAST SCHEDULED DISTRIBUTION DATE

     The last scheduled distribution date for the certificates is the distribution date in __________, which is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan. Since the rate of distributions in reduction of the Certificate Principal Balance or notional amount of each class of Offered Certificates will depend on the rate of payment, including prepayments, of the mortgage loans, the Certificate Principal Balance or notional amount of that class could be reduced to zero significantly earlier or later than the last scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

THE SUBORDINATE CERTIFICATES

     The weighted average lives of, and the yields to maturity on the Subordinate Certificates, in descending order of their numerical class designations, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of that certificate may be lower than the yield expected by that holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. Usually, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the mortgage loans will reduce the Certificate Principal Balance of the applicable class of Subordinate Certificates to the extent of any losses allocated to that class, as described under "Description of the Certificates--Allocation of Losses", without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation after giving effect to all distributions and allocations of losses, as described in this prospectus supplement under "Description of the Certificates--Allocation of Losses". As a result of those reductions, less interest will accrue on that class or classes of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of the Principal Prepayment Amount to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds and distributions of funds to the holders of the Class P Certificates otherwise available for distributions on the Subordinate Certificates to the extent of reimbursement for Class P Deferred Amounts. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

     If on any distribution date the related Subordination Level for any class of Subordinate Certificates is less than that percentage as of the closing date, all principal payments in full and partial principal prepayments, available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations, accelerating the amortization of that class relative to that of the Restricted Classes and reducing the weighted average lives of those classes of Subordinate Certificates receiving those distributions. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

ADDITIONAL INFORMATION

     The depositor intends to file additional yield tables and other computational materials for one or more classes of Offered Certificates with the Securities and Exchange Commission, or the Commission, in a report on Form 8-K. Those tables and materials were prepared by the underwriter at the request of particular prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CLASSES

     The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination within the Subordinate Certificates is intended to provide holders of certificates with a higher relative payment priority protection against Realized Losses other than Excess Losses. In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, and against Bankruptcy Losses and Fraud Losses on the mortgage loans up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below.

     The Subordinate Certificates will provide protection to the Senior Certificates of higher relative priority against Bankruptcy Losses on the mortgage loans in an initial amount expected to be up to approximately $___________, or the Bankruptcy Loss Coverage Amount, Fraud Losses on the mortgage loans in an initial amount expected to be up to approximately $___________, or the Fraud Loss Coverage Amount, and Special Hazard Losses on the mortgage loans in an initial amount expected to be approximately $___________, or the Special Hazard Loss Coverage Amount.

     The Special Hazard Loss Coverage Amounts will be reduced, from time to time, to an amount equal on any distribution Date to the lesser of:

     o    the greatest of

     o    1% of the aggregate of the principal balances of the mortgage loans,

     o    twice the principal balance of the largest mortgage loan and

     o the aggregate principal balances of the mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any that zip code area and

     o that Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of Special Hazard Losses allocated to the certificates since the closing date.

All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding that distribution date after giving effect to scheduled installments of principal and interest on the mortgage loans then due, whether or not paid.

     The Fraud Loss Coverage Amounts will be reduced, from time to time, by the amount of Fraud Losses on mortgage loans allocated to the related certificates. In addition, on each anniversary of the cutoff date, the Fraud Loss Coverage Amounts will be reduced as follows:

     o on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of

     o 1% of the then current Stated Principal Balances of the mortgage loans and

     o the excess of that Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date (or, in the case of the first anniversary, as of the cut-off date) over the cumulative amount of Fraud Losses allocated to the certificates since that preceding anniversary or the cut-off date, as the case may be, and

     o    on the fifth anniversary of the cut-off date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses on mortgage loans allocated to the related certificates.

     The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses as described above may be canceled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected by those losses. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     As used in this prospectus supplement, a deficient valuation is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by that mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a debt service reduction, the amount of the secured debt could be reduced to that value. The holder of that mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related mortgage loan. In spite of the foregoing, that occurrence shall not be considered a reduction of the amount of the monthly payment on the related mortgage loan or deficient valuation so long as the master servicer is pursuing any other remedies that may be available for the related mortgage loan, and that mortgage loan is not in default for payment due under that mortgage loan or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any reduction of the amount of the monthly payment on the related mortgage loan or deficient valuation.

                                USE OF PROCEEDS

     The depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the mortgage loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     ________________, counsel to the depositor, has filed with the depositor's registration statement an opinion stating that the discussion in this section, along with the discussion in the prospectus under "Material Federal Income Tax Consequences," represents counsel's opinion as to the material federal income tax consequences of investing in the certificates.

     Assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust will be treated as a REMIC. The assets of the REMIC will consist of the mortgage loans and all other property in the trust. The REMIC will issue the Regular Certificates, which will be designated as the regular interests in the REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in the REMIC. See "Description of the Certificates--REMIC Structure" in this prospectus supplement. The Regular Certificates will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     The Class P Certificates will be treated for federal income tax purposes as having been issued with an amount of original issue discount, or OID, equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Class X Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on those certificates over their issue price. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which that certificateholder would be entitled if there were no further prepayments of the mortgage loans. The remaining classes of regular certificates, depending on their respective issue prices, as described in the prospectus under "Material Federal Income Tax Consequences", may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the trust intends to assume that there will be prepayments on the mortgage loans at ___% CPR. No representation is made as to whether the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on those certificates.

     The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code, addressing the treatment of debt instruments issued with OID. Purchasers of the regular certificates should be aware that the OID regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address particular issues relevant to, or are not applicable to, securities such as the regular certificates.

     If the holders of any Regular Certificates are treated as holding those certificates at a premium, those holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Offered Certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Internal Revenue Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Internal Revenue Code, to the extent the assets of the trust are assets described in these sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Internal Revenue Code.

     The holders of the residual certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to those holders during various periods. All or a portion of the taxable income from a residual certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

     Also, purchasers of a residual certificate should consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and are encouraged to consult their own tax advisors for those consequences. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the prospectus. Specifically, prospective holders of residual certificates are encouraged to consult their tax advisors regarding whether, at the time of acquisition, a residual certificate will be treated as a "noneconomic" residual interest, a "non- significant value" residual interest and a "tax avoidance potential" residual interest. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates", "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Mark-to-Market Rules", "--Excess Inclusions" and "--Foreign Investors in REMIC Certificates" in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions and Other Possible REMIC Taxes" and "--Taxation of Owners of REMIC Regular Certificates--Realized Losses" in the prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code to acquire any of the Offered Certificates is encouraged to consult with its counsel about the potential consequences under ERISA, and/or the Internal Revenue Code, of the plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest relating to an employee benefit plan subject to ERISA and/or to Section 4975 of the Internal Revenue Code from engaging in specific transactions involving that plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes various excise taxes on prohibited transactions involving plans and other arrangements, including, but not limited to, individual retirement accounts, described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules described in Section 503 of the Internal Revenue Code.

     Except as noted above, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. A fiduciary that decides to invest the assets of a plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

     The U.S. Department of Labor has granted to the underwriter an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by plans of securities, including certificates, issued by entities that hold investment pools consisting of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to certificates that qualify for the Exemption and that represent beneficial ownership interests in a trust comprised of mortgage loans like the mortgage loans in the trust. For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

     The U.S. Department of Labor has issued an administrative exemption (the "Exemption"), as described under "ERISA Considerations" in the prospectus, to the underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by S&P, Fitch or Moody's Investors Service, Inc. at the time of purchase and underwritten by the underwriter, such as the Offered Certificates, and the servicing and operation of asset pools, such as the mortgage loans, provided that the conditions of the Exemption are satisfied. The Exemption, as well as exemptions issued to certain other underwriters, was amended in PTE 2002-41 (67 Fed. Reg. 54487) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary. The purchase of the Offered Certificates by, on behalf of or with the plan assets of any plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. A fiduciary of a plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "BBB-" or higher at the time of purchase.

     Because the characteristics of the Class A-R Certificates will not meet the requirements of PTCE 83-1, as described in the prospectus, or the Exemption, and may not meet the requirements of any other issued exemption under ERISA, the purchase and holding of these certificates by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Internal Revenue Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class A-R Certificates will not be registered by the trustee unless the trustee receives the following:

     o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Internal Revenue Code, nor a person acting on behalf of such a plan arrangement or using the assets of such a plan or arrangement to effect that transfer; or

     o an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, any person acting on behalf of a plan or using a plan's assets, will not result in the assets of the trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Internal Revenue Code and will not subject the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     In the event that a representation is violated, or any attempt to transfer to a plan or person acting on behalf of a plan or using a plan's assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

     Prospective plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions described in the underwriting agreement between the depositor and [name of underwriter], an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, the Offered Certificates.

     The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of various legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

     The distribution of the Offered Certificates by the underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the depositor from the sale of the Offered Certificates will be approximately ____% of the initial aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the depositor. The underwriter may effect those transactions by selling its certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount. The underwriter and any dealers that participate with the underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that the depositor will indemnify the underwriter, and under limited circumstances, the underwriter will indemnify the depositor, against various civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made for the indemnification.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Certificates will be monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the certificates, including material federal income tax consequences relating to the certificates, will be passed on for the depositor by _________________, _________,________. __________________ will pass on specific legal matters on behalf of the underwriter.

                               LEGAL PROCEEDINGS

     [There are no material legal proceedings pending against the sponsor, the depositor, the trustee, the issuing entity, the master servicer, [any affiliated servicer, any 20% concentration unaffiliated servicer, any 20% concentration originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

     [There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator] or [any credit enhancement provider or derivatives counterparty. There are no affiliations among the master servicer, [any affiliated servicer, any 20% concentration unaffiliated servicer], the trustee, [any 10% concentration originator] or [any credit enhancement provider or derivatives counterparty. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                    RATINGS

     It is a condition of the issuance of the Offered Certificates that they receive from [S&P and Fitch] as indicated:

                                                    Rating Agency

         Class                                [S&P]               [Fitch]

         A-1................................   AAA                  AAA
         A-2................................   AAA                  AAA
         A-3................................   AAA                  AAA
         A-4................................   AAA                  AAA
         P..................................   AAA                  AAA
         X..................................   AAA                  AAA
         A-R................................   AAA                  AAA
         B-1................................   ___                  AA
         B-2................................   ___                   A
         B-3................................   ___                  BBB

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Class X Certificates do not address whether investors will recoup their initial investment. The rating assigned by Fitch to the Class P Certificates only addresses the return of its Certificate Principal Balance. The rating assigned by Fitch to the Class A-R Certificates only addresses the return of its Certificate Principal Balance and interest on that class at its stated pass-through rate.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements that those certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. S&P's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. Further, the ratings on the Class X Certificates do not address whether investors will recoup their initial investment.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

     The depositor has not requested a rating of the Offered Certificates by any rating agency other than the S&P and Fitch. There can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by that other rating agency. The rating assigned by that other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

     The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies' particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                             _____________________
                                 SERIES ____-_

                            PHH MORTGAGE CAPITAL LLC
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES ____-_

                            $_______________________
                                 (APPROXIMATE)

                          ___________________________

                             PROSPECTUS SUPPLEMENT

                          ___________________________

                             [NAME OF UNDERWRITER]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series ____-_ Mortgage Pass-Through Certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series ____-_ Mortgage Pass-Through Certificates and for their unsold allotments or subscriptions. In addition, all dealers selling the Series ____-_ Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                            ____________ ____, ____

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                              SUBJECT TO COMPLETION
       PRELIMINARY PROSPECTUS SUPPLEMENT DATED APRIL 28, 2006 [VERSION 2]



          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED ______ ___, ____)
                        PHHMC MBN TRUST SERIES 2006-[__]
                                 ISSUING ENTITY

                               [NAME OF SPONSOR]
                                    SPONSOR

                            PHH MORTGAGE CAPITAL LLC
                                    DEPOSITOR

                            [NAME OF MASTER SERVICER]
                                 MASTER SERVICER

                      MORTGAGE-BACKED NOTES, SERIES ____-_
                                        $
                                  (Approximate)

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-___ IN THIS PROSPECTUS SUPPLEMENT. The notes offered hereby represent an interest solely in the issuing entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].


------------------------------- ------------------ -------------------- ------------------
            CLASS               PASS-THROUGH RATE    NOTE PRINCIPAL      SCHEDULED FINAL
                                                         BALANCE          MATURITY DATE
------------------------------- ------------------ -------------------- ------------------
A-____..................             _____%           $____________     [___ __, 20__]
------------------------------- ------------------ -------------------- ------------------
M-1.....................             _____%           $____________     [___ __, 20__]
------------------------------- ------------------ -------------------- ------------------
M-2.....................             _____%           $____________     [___ __, 20__]
------------------------------- ------------------ -------------------- ------------------
M-3.....................             _____%           $____________     [___ __, 20__]
------------------------------- ------------------ -------------------- ------------------

THE TRUST

The trust will consist primarily of a mortgage pool of one- to four-family fixed-rate and adjustable-rate residential mortgage loans. The trust will be represented by ______ classes of notes, ______ of which are offered by this prospectus supplement.

CREDIT ENHANCEMENT

The notes will have credit enhancement in the form of subordination.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the company from the offering will be ___% of the aggregate principal balance of the offered notes, less expenses equal to $_______. SEE "METHOD OF DISTRIBUTION" IN THIS PROSPECTUS SUPPLEMENT.

 [The Underwriter], as underwriter, will buy the offered notes from PHH Mortgage Capital LLC at a price equal to ____% of their face value. PHH Mortgage Capital LLC will pay the expenses related to the issuance of the notes from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.]

                              [NAME OF UNDERWRITER]
                                ------ ---, ----

                                TABLE OF CONTENTS


SUMMARY INFORMATION..........................................................
TRANSACTION STRUCTURE........................................................
RISK FACTORS.................................................................
THE MORTGAGE POOL............................................................
STATIC POOL INFORMATION......................................................
THE SPONSOR, THE ORIGINATOR AND THE MASTER SERVICER..........................
ADDITIONAL INFORMATION.......................................................
DESCRIPTION OF THE NOTES.....................................................
GLOSSARY OF TERMS............................................................
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS................................
PHHMC MBN TRUST SERIES ____-__...............................................
THE OWNER TRUSTEE............................................................
THE INDENTURE TRUSTEE........................................................
THE SERVICING AGREEMENT......................................................
THE INDENTURE AND OWNER TRUST AGREEMENT......................................
TABLE OF FEES AND EXPENSES...................................................
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.....................................
METHOD OF DISTRIBUTION.......................................................
LEGAL MATTERS................................................................
LEGAL PROCEEDINGS............................................................
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS.........................
RATINGS......................................................................
LEGAL INVESTMENT.............................................................
ERISA CONSIDERATIONS.........................................................
ANNEX I......................................................................

                               SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT BUT DOES NOT CONTAIN ALL OF THE INFORMATION TO MAKE YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED NOTES.

                      MORTGAGE-BACKED NOTES, SERIES ____-_

                                                   INITIAL RATING OF NOTES
                    INITIAL
                   NOTES NOTE
                   PRINCIPAL     NOTE INTEREST                                  DESIGNATIONS AND
     CLASS          BALANCE     RATE (PER ANNUM)   ___ RATING    ___ RATING         FEATURES              FORM
----------------  -----------   ----------------   ----------    ----------     -----------------   --------------
OFFERED NOTES
[A-1              $                    %              AAA           AAA]             Senior            Book Entry
[M-1                                   %               AA           AA]          Senior/Accrual        Book Entry
[M-2                                   %               A             A]          Senior/Lockout        Book Entry
[M-3                                   %              N/A           BBB]             Senior          Book Entry
TOTAL    OFFERED
NOTES
NON-OFFERED
EQUITY
CERTIFICATES
B-1               $                    %              N/A            BB            Subordinate          Physical

TOTAL
OFFERED
NOTES AND
NON-OFFERED
EQUITY
CERTIFICATES

--------------------------
All balances are subject to a variance of no more than 5%.


The notes offered hereby represent interests solely in PHHMC MBNTrust Series ____-__ and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

DEPOSITOR

o        PHH Mortgage Capital LLC

SPONSOR

o        [Name of Sponsor] will sell the mortgage loans to the depositor.

MASTER SERVICER

o [Name of Master Servicer] will initially service all of the mortgage loans directly.

THE ORIGINATOR

o Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

ISSUING ENTITY

o        PHH MBN Trust Series _______-__.

OWNER TRUSTEE

o        [Name of Owner Trustee].

INDENTURE TRUSTEE

o        [Name of Indenture Trustee].

CUT-OFF DATE

o        _____ 1, ____.

CLOSING DATE

o        _____ __, ____.

DETERMINATION DATE

o As to the mortgage loans, the ____ day of each month or if that day is not a business day, the next business day.

DISTRIBUTION DATE

o Beginning on _____ 25, ____ and thereafter on the 25th day of each month or if that day is not a business day, the next business day.

RECORD DATE

o The last business day of the month preceding the month of a distribution date.

THE ISSUING ENTITY

The notes will be issued by PHHMC MBN Trust Series ____-__, a Delaware statutory trust established pursuant to an owner trust agreement between the depositor and the owner trustee. PHHMC MBN Trust Series ____-__ will issue _____ classes of notes representing non-recourse debt obligations of PHHMC MBN Trust Series ____-__ secured by the trust estate.

SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT.

Distributions of interest and/or principal on the offered notes will be made only from payments received in connection with the mortgage loans described below.

THE MORTGAGE POOL

On _____ __, ____, the trust will acquire a pool of mortgage loans. As of _____ 1, ____, the mortgage pool consists of approximately _____ mortgage loans, with an aggregate principal balance of approximately $_____. All of the mortgage loans are secured by residential properties and each is set to mature within __ to __ years of the date it was originated.

[PRE-FUNDING ACCOUNT

On the closing date, the depositor will deposit approximately $[less than 25% of aggregate loan balance] into a segregated account maintained with the indenture trustee, referred to in this prospectus supplement as the pre-funding account. The trust will use this amount to buy additional mortgage loans from the sponsor to be added to the mortgage pool after the closing date and prior to [90 days after closing date]. The depositor must satisfy certain conditions specified in the indenture before it can sell additional mortgage loans to the trust. If any amounts are left in the pre-funding account on [________], the holders of the offered notes will receive those amounts as a principal payment, in accordance with the priorities set forth herein, on the [_________] payment date.]

[CAPITALIZED INTEREST ACCOUNT

On the closing date, the depositor will deposit into a segregated account maintained with the indenture trustee, referred to in this prospectus supplement as the capitalized interest account, the amount, if any, specified in the indenture. Funds on deposit in the capitalized interest account may be applied by the indenture trustee to cover a portion of certain shortfalls in the amount of interest generated by the assets of the trust attributable to the pre-funding feature during the pre-funding period.]

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the related mortgage loan, the sponsor will, in accordance with the terms of the indenture, within 90 days of the date of notice, provide the indenture trustee with a substitute mortgage loan.

THE NOTES

OFFERED NOTES. The offered notes will have the characteristics shown in the table above in this prospectus supplement. The interest rates on each class of offered notes are variable and are calculated for each distribution date as described in this prospectus supplement under "DESCRIPTION OF THE
NOTES--INTEREST RATES" in this prospectus supplement.

DISTRIBUTIONS ON THE NOTES

Distributions on the offered certificates will be made from available amounts as described in this prospectus supplement as follows:

                            PRIORITY OF DISTRIBUTIONS

                                     Losses
--------------------------------------------------------------------------------
Class A-1     Class M-1     Class M-2     Class M-3    Class B-1    Non-Offered
                                                                    Certificates
--------------------------------------------------------------------------------
                  Accrued certificate interest, then principal

INTEREST DISTRIBUTIONS

To the extent of the current interest payment amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the interest payment amount for that class. On each payment date, the current interest payment amount will be distributed in the following order of priority:

First, to the holders of the Class A Notes, the interest payment amount for those notes;

Second, to the extent of the current interest payment amount remaining after payment of the interest payment amounts for the Class A Notes, to the holders of the Class M-1 Notes, the interest payment amount for those Notes;

Third, to the extent of the current interest payment amount remaining after payment of the interest payment amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the interest payment amount for those notes; and

Fourth, to the extent of the current interest payment amount remaining after payment of the interest payment amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the interest payment amount for those notes.

With respect to any payment date, to the extent that the aggregate of the interest payment amounts for the notes is limited by the current interest payment amount for the related due 9eriod, the holders of some classes of notes may receive an interest payment amount calculated at the available interest rate rather than at the applicable note accrual rate for those classes and that payment date. The interest carry forward amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after some other payments on the notes on that payment date, but before any payments on the equity certificates on that payment date.

All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable interest accrual period.

The note balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate.

PRINCIPAL DISTRIBUTIONS

On each payment date, the principal payment amount will be distributed to the holders of the notes then entitled to payments of principal. In no event will the principal payment amount with respect to any payment date be (x) less than zero or (y) greater than the then-outstanding aggregate note balance of the notes. The principal payment amount for the first payment date will include approximately $_________ collected by the master servicer in respect of prepayments on the mortgage loans during the _________ ____ prepayment period.

The manner of distributing principal among the classes of notes will differ, as described in this prospectus supplement, depending upon whether a payment date occurs before the distribution date in [_________] or on or after that payment date, and depending upon the delinquency and loss experience of the mortgage loans. WE REFER YOU TO "DESCRIPTION OF THE NOTES--PRINCIPAL PAYMENTS ON THE NOTES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

On each payment date (a) prior to the stepdown date or (b) on which a trigger event is in effect, the principal payment amount shall be distributed: first, to the Class A Notes, until the note balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the note balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the note balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the note balance thereof has been reduced to zero.

On each payment date (a) on or after the stepdown date and (b) on which a trigger event is not in effect, the holders of the Class A Notes and the subordinate notes shall be entitled to receive payments in respect of principal to the extent of the principal payment amount in the following amounts and order of priority:

First, the lesser of (x) the principal payment amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the note balance thereof has been reduced to zero;

Second, the lesser of (x) the excess of (i) the principal payment amount over
(ii) the amount distributed to the holders of the Class A Notes pursuant to clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the note balance thereof has been reduced to zero;

Third, the lesser of (x) the excess of (i) the principal payment amount over
(ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above and to the holders of the Class M-1 Notes pursuant to clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the note balance thereof has been reduced to zero; and

Fourth, the lesser of (x) the excess of (i) the principal payment amount over
(ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above, to the holders of the Class M-1 Notes pursuant to clause second above and to the holders of the Class M-2 Notes pursuant to clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the note balance thereof has been reduced to zero.

On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, principal will be payable on each class of notes in an amount equal to the note balance thereof on that payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, amounts in respect of accrued interest, interest carry forward amounts and allocated realized loss amounts will also be payable on each class of notes in the priorities listed in the Indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the note balances and pay those other amounts.

The allocation of payments in respect of principal to the Class A Notes on each payment date (a) prior to the stepdown date or (b) on which a trigger event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of realized losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the subordinate notes and the overcollateralized amount. Increasing the respective percentage interest in the trust estate of the subordinate notes and the overcollateralized amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the subordinate notes and the overcollateralized amount.

The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination as described below and under "DESCRIPTION OF THE NOTES--OF LOSSES; SUBORDINATION" in this prospectus supplement.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

SERVICING FEE
With respect to each mortgage loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the mortgage loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a mortgage loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such monthly payments collected. The master servicer will pay the indenture trustee's fee and the servicing fees from its fee. The master servicing fee, indenture trustee's fee and servicing fees will be paid prior to any distributions on the notes.



OPTIONAL TERMINATION

If the aggregate principal balance of the mortgage loans declines below __% of the total pool principal balance as of the cut- off date, then the __________ may purchase all of the mortgage loans and the related properties in the trust. If the ___________ purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

EQUITY CERTIFICATES

$___________ Trust Certificates, Series ___-__. The certificates will be issued under the owner trust agreement, and will represent the beneficial ownership interest in the issuing entity. The certificates are not offered under this prospectus supplement.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the notes will be treated as debt. The trust itself will not be subject to tax.

ERISA CONSIDERATIONS

The Notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts subject to important considerations.

LEGAL INVESTMENT

The Class A Notes and Class M-1 Notes will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. [The Class M-2 and Class M-3 Certificates will not be "mortgage related securities" for purposes of SMMEA.]

RATINGS

The trust will not issue the offered notes unless they have been assigned the ratings designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

                              TRANSACTION STRUCTURE

                                 [INSERT CHART]

                                  RISK FACTORS

THIS PROSPECTUS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DESCRIBES THE MATERIAL RISK FACTORS RELATED TO YOUR SECURITIES. THE SECURITIES OFFERED UNDER THIS PROSPECTUS SUPPLEMENT ARE COMPLEX SECURITIES. YOU SHOULD POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IN THE CONTEXT OF YOUR FINANCIAL SITUATION AND TOLERANCE FOR RISK.

[APPROPRIATE RISK FACTORS AS NECESSARY. [The underwriter intends to make a
POSSIBLE RISK FACTORS BASED ON THIS     secondary market for the certificates,
FORM INCLUDE THE FOLLOWING:YOU MAY      but is not obligated to do so.] There is
HAVE TO HOLD YOUR NOTES TO MATURITY     currently no secondary market for the
IF THEIR MARKETABILITY IS LIMITED.      offered notes. We cannot give you any
                                        assurance that a secondary market will
                                        develop or, if it develops, that it will continue. Consequently, you may not be able to sell your offered certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate;
                                        these fluctuations may be significant
                                        and could result in significant losses
                                        to you.

                                        The secondary markets for mortgage
                                        backed securities have experienced
                                        periods of illiquidity and can be
                                        expected to do so in the future.
                                        Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE YIELD ON YOUR NOTES WILL VARY       The yield to maturity on your notes will
DEPENDING ON THE RATE OR PREPAYMENTS.   be directly related to the rate of
                                        principal payments on the mortgage
                                        loans, which will be affected by factors including:

THE YIELD ON YOUR NOTES WILL VARY       The yield to maturity on your notes will
DEPENDING ON THE RATE OR PREPAYMENTS.   be directly related to the rate of
                                        principal payments on the mortgage
                                        loans, which will be affected by factors including:

                                        o         the amortization schedules of
                                                  the mortgage loans;

                                        o         the rate of prepayments by
                                                  mortgagors, including
                                                  prepayments resulting from
                                                  refinancing;

                                        o         liquidations of defaulted
                                                  mortgage loans;

                                        o         repurchases of mortgage loans
                                                  as a result of defective
                                                  documentation and breaches of
                                                  representations and
                                                  warranties; and

                                        o         the optional purchase of the
                                                  mortgage loans in connection
                                                  with the termination of the
                                                  trust.

                                        The rate of principal payments on pools
                                        of mortgage loans is influenced by a
                                        variety of economic, geographic, social
                                        and other factors. For example, if
                                        currently offered mortgage rates for
                                        similar mortgage loans fall below the
                                        mortgage rates on the mortgage loans,
                                        the prepayment rate should increase. On
                                        the other hand, if currently offered
                                        mortgage rates rise above the mortgage
                                        rates on the mortgage loans, the
                                        prepayment rate should decrease.

IF THE RATE OF PREPAYMENTS ON THE       We cannot predict the rate at which
MORTGAGE LOANS IS DIFFERENT THAN        mortgagors will repay their mortgage
EXPECTED, YOUR YIELD MAY BE             loans. Please consider the following:
CONSIDERABLY LOWER THAN ANTICIPATED.

                                        o         If you are purchasing a note
                                                  at a discount, your yield may
                                                  be lower than anticipated if
                                                  principal payments on the
                                                  mortgage loans occur at a
                                                  slower rate than you expected.

                                        o         If you are purchasing a note
                                                  at a premium, your yield may
                                                  be lower than anticipated if
                                                  principal payments on the
                                                  mortgage loans occur at a
                                                  faster rate than you expected.

                                        o         Notes that receive only
                                                  payments of interest are
                                                  especially sensitive to
                                                  variations in the rate of
                                                  prepayments. If the rate of
                                                  prepayments on the mortgage
                                                  loans is faster than you
                                                  expected, your yield will be
                                                  lower than anticipated and you
                                                  may not fully recoup your
                                                  initial investment.

                                        o         Notes that receive only
                                                  payments of interest are
                                                  especially sensitive to
                                                  variations in the rate of
                                                  prepayments. If the rate of
                                                  prepayments on the related
                                                  mortgage loans is faster than
                                                  expected, your yield will be
                                                  lower than anticipated and you
                                                  may not fully recoup your
                                                  initial investment.

                                        o         Notes that receive only
                                                  payments of principal are
                                                  especially sensitive to
                                                  variations in the rate of
                                                  prepayments. If the rate of
                                                  prepayments on the related
                                                  mortgage loans is slower than
                                                  you expected, your yield will
                                                  be lower than anticipated and
                                                  you may not fully recoup you
                                                  initial investment.

                                        o         The earlier a payment of
                                                  principal occurs, the greater
                                                  the impact on your yield. For
                                                  example, if you purchase a
                                                  certificate at a premium,
                                                  although the average rate of
                                                  principal payments is
                                                  consistent with your
                                                  expectations, if the rate of
                                                  principal payments occurs
                                                  initially at a rate higher
                                                  than expected, which would
                                                  adversely impact your yield, a
                                                  subsequent reduction in the
                                                  rate of principal payments
                                                  will not offset any adverse
                                                  yield effect.

                                        SEE "YIELD, PREPAYMENT AND MATURITY
                                        CONSIDERATIONS" IN THIS PROSPECTUS
                                        SUPPLEMENT FOR MORE DETAIL.

THE VALUE OF YOUR NOTES MAY  BE         If the performance of the mortgage loans
REDUCED IF LOSSES ARE HIGHER THAN       is substantially worse than assumed by
EXPECTED.                               the rating agencies, the ratings of any
                                        class of the notes may be lowered in the future. This would probably reduce the value of those notes. Neither the depositor, the master servicer nor any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the notes.

SUBORDINATE                             NOTES Before purchasing subordinate
                                        notes, you should consider the following factors that may negatively impact your yield:

                                        o         The subordinate notes are not
                                                  entitled to a proportionate
                                                  share of principal prepayments
                                                  on the mortgage loans until
                                                  the beginning of the _____
                                                  year after the closing date.
                                                  In addition, if losses on the
                                                  mortgage loans exceed stated
                                                  levels, classes of subordinate
                                                  notes with higher numerical
                                                  class designations will not
                                                  receive a principal
                                                  distribution.

                                        o         Losses resulting from the
                                                  liquidation of defaulted
                                                  mortgage loans, other than
                                                  excess losses resulting from
                                                  special hazards, mortgagor
                                                  fraud or mortgagor bankruptcy,
                                                  will be allocated to the
                                                  subordinate notes in reverse
                                                  order of numerical class
                                                  designation, until the class
                                                  balance has been reduced to
                                                  zero. A loss allocation
                                                  results in a reduction in a
                                                  class balance without a
                                                  corresponding distribution of
                                                  cash to the holder. Also, the
                                                  lower class balance will
                                                  result in less interest
                                                  accruing on the notes.

                                        o         The earlier in the transaction
                                                  that a loss on a mortgage loan
                                                  occurs, the greater the
                                                  reduction in yield.

                                        o         These risks are more severe
                                                  for the classes of subordinate
                                                  notes with higher numerical
                                                  class designations.

                                        SEE "DESCRIPTION OF THE NOTES" AND
                                        "YIELD, PREPAYMENT AND MATURITY
                                        CONSIDERATIONS" IN THIS PROSPECTUS
                                        SUPPLEMENT FOR MORE DETAIL.

[GEOGRAPHIC CONCENTRATION               Approximately ___% of the mortgage
                                        loans, by principal balance as of _____
                                        __, ____, are secured by properties
                                        located in California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to those rates in a stable or improving real estate market. Also, California is more susceptible to various types of uninsurable hazards, such as earthquakes, brush fires, floods, mudslides and other natural disasters.
                                        If these occur, the rates of
                                        delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase.]

FICO SCORES MENTIONED IN THIS           Investors should be aware that FICO
PROSPECTUS SUPPLEMENT                   scores are based on past ARE NOT AN
                                        INDICATOR OF FUTURE PERFORMANCE OF
                                        payment history of the borrower.
                                        Investors should not rely BORROWERS on
                                        FICO scores as an indicator of future
                                        borrower performance. See "Loan PROGRAM
                                        -- FICO SCORES" in the prospectus.

         Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Notes--Glossary of Terms" or in the prospectus under "Glossary".

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

o the prospectus, which provides general information, some of which may not apply to your series of notes; and

o this prospectus supplement, which describes the specific terms of your series of notes.

                                THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed- rate mortgage loans secured by first liens on residential real properties, the mortgaged properties, and having an aggregate principal balance as of the cut-off date of approximately $___________. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date.

         The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the closing date from the sponsor. See "--Underwriting Standards; Representations" and "The Sponsor" in this prospectus supplement.

         The mortgage loans typically have scheduled monthly payments due, at to each mortgage loan, on the first day of the month. The day on which scheduled monthly payments are due is referred to as the due date. Each mortgage loan will contain a customary due-on-sale clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

         No mortgage loan is subject to a buydown agreement.

         Approximately ____% of the mortgage loans are Balloon Loans. Each Balloon Loan is a fixed rate mortgage loan that amortizes over ___ months, but the final Balloon Payment on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on that Balloon Loan for the period prior to the due date of the Balloon Payment.

         The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the cut- off date was approximately $_______.

         The mortgage loans had mortgage rates as of the cut-off date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

         The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have a first due date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the cut-off date. The latest maturity date of any mortgage loan is __________ ____.

         [No mortgage loan will be more than 30 days delinquent as of the Cut-off Date and no mortgage loan has been 30 or more days delinquent since origination. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.]

         The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding). As of the closing date, no more than 5% of the mortgage pool, by aggregate principal balance, will deviate from the characteristics described in this prospectus supplement.


             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

             RANGE($)               NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE




     Total..................


         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

             RANGE($)               NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE









     Total..................

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

         MORTGAGE RATE(%)           NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE





     Total..................


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

      LOAN-TO-VALUE RATIO($)        NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE





     Total..................


               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

             LOCATION               NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE





     Total..................

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

          PROPERTY TYPE             NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE





     Total..................


            MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS

         OCCUPANCY STATUS           NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE





     Total..................

         The occupancy status of a mortgaged property is as represented by the mortgagor in its loan application.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

           LOAN PURPOSE             NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE



     Total..................


                       LOAN PROGRAMS OF THE MORTGAGE LOANS

           LOAN PROGRAM             NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE



     Total..................


                      RISK CATEGORIES OF THE MORTGAGE LOANS

         RISK CATEGORIES            NUMBER OF LOANS            AGGREGATE ORIGINAL          % OF AGGREGATE
                                                                PRINCIPAL BALANCE        ORIGINAL PRINCIPAL
                                                                                               BALANCE




     Total..................

[PRE-FUNDING AND CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         On the closing date the excess of the aggregate note balance of the notes over the aggregate Stated Principal Balance of the initial mortgage loans as of the cut-off date, which amount is not expected to exceed approximately $[less than 25% of aggregate Stated Principal Balance of initial mortgage loans], will be deposited in a pre-funding account (the "Pre-Funding Account") established and maintained by the indenture trustee on behalf of the noteholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the depositor, and will not be available for payments on the notes. During the period from the closing date to [within 90 days of closing date] (the "Funding Period"), the depositor is expected to purchase mortgage loans ("Subsequent Mortgage Loans") from the sponsor, using funds on deposit in the Pre-Funding Account, and sell such Subsequent Mortgage Loans to the trust for inclusion in the mortgage pool. The purchase price for each Subsequent Mortgage Loan will equal the principal balance of such Subsequent Mortgage Loan and will be paid from the Pre-Funding Account. Accordingly, the purchase of Subsequent Mortgage Loans will decrease the amount on deposit in the Pre-Funding Account and increase the aggregate Stated Principal Balance of the mortgage loans.

         The aggregate characteristics of the mortgage loans in the trust will vary upon the acquisition of Subsequent Mortgage Loans.

         The obligation of the trust to purchase Subsequent Mortgage Loans during the Funding Period is subject to the following requirements:

         o such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of its cut-off date;

         o such Subsequent Mortgage Loan may not have a final maturity date later than [________];

         o the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years;

         o such Subsequent Mortgage Loan will not have a Net Mortgage Rate less than [___]% per annum;

         o such Subsequent Mortgage Loan will not have an LTV ratio greater than 100.00%;

         o such Subsequent Mortgage Loan will not have a principal balance greater than $[_____];

         o        such Subsequent Mortgage Loan will be secured by a first lien;
                  and

         o such Subsequent Mortgage Loan will be otherwise acceptable to the rating agencies.

         Following the purchase of such Subsequent Mortgage Loans by the trust, the mortgage loans, including the Subsequent Mortgage Loans, will have the following characteristics (based on the initial mortgage loans as of the cut-off date and the Subsequent Mortgage Loans as of the date of their transfer to the trust):

         o a weighted average mortgage rate of at least [_____]% per annum;

         o a weighted average remaining term to stated maturity of less than [____] months;

         o        a weighted average LTV ratio of not more than [_____]%;

         o        a weighted average credit score of at least [___];

         o no more than [_____]% of the mortgage loans by aggregate principal balance will be balloon loans;

         o no more than [_____]% of the mortgage loans by aggregate principal balance will be concentrated in one state; and

         o no more than [____]% of the mortgage loans by aggregate principal balance will relate to non-owner occupied properties.]

                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at
__________________________.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

               THE SPONSOR, THE ORIGINATOR AND THE MASTER SERVICER

         PHH Mortgage Corporation, a New Jersey corporation, is the sponsor, the originator and the master servicer.

         PHH Mortgage has been an originator of mortgage loans since 1978 and has originated fixed-rate mortgage loans since 1978. The following table describes the size and composition of PHH Mortgage's total residential mortgage loan production as of the dates indicated.

                                         SEPTEMBER 30, 2005

                               TOTAL PORTFOLIO OF
LOAN TYPE                            NUMBER            LOANS
Conventional(1)..............        139,973      $     32,283
Government(2)................          4,390               610
Home Equity Lines of Credit..         31,692             3,602
                                    --------      ------------
Total Residential Mortgage Loans     176,055      $     36,495
                                    ========      ============
-----

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit


(2) Includes FHA and VA Loans


         PHH Mortgage has been publicly securitizing prime fixed-rate residential mortgage loans since 2002 and began securitization residential mortgage loans privately in 1995. The following table describes the size of PHH Mortgage's total portfolio of assets it has publicly securitized as of the dates indicated.

                                DECEMBER 31, 2005
                          ------------------------------
                                         TOTAL PORTFOLIO
                            NUMBER           OF LOANS
                          ------------   ---------------
                          1,398           $756,055,254


         PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size and composition of PHH Mortgage's total residential mortgage loan servicing portfolio as of the dates indicated.

                                         SEPTEMBER 30, 2005

                               TOTAL PORTFOLIO OF
LOAN TYPE                            NUMBER            LOANS
Conventional(1)..............        801,315      $    135,713
Government(2)................         67,792             6,954
Home Equity Lines of Credit..         96,818             4,246
                                    --------      ------------
Total Residential Mortgage Loans     965,925      $    146,913
                                    ========      ============
-----

(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit


(2) Includes FHA and VA Loans

         RECENT DEVELOPMENTS

         On March 1, 2006, PHH Corporation ("PHH") issued a press release indicating that it does not expect to meet the March 16, 2006 deadline to file its Annual Report on Form 10-K for the year ended December 31, 2005 ("Form 10-K") because it has not yet finalized its financial statements for the fourth quarter and fiscal year 2005 and PHH's independent auditors have not yet completed their audit of PHH's 2005 financial statements. In that press release, PHH stated that it is working diligently to complete the Form 10-K but is unable at this time to provide an expected date for the filing of the Form 10-K.

         As previously reported in its filings with the Securities and Exchange Commission ("SEC"), on February 1, 2005, PHH began operating as an independent, publicly-traded company pursuant to a spin-off ("Spin-Off") from Cendant Corporation ("Cendant"). Prior to the Spin-Off from Cendant, PHH underwent an internal reorganization which required significant accounting adjustments and certain allocations were made that are now the subject of additional review by PHH and its independent auditors as part of the on-going audit of PHH's 2005 financial statements. As part of this review, on February 28, 2006, PHH determined that it expects that a material charge for impairment associated with the assets described below may be required under generally accepted accounting principles. The finalization of PHH's 2005 financial statements and the audit thereof have also required that PHH obtain documentation from Cendant, which continues to be cooperative with PHH.

         As reported by PHH in its filings with the SEC, among the matters being reviewed and that have delayed the completion of the audit of PHH's 2005 financial statements are the documentation and analysis of the following accounting matters: (i) the allocation and valuation of certain Spin-Off deferred tax assets approximating $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage which commenced operations in October 2005 ("Mortgage Venture"), in PHH's consolidated financial statements; (v) the proper tax classification and resulting tax implications of derivatives, hedges and swaps used in PHH's business; (vi) the appropriateness of state tax effective rates included in PHH's income tax provision; and (vii) the appropriateness of not recording federal income tax reserves associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off.

         The Spin-Off required the allocation and valuation of tax attributes to PHH's post Spin-Off businesses which had previously been reported for tax filing purposes as part of the Cendant consolidated income tax returns (including certain alternative minimum tax attributes), which are accounted for as deferred tax assets for financial reporting purposes. PHH is performing an extensive analysis regarding the carrying value of the deferred tax assets. This analysis requires an in-depth examination of the tax accounting methodologies previously utilized. PHH's current evaluation is focused on the amount of deferred tax assets that were available to PHH at the Spin-Off. Additionally, PHH is evaluating the probability of ongoing realizability of these tax assets by PHH. PHH expects that the foregoing analysis may result in taking an impairment against its deferred tax assets and a charge to its net income during 2005 of as much as $50 million.

         As reported by PHH in its filings with the SEC, PHH is in the process of reviewing documentation and reevaluating the analysis of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded. PHH expects that this analysis may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to its net income during 2005 of as much as $21 million. A goodwill impairment charge in the amount of $239 million was taken in the first quarter of 2005 as a result of PHH's analysis of goodwill following the Spin-Off. This goodwill and other intangible amounts related to PHH's Fleet Management Services segment resulted principally from its acquisition in March 2001 of the 82.2% of Avis Group Holdings, Inc. that Cendant did not already own. Through this acquisition, PHH acquired a portion of the fleet management business PHH had previously sold to Avis in June 1999. PHH is currently obtaining additional documentation from Cendant and evaluating the allocation of goodwill and establishment of intangibles and the subsequent reallocation of goodwill completed prior to the Spin-Off.

         PHH has reported that it is also evaluating a consolidation issue involving the Mortgage Venture under the Financial Accounting Standards Board Interpretation No. 46R, "Consolidation of Variable Interest Entities." PHH is in the process of analyzing the appropriateness of consolidating the financial statements of the Mortgage Venture, which commenced operations in October 2005, in its consolidated financial statements. If PHH determines that the Mortgage Venture should not be consolidated in its consolidated financial statements, the Mortgage Venture will be presented on the equity method of accounting in PHH's consolidated financial statements.

         Matters identified at this stage are necessarily preliminary and subject to change. As PHH continues the process of evaluating the above accounting issues and completing the audit of its 2005 financial statements and Form 10-K, PHH may also identify other material accounting issues which, individually or in the aggregate, may result in impairments to assets and/or adjustments to or restatements of PHH's financial statements.

         PHH has notified the New York Stock Exchange ("NYSE") that it does not expect to meet the March 16, 2006 deadline to file its Form 10-K. PHH further notified the NYSE that it anticipates filing a Form 12b-25 Notification of Late Filing with the SEC and that PHH is unable at this time to provide an expected date for the filing of the Form 10-K. Under applicable SEC rules, if PHH files the Form 10-K by March 31, 2006, the Form 10-K would be deemed timely filed. If PHH is able to meet this extended deadline, it believes it would be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute its annual report containing financial statements of PHH to its stockholders within 120 days of PHH's 2005 fiscal year end.

         On March 1, 2006, PHH announced that its Board of Directors had appointed Mr. Clair M. Raubenstine as its Executive Vice President and Chief Financial Officer. This appointment was effective on February 23, 2006. Mr. Raubenstine will serve as PHH's principal financial and accounting officer. As reported in its filings with the SEC, the Board determined that PHH would be best served by having a Chief Financial Officer with extensive public company accounting experience. Mr. Raubenstine assumed the role of Chief Financial Officer from Mr. Neil J. Cashen, formerly PHH's Executive Vice President and Chief Financial Officer. Mr. Cashen will continue serving PHH as Senior Vice President, Strategic Planning and Investor Relations.

         In light of the fact that PHH will delay the filing of its Form 10-K, the fiduciaries of the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (collectively, "401(k) Plans") determined to temporarily suspend future purchases of PHH common stock pursuant to the 401(k) Plans. The suspension began at 6:00 PM (Eastern Standard Time) on March 1, 2006 and it is anticipated that the suspension will end when PHH files its Form 10-K ("Blackout period"). As a result, pursuant to Regulation BTR, on March 1, 2006, PHH sent notices to its directors and executive officers notifying them that, until the end of the Blackout period, they are prohibited from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any shares of PHH common stock or any other equity security of PHH to the extent that stock or equity security was acquired in connection with employment as an executive officer or services as a director.

         As reported in its filings with the SEC, PHH believes it has adequate liquidity to fund its operating cash needs. PHH's revolving credit facilities and various other financing agreements require, among other things, that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, PHH's financial statements or the financial statements of PHH's Mortgage Services segment. PHH has discussed the matters described herein with the principal lenders and trustees under PHH's revolving credit facilities and various other financing agreements and will seek to obtain any necessary covenant waivers from such parties as a result of these matters. There can be no assurance that any required waivers will be received on a timely basis and failure to obtain waivers could be material and adverse to PHH's business, liquidity and financial condition. Under PHH's revolving credit facilities and certain other financing agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. PHH has reported that it currently has no reason to expect that any such notices will be given. However, if one or more notices of default were to be given, PHH has reported that it believes it would have various periods in which to cure such events of default. If PHH did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of PHH's debt could be accelerated and its ability to incur additional indebtedness could be restricted.

         PHH's senior debt credit ratings from Moody's, Standard & Poor's and Fitch are Baa3, BBB and A-, respectively. PHH's short-term debt credit ratings from Moody's, Standard & Poor's and Fitch are P-3, A-2 and F-2, respectively. Any inability to timely file PHH's Form 10-K or any of the underlying reasons causing the delay in the filing of PHH's Form 10-K, could also cause PHH to be placed on "credit watch" and/or cause PHH's credit ratings to be lowered. These events could cause PHH's access to the public corporate debt markets to be severely limited. In the event of a ratings downgrade below investment grade, PHH may be required to rely upon alternative sources of financing, such as bank lines and private debt placements (secured and unsecured). A drop in PHH's credit ratings could also increase PHH's cost of borrowing under its revolving credit facilities and various other financing arrangements. Furthermore, PHH may be unable to retain all of its existing bank credit commitments beyond the then existing maturity dates. As a consequence, PHH's cost of financing could rise significantly. On March 1, 2006, Fitch placed PHH senior debt and short-term debt on "Rating Watch Negative."

         As part of PHH's diversified funding strategy, PHH also relies on the asset-backed debt markets where it funds the majority of its operating activities. In particular, the majority of PHH's mortgages held for sale and vehicles and related assets are funded in these markets. Because this debt is secured by the underlying assets, factors impacting PHH's access to this market are more dependent upon, among other things, the performance and quality of the underlying assets and the levels of over-collateralization supporting the assets rather than PHH's unsecured debt ratings. As a result, PHH's asset-backed debt generally has higher credit ratings and provides broader and lower cost access to the funding markets. PHH does not anticipate that its inability to timely file its Form 10-K or any of the underlying reasons causing the delay in the filing of the Form 10-K, will have a material adverse impact on its access to these markets.

         As disclosed in a Current Report on Form 8-K filed by PHH on February 9, 2006, Chesapeake Funding LLC ("Chesapeake"), a wholly-owned subsidiary of PHH, provided notice of its intention to redeem all of its floating rate callable asset-backed notes ("Term Notes") with an aggregate outstanding principal balance of approximately $1.2 billion as of February 9, 2006. In addition, Chesapeake announced its intention to redeem its senior preferred membership interests, which totaled $398 million as of February 9, 2006 and are held by Terrapin Funding LLC ("Terrapin"), a related third party. The proceeds from the redemption of these PMIs will be used by Terrapin to redeem all of its floating rate asset-backed investor notes ("Investor Notes") with an aggregate outstanding principal balance of approximately $368 million as of February 9, 2006.

         PHH has reported that Chesapeake has obtained commitment letters ("Commitments") from multi-seller conduits ("Facility"), which are in excess of the anticipated redemption amounts described above. Any inability to file PHH's Form 10-K on a timely basis, or any of the underlying reasons causing the delay in the filing of the Form 10-K, could also cause one or more of PHH's lenders to withdraw their Commitments which could prevent Chesapeake from completing the scheduled redemption of the Term Notes and the PMIs and, in turn, prevent Terrapin from completing the scheduled redemption of the Investor Notes. Any such failure to complete the scheduled redemptions of the Term Notes, PMIs and Investor Notes could result in an amortization event under the Chesapeake financing facilities and prevent incremental funding of new vehicle purchases through Chesapeake. In such an event, PHH would have to place greater reliance upon its unsecured funding sources. PHH has reported that it has had discussions with the group of lenders regarding their Commitments and, at this time, believes the Facility will close as scheduled. However, there can be no assurance that the Facility will be closed or that the redemption transactions described above will occur as scheduled, or at all.

         As PHH has continued to work toward concluding the process of assessing its internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, PHH has identified a number of control deficiencies. PHH has reported that it expects that some of these control deficiencies will be classified as material weaknesses and that others may be classified as significant deficiencies that alone or in the aggregate may constitute material weaknesses. A material weakness is a control deficiency (within the meaning of Public Company Accounting Oversight Board Auditing Standard No. 2), or combination of control deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by employees in the normal course of their assigned functions.

         As a result of management's ongoing efforts to complete its assessment of PHH's internal controls over financial reporting and in anticipation that certain significant deficiencies will be classified as material weaknesses by management and in PHH's independent auditor's internal control attestation report, PHH has reported that it believes that it will need to continue to implement changes in its internal control over financial reporting. Further, as management and PHH's independent auditor's finalize evaluations, PHH has reported that it plans to remediate promptly any material weaknesses or other control deficiencies that may be identified.

         8-K Filing of March 13, 2006. In a Form 8-K that it filed with the SEC on March 13, 2006, PHH reported that, as disclosed in its reports on Form 8-K filed on February 9, 2006 and March 1, 2006, Chesapeake obtained $3.7 billion in commitments from multi-seller commercial paper conduits and banks which allowed for the redemption of certain outstanding notes as described more fully below and for the restructuring and refinancing as described below. This refinancing was effected, in part, through Chesapeake's execution of the following agreements: (i) the Base Indenture (the "Base Indenture"), dated as of March 7, 2006, between Chesapeake, as issuer, and JPMorgan Chase Bank, N.A. ("JPMorgan"), as indenture trustee, (ii) the Series 2006-1 Supplement (the "Series 2006-1 Supplement"), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Vehicle Management Services, LLC ("PHH Arval"), a wholly-owned subsidiary of PHH, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $2.7 billion aggregate principal amount of its Series 2006-1 Asset Backed Variable Funding Investor Notes (the "Series 2006-1 Notes") and (iii) the Series 2006-2 Supplement (the "Series 2006-2 Supplement" and together with the Series 2006-1 Supplement, the "2006 Supplements"), dated as of March 7, 2006, among Chesapeake, as issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduits purchasers, banks and agent banks as set forth therein, and JPMorgan, as indenture trustee, to the Base Indenture, pursuant to which Chesapeake may issue up to $1 billion aggregate principal amount of its Series 2006-2 Asset Backed Variable Funding Investor Notes (the "Series 2006-2 Notes").

         The Base Indenture provides for the issuance from time to time of one or more series of asset backed investor notes that are collateralized by leased vehicles, the related lease agreements and certain other related assets, in each case originated by PHH Arval in its fleet operations. The 2006 Supplements provide for the issuance of the Series 2006-1 Notes and the Series 2006-2 Notes, respectively. Both the Series 2006-1 Notes and the Series 2006-2 Notes are scheduled to mature on March 6, 2007, subject to extension pursuant to the terms of the respective Supplement. The Series 2006-1 Notes and Series 2006-2 Notes bear interest at variable rates payable monthly.

         PHH reported that on March 7, 2006, Chesapeake made an aggregate drawing of $3.35 billion under the Series 2006-1 Notes and the Series 2006-2 Notes, which was used to redeem the Old Notes and Investor Notes as described more fully below. The remaining undrawn capacity under the Series 2006-1 Notes of $350 million is available to provide incremental funding for PHH's domestic vehicle financing needs.

         In the March 13, 2006 Form 8-K, PHH stated that the Base Indenture contains customary covenants that limit Chesapeake's ability, among other things, to incur additional indebtedness, pay dividends on or redeem or repurchase its own equity interests, make certain investments, expand into unrelated businesses and create liens. An event of default may occur under the Base Indenture if Chesapeake fails to pay interest and principal when due, fails to observe or perform any covenant or agreement in the Base Indenture, becomes taxable as a corporation for federal income tax purposes, qualifies as an "investment company" within the meaning of the Investment Company Act of 1940 or becomes insolvent. An event of default may result in the acceleration of the maturity requiring the immediate payment of the unpaid principal amount together with accrued and unpaid interest. Chesapeake has the option to repurchase the Series 2006-1 Notes and the Series 2006-2 Notes upon notice at a price equal to the aggregate outstanding principal balance plus accrued and unpaid interest on such balance. This description is not complete and is qualified by reference to the full text of each agreement, which are filed as Exhibits to the Form 8-K.

         In the March 13, 2006 Form 8-K, PHH stated that the restructuring of Chesapeake's financing arrangements also allowed for the implementation of a like-kind exchange program ("LKE Program") in accordance with Section 1.1031(k)-1(g) of the Treasury Department regulations under Title 26 of the Code of Federal Regulations. In order to meet the requirements of the LKE Program, PHH engaged a third-party qualified intermediary, PHH Funding, LLC ("PHH Funding"), to administer, among other things, certain aspects of the distribution of proceeds from the sale of vehicles to the acquisition of new vehicles. The mechanics of the application of such proceeds and other duties of PHH Funding are set forth in the Master Exchange Agreement, dated as of March 7, 2006, between PHH Funding, Chesapeake Finance Holdings LLC, a wholly-owned subsidiary of PHH, and D.L. Peterson Trust. This description is not complete and is qualified by reference to the full text of the agreement, which is filed as an Exhibit to the Form 8-K.

         PHH reported that on March 7, 2006, the wholly-owned subsidiary of PHH formerly known as Chesapeake Funding LLC changed its name to Chesapeake Finance Holdings LLC (the "Prior Issuer") and redeemed all of its floating rate callable asset backed notes (the "Term Notes") with an aggregate outstanding principal balance of $1.1 billion. PHH reported that the Prior Issuer also provided notice and redeemed all of its outstanding variable funding asset backed notes ("VFNs" and together with the Term Notes, the "Old Notes") with an aggregate outstanding principal balance of $1.7 billion. In addition, PHH reported that the Prior Issuer redeemed its senior preferred membership interests (the "PMIs"), which totaled $398 million and were held by Terrapin. The proceeds from the redemption of these PMIs were used by Terrapin to redeem all of its floating rate asset backed investor notes (the "Investor Notes") with an aggregate outstanding principal balance of $367 million.

         In the March 13, 2006 Form 8-K, PHH stated that following the redemption of the Old Notes and Investor Notes, the Prior Issuer terminated the following agreements, effective March 7, 2006: Base Indenture (the "Old Base Indenture"), dated as of June 30, 1999, as amended, between the Prior Issuer and The Chase Manhattan Bank ("Chase"), now known as JPMorgan, as indenture trustee; Series 1999-3 Indenture Supplement, dated as of October 28, 1999, among the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2001-1 Indenture Supplement, dated as of October 21, 2001, between the Prior Issuer and Chase, now known as JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2002-1 Indenture Supplement, dated as of June 10, 2002, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-1 Indenture Supplement, dated as of August 14, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2003-2 Indenture Supplement, dated as of November 19, 2003, between the Prior Issuer and JPMorgan, as indenture trustee, to the Old Base Indenture; Series 2004-1 Indenture Supplement, dated as of July 29, 2004, between the Prior Issuer and JPMorgan, as indenture trustee, to the Base Indenture; and Series 2005-1 Indenture Supplement, dated as of July 15, 2005, between the Prior Issuer, PHH Arval, as administrator, JPMorgan, as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents and JPMorgan, as indenture trustee, to the Old Base Indenture.

         8-K Filing of March 17, 2006. In its Form 8-K filed on March 17, 2006 and in itsForm 12b-25 Notification of Late Filing filed on March 17, 2006, PHH disclosed that it determined that it would need to delay the filing of its Form 10-K beyond March 31, 2006. PHH reported that it was working diligently to complete the Form 10-K but was unable at that time to provide an expected date for the filing of the Form 10-K.

         PHH reported in the Form 8-K filed on March 17, 2006 that in connection with the on-going preparation of its 2005 financial statements, it is reviewing its accounting treatment for transactions surrounding the Spin-Off and certain other matters not related to the Spin-Off and has identified a number of accounting matters requiring additional review, including but not limited to the following: (i) the allocation and valuation of certain Spin-Off deferred tax assets relating to certain alternative minimum tax credits and net operating loss carryforwards, which it reported that it expects may result in recording valuation allowances against these deferred tax assets and a charge to its net income during 2005 of between $25 million and $50 million; (ii) the reevaluation of $21 million of certain intangibles related to trademarks and customer lists in connection with the goodwill reallocation at the time of the Spin-Off and the resulting impairment previously recorded, which PHH reported that it expects may result in a reclassification to goodwill and an impairment of such goodwill, which could potentially be reflected as a charge to its net income during 2005 of as much as $21 million; (iii) the $239 million goodwill impairment taken as a result of the Spin-Off in the first quarter of 2005; (iv) the appropriateness of consolidating PHH Home Loans LLC, the mortgage joint venture between Cendant and PHH Mortgage, which commenced operations in October 2005, in PHH's consolidated financial statements; (v) the proper tax classification of derivatives, hedges and swaps used in its business, which may result in a charge to net income during 2005 of an amount it reported that it does not expect to exceed $5 million; and (vi) the appropriateness of not recording federal income tax reserves and valuation allowances associated with the amended and restated tax sharing agreement dated as of December 21, 2005 with Cendant post Spin-Off, which it reported that it expects may result in the creation of a reserve and/or valuation allowance and a charge to its net income during 2005. PHH reported that since the filing of the March 1, 2006 Form 8-K, it has resolved the appropriateness of state tax effective rates included in PHH's income tax provision which it reported will result in a charge of approximately $5 million to its net income during 2005.

         PHH reported that because its assessment and the preparation of its 2005 financial statements continues, at this time, it is unable to present its results of operations for fiscal 2005 or provide an estimate of its expected net loss for 2005, primarily related to charges associated with the Spin-Off, or an estimate comparing its expected net loss for 2005 to the net income it reported for the year ended December 31, 2004. The accounting matters identified at this stage as well as the potential impact of these matters on its financial statements remain preliminary and are subject to change and it is unable at this time to estimate the potential impact of a number of items.

         PHH reported that as it continues the process of evaluating the abovementioned accounting issues and completing the preparation of its 2005 financial statements, these and other material accounting issues may be identified which, individually or in the aggregate, may result in material impairments to assets and/or material adjustments to or restatements of its financial statements. As disclosed in the Form 8-K filed on March 1, 2006 and in the Form 8-K filed on March 17, 2006, PHH reported that it expects that a material charge for impairment associated with certain of the assets described above may be required under generally accepted accounting principles.

         PHH reported that it continues to believe it has adequate liquidity to fund its operating cash needs. PHH's revolving credit facilities and various other financing agreements require, among other things, that PHH file, and/or deliver to the various lenders and trustees (within various specified periods of time) a copy of, its financial statements or the financial statements of PHH's Mortgage Services segment. PHH reported that it has discussed the aforementioned accounting matters with its principal lenders and trustees under its revolving credit facilities and various other financing agreements. PHH reported that on March 17, 2006, it obtained waivers under both its $1.3 billion Three Year Competitive Advance and Revolving Credit Agreement and its Bishop's Gate mortgage warehouse asset-backed debt program which permit PHH to delay the delivery of its 2005 audited financial statements to the various lenders under those instruments until June 15, 2006 and waive certain other potential breaches of covenants under those instruments.

         PHH reported that it will continue to seek similar waivers from such other financial institution parties as a result of the aforementioned accounting matters as may be necessary. There can be no assurance that any additional required waivers will be received on a timely basis, if at all, or that any waivers obtained, including the waivers it has already obtained as described above, will extend for a sufficient period of time to avoid an event of default. Moreover, failure to obtain waivers could be material and adverse to its business, liquidity and financial condition. Under certain of its financing agreements, the lenders or trustees have the right to notify PHH if they believe PHH has breached a covenant under the operative documents and may declare an event of default. PHH reported that it currently has no reason to expect that any such notices will be given. However, if one or more notices of default were to be given, PHH reported that it believes it would have various periods in which to cure such events of default. If PHH did not cure the events of default or obtain necessary waivers within the required time periods, the maturity of some of PHH's debt could be accelerated and PHH's ability to incur additional indebtedness could be restricted.

         Since PHH was unable to file its Form 10-K by the March 16, 2006 deadline, and it will be unable to file its Form 10-K by the extended deadline of March 31, 2006, starting March 17, 2006, PHH reported that its active Form S-3 short-form registration statement may no longer be used to issue its securities. Upon the filing of PHH's Form 10-K and assuming no other eligibility issues affect PHH's status to issue securities, PHH stated that it will be deemed current under SEC rules and regulations, but not timely. Therefore due to PHH's lack of timeliness, PHH stated that it will be ineligible to continue utilizing its short-form registration statement on Form S-3 to issue its securities. Should PHH desire to engage in a public offering of its securities, or a private placement of its securities followed by the registration of the resale of such securities, PHH stated that any new registration statements for such offerings of its securities will be required to be filed on Form S-1 until PHH has been timely in its filings for at least twelve months prior to the date PHH files the new registration statement. PHH reported that this may make it more difficult for it to raise equity or debt financing. Further, although PHH's Form S-8 registration statement does not hold the same timeliness requirement, it does require PHH's reporting to be deemed current. Until PHH files its Form 10-K, it will be unable to utilize its Form S-8 registration statement to make equity-based awards to its eligible employees 2005 Equity and Incentive Plan (the "Plan") and the holders of PHH's outstanding stock options under the Plan will be unable to exercise those stock options.

         PHH reported that on March 17, 2006, it notified the NYSE that it will not meet the March 31, 2006 deadline to file its Form 10-K for fiscal year ended December 31, 2005. PHH reported that it further notified the NYSE that it filed a Form 12b-25 Notification of Late Filing with the SEC and that it is unable to provide an expected date for the filing of the Form 10-K. Since PHH expects to file its Form 10-K after March 31, 2006, under SEC rules, the Form 10-K will be deemed untimely filed. PHH also reported that it is unable to determine whether it will be able to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual, to distribute its annual report containing financial statements of PHH to its stockholders within 120 days of its 2005 fiscal year end.

         8-K FILING OF APRIL 6, 2006. In a Current Report on Form 8-K filed by PHH on April 6, 2006, PHH reported that on April 6, 2006, it, as borrower, entered into a $500,000,000 unsecured 364-Day Revolving Credit Agreement ("Credit Agreement") with J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, the lenders referred to therein (the "Lenders"), and JPMorgan Chase Bank, N.A., as a Lender and Administrative Agent for the Lenders.

         PHH reported that the proceeds of the borrowings under the Credit Agreement will be used for working capital and general corporate purposes. The Credit Agreement includes terms and conditions, which are generally consistent with those in the Amended and Restated Competitive Advance and Revolving Credit Agreement (the "Existing Credit Agreement"), dated as of January 6, 2006, among PHH and PHH Vehicle Management Services Inc., a wholly-owned Canadian subsidiary of PHH, as borrowers; J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as joint lead arrangers; the lenders referred to in the Amended Credit Agreement; and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the lenders. PHH reported that the terms and conditions in the Credit Agreement also include provisions consistent with the waiver provisions received from the lenders under the Existing Credit Agreement and disclosed in PHH's Current Report on Form 8-K filed on March 17, 2006.

         PHH reported that interest rates under the Credit Agreement are based upon PHH's senior unsecured long-term debt ratings. If the ratings on PHH's senior unsecured long-term debt assigned by Moody's Investors Service, Standard & Poor's and Fitch Ratings are not equivalent to each other, the second highest credit rating assigned by them determines pricing under the Credit Agreement. Borrowings under the Credit Agreement currently bear interest at LIBOR plus a margin of 38 basis points ("bps"). PHH reported that the Credit Agreement also requires it to pay a per annum facility fee of 12 bps and a per annum utilization fee of 10 bps if usage exceeds 50% of the aggregate commitments under the Credit Agreement. In the event that PHH's second highest credit rating is downgraded, the margin over LIBOR would become 47.5 bps for the first downgrade and up to 70 bps for subsequent downgrades. The per annum facility fee would become 15 bps for the first downgrade and up to 17.5 bps for subsequent downgrades. PHH reported that it will also pay an additional facility fee of 10 bps on October 6, 2006 based upon the outstanding commitments under the Credit Agreement at that time. The facility matures on April 5, 2007.

         PHH reported that the Credit Agreement (i) contains restrictive covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries, mergers, limitations on liens, liquidations, sale and leaseback transactions, and (ii) requires that PHH maintain: (a) on the last day of each fiscal quarter, net worth of $1.0 billion plus 25% of net income, if positive, for each fiscal quarter ended after December 31, 2004 and (b) at any time, a ratio of indebtedness to tangible net worth no greater than 10:1.

         PHH also reported that there were no borrowings under the Credit Agreement or the Existing Credit Agreement as of April 6, 2006.

         This description of the Credit Agreement is not complete and is qualified by reference to the full text of the Credit Agreement, which was filed as an Exhibit to the Form 8-K.

         PHH also reported that it would be unable to satisfy the requirements of Section 203.01 of the NYSE Listed Company Manual to distribute its annual report containing its financial statements for the year ended December 31, 2005 to its stockholders within 120 days of the 2005 fiscal year end. As PHH announced previously, because its 2005 financial statements have not been finalized and the audit with respect to such financial statements is ongoing, PHH delayed the filing of its Form 10-K beyond its filing deadline. PHH reported that it is diligently working to complete its Form 10-K, and will distribute its annual report to its stockholders as soon as possible. However, PHH reported that it can provide no assurances at this time as to when this distribution will take place.

         PHH's Annual Meeting of Stockholders was originally scheduled to be held on April 27, 2006. Because PHH's 2005 financial statements have not been finalized, PHH reported that it has postponed its currently scheduled Annual Meeting of Stockholders. PHH reported that it expects to hold its Annual Meeting of Stockholders as soon as practicable following the filing of its Form 10-K.

         The developments described in this section are disclosed in Form 8-K reports that PHH filed with the SEC on March 1, 2006, March 13, 2006, March 17, 2006 and April 6, 2006, respectively, and which reports you can find on the SEC website at www.sec.gov. The developments described in this section and in these Forms 8-K could have a material impact on the ability of PHH Mortgage to service the mortgage loans and perform its duties under the servicing agreement. The inability of PHH Mortgage to perform these functions could have a material adverse effect on the value of the notes.

         For more information, see "THE SPONSOR, THE ORIGINATOR AND THE MASTER SERVICER" in the prospectus.

         [PROVIDE ITEM 1110 OF REGULATION AB DISCLOSURE FOR ANY ORIGINATOR, APART FROM THE SPONSOR OR ITS AFFILIATES, THAT ORIGINATED 10% OR MORE OF THE MORTGAGE LOANS]

                             ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the Cut-off
Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

         If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

                            DESCRIPTION OF THE NOTES

GENERAL

         PHH MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__ will consist of [four classes of notes, designated as (i) the Class A Notes and
(ii) the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes. The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes are collectively referred to as the Subordinate Notes]. The notes will be issued by the issuing entity under the indenture, dated as of ________ __, ____, between PHHMC MBN Trust Series ____-__ and the indenture trustee. Only the notes are offered by this prospectus supplement. Trust Certificates, Series ____-__, the equity certificates, will be issued under the owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee. The equity certificates will represent the beneficial ownership interest in PHHMC MBN Trust Series ____-__. The equity certificates are not being offered by this prospectus supplement and will be delivered on the closing date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

         Distributions on the offered notes will be made on the_____ of each month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ____. Each day on which distributions on the offered notes are made is referred to as a payment date.

         The notes represent non-recourse debt obligations of PHHMC MBN Trust Series ____-__ secured by the trust estate, which consists primarily of a segregated pool of conventional, one- to four-family, fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $___________. Proceeds of the trust estate will be the sole source of payments on the notes. PHHMC MBN Trust Series ____-__ is not expected to have any significant assets other than the trust estate pledged as collateral to secure the mortgage loans.

         The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial note balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus 5%. The Note Interest Rates on the notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under "--Note Interest Rate" in this prospectus supplement. The final maturity date of the notes is the payment date occurring in _______ ____.

         The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of that minimum denomination.

         The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC. That nominee, together with any successor clearing agency selected by the depositor, will be referred to as the clearing agency, except as provided in this prospectus supplement. The depositor has been informed by DTC that DTC's nominee will be CEDE & Co., or CEDE. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as described in this prospectus supplement under "--Definitive Notes". Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement:

o all references to actions by noteholders relating to the notes shall refer to actions taken by DTC regarding instructions from its participants, and

o all references in this prospectus supplement to payments, notices, reports and statements to noteholders relating to the notes shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See "--Registration" and "--Definitive Notes" in this prospectus supplement.

         Any definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

         All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the indenture trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date:

o for the notes, other than any definitive notes, will be the close of business on the business day immediately preceding that payment date or

o for the definitive notes will be the close of business on the last business day of the month preceding the month in which that payment date occurs.

         These payments will be made either:

o by check mailed to the address of each noteholder as it appears in the note register or

o at the written request to the indenture trustee at least five business days prior to the relevant record date by any holder of notes having an aggregate initial note balance that is in excess of the lesser of:

o        $5,000,000 or

o two-thirds of the initial aggregate note balance of that class of notes, by wire transfer in immediately available funds to the account of the noteholder specified in the request.

         The final payment on any class of notes will be made in like manner, but only on presentment and surrender of those notes at the corporate trust office of the indenture trustee or any other location specified in the notice to noteholders of final payment.

REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations, or participants, and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. These entities are referred to as indirect participants.

         Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through participants and indirect participants. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and DTC participants. The indenture trustee will forward payments to DTC in same day funds and DTC will forward those payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing those payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only holder of the notes will be CEDE, as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants and to receive and transmit payments of principal of, and interest on, the notes. Participants and indirect participants with which note owners have accounts relating to the notes similarly are required to make book-entry transfers and receive and transmit their payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, DTC's rules provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of various banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or to otherwise act as to its notes, may be limited due to the absence of physical notes for the notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since payment will be made by the indenture trustee to CEDE, as nominee for DTC.

         Under its rules, DTC will take action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose DTC account the notes are credited. Clearstream, or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect those actions on its behalf through DTC. Additionally, under its rules, DTC will take actions relating to specified voting rights only at the direction of and on behalf of participants whose holdings of notes evidence the specified voting rights. DTC may take conflicting actions relating to voting rights to the extent that participants whose holdings of notes evidence those voting rights, authorize divergent action.

         According to DTC, the foregoing information relating to DTC has been provided to its participants for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         PHHMC MBN Trust Series ____-__, the depositor, the master servicer, the sponsor, the owner trustee, the indenture trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

DEFINITIVE NOTES

         Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

o the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency for the notes and the depositor is unable to locate a qualified successor

o the depositor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC, or

o after the occurrence of an Event of Default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the indenture trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or any successor, is no longer in the note owners' best interest.

         In the case of any event described in the immediately preceding paragraph, the indenture trustee is required to notify all note owners through participants of the availability of definitive notes. At the time of surrender by DTC of the definitive notes representing the notes and receipt of instructions for reregistration, the indenture trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the indenture trustee will recognize the holders of those definitive notes as noteholders under the indenture. These definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

BOOK-ENTRY FACILITIES

         Note owners may elect to hold their interests in the notes through DTC in the United States or through Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or the Euroclear System, known as Euroclear, in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. The notes of each class will be issued in one or more notes which equal the aggregate note balance of that class and will initially be registered in the name of Cede, the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold their positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and Chase will act as depositary for Euroclear. In these capacities, Citibank and Chase are collectively referred to as the European depositaries.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations, or Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC described in the second and third preceding paragraphs. Euroclear is operated by the Euroclear Bank S.A./N.V., the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Payments for notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex I to this prospectus supplement.

                                GLOSSARY OF TERMS

         ALLOCATED REALIZED LOSS AMOUNT--For any class of Subordinate Notes and any payment date, the sum of (i) any Realized Loss allocated to that class of Subordinate Notes on that payment date and (ii) any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest on those amounts at the Note Accrual Rate for that class.

         AVAILABLE INTEREST RATE--For any payment date, a rate per annum equal to the fraction, expressed as a percentage. The numerator is the Current Interest Payment Amount for that payment date, and the denominator is the aggregate note balance of the notes immediately prior to that payment date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

         AVAILABLE PAYMENT AMOUNT--For any payment date, the sum, net of amounts reimbursable from the Available Payment Amount to the master servicer, the servicers, the indenture trustee or the owner trustee, of:

o the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the Master Servicing Fee and the Indenture Trustee Fee;

o unscheduled payments on the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

o        all P&I Advances on the mortgage loans received for that payment date.

         The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

         BANKRUPTCY LOSS--A Deficient Valuation or a Debt Service Reduction.

         CLASS A PRINCIPAL PAYMENT AMOUNT--For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

o the note balance of the Class A Notes immediately prior to that payment date over

o        the lesser of:

o the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period and

o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

         CLASS M-1 PRINCIPAL PAYMENT AMOUNT--For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

o        the sum of:

o the note balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on that payment date and

o the note balance of the Class M-1 Notes immediately prior to that payment date over:

o        the lesser of:

o the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period and

o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $_________.

         CLASS M-2 PRINCIPAL PAYMENT AMOUNT--For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

o        the sum of:

o the note balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on that payment date,

o the note balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on that payment date and

o the note balance of the Class M-2 Notes immediately prior to that payment date over

o        the lesser of:

o the product of (i) _____% and (ii) the aggregate principal balance of the mortgage loans as of the last day of the related due period and

o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

         CLASS M-3 PRINCIPAL PAYMENT AMOUNT--For any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the excess of:

o        the sum of:

o the note balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on that payment date,

o the note balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on that payment date,

o the note balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on that payment date and

o the note balance of the Class M-3 Notes immediately prior to that payment date over

o        the lesser of:

o the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and

o the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

         CREDIT ENHANCEMENT PERCENTAGE--For any payment date, the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate note balance of the Subordinate Notes by (y) the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on that payment date.

         CURRENT INTEREST PAYMENT AMOUNT--For any payment date, an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the master servicing fee and the indenture trustee fee.

         EVENT OF DEFAULT--In spite of the prospectus, under the indenture, an Event of Default relating to the notes is:

o the failure of the issuing entity to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any payment date, in each case to the extent that funds are available on that payment date to make those payments, which continues unremedied for a period of five days;

o the failure by the issuing entity on the final maturity date to reduce the note balances of any notes then outstanding to zero;

o a default in the observance or performance of any covenant or agreement of the issuing entity in the indenture and the continuation of any of these defaults for a period of thirty days after notice to the issuing entity by the indenture trustee or by the holders of at least 25% of the voting rights of the notes;

o any representation or warranty made by the issuing entity in the indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in which the representation or warranty being incorrect not having been cured within thirty days after notice of that incorrection is given to the issuing entity by the indenture trustee or by the holders of at least 25% of the voting rights of the notes; or

o some events of bankruptcy, insolvency, receivership or reorganization of the issuing entity.

         INDENTURE TRUSTEE FEE--The sum of

o interest accrued at the Indenture Trustee Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly, and

o any interest or other income earned on funds held in the Payment Account, to the extent not payable as compensation to the related servicer, as provided in the indenture.

         INDENTURE TRUSTEE FEE RATE--___% per annum.

         INTEREST ACCRUAL PERIOD--For any payment date, the period commencing on the payment date of the month immediately preceding the month in which that payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding that payment date.

         INTEREST CARRY FORWARD AMOUNT--For any class of notes and any payment date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on that class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on that class at the related Note Accrual Rate.

         INTEREST DETERMINATION DATE--For each Interest Accrual Period, the second business day preceding that Interest Accrual Period.

         INTEREST PAYMENT AMOUNT--For the notes of any class on any payment date, interest accrued during the related Interest Accrual Period on the note balance of those notes immediately prior to that payment date at the then-applicable Note Interest Rate for that class.

         MASTER SERVICING FEE--Accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each mortgage loan, payable monthly.

         MASTER SERVICING FEE RATE--___% per annum in the case of each ____-____ mortgage loan and ____% per annum in the case of each other mortgage loan.

         MAXIMUM NOTE INTEREST RATE--___% per annum.

         NET MONTHLY EXCESS CASHFLOW--For any payment date, the sum of:

o        any Overcollateralization Reduction Amount and

o        the excess of:

o        the Available Payment Amount for that payment date over

o the sum for that payment date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(1) through (3) of the definition of Principal Payment Amount.

         NOTE ACCRUAL RATE--For any class of notes and any payment date, the lesser of the rate described for that class in clause (1) of the definition of
Note Interest Rate for that class and the Maximum Note Interest Rate.

         NOTE INTEREST RATE--For the Class A Notes, a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One-Month LIBOR plus ____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

         For the Class M-1 Notes, a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One- Month LIBOR plus ____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

         For the Class M-2 Notes, a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One- Month LIBOR plus ____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

         For the Class M-3 Notes, a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate note balance is reduced to less than __% of the aggregate initial note balance, or One- Month LIBOR plus _____%, in the case of any payment date thereafter, (ii) the Available Interest Rate for that payment date and (iii) the Maximum Note Interest Rate.

         See "--Calculation of One-Month LIBOR" in this prospectus supplement.

         ONE-MONTH LIBOR--As of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on the Dow Jones Telerate Page 3750 as of 11:00 a.m., London time, on that date.

         OVERCOLLATERALIZATION INCREASE AMOUNT--For the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of that payment date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT--The amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

         OVERCOLLATERALIZED AMOUNT--For any payment date, the excess, if any, of
(a) the aggregate principal balance of the mortgage loans immediately following that payment date over (b) the note balance of the notes, after taking into account the payment of the amounts described in clauses (b)(1) through (4) of the definition of Principal Payment Amount on that payment date.

         P&I ADVANCE--Any advance made or caused to be made by the master servicer on or before each payment date of its own funds, or funds in the Payment Account that are not included in the Available Payment Amount for that payment date, in an amount equal to the aggregate of all payments of principal and interest, net of the Master Servicing Fee, that were due during the related due period on the mortgage loans serviced by the master servicer and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

         PRINCIPAL PAYMENT AMOUNT--For any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an Event of Default, the lesser of:

         (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

         (b) THE SUM OF:

         (1) the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

         (2) the principal portion of all proceeds received during the related Prepayment Period relating to the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as contemplated in the servicing agreements;

         (3) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans;

         (4) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding that payment date to the extent covered by Net Monthly Excess Cashflow for that payment date; and (5) the amount of any Overcollateralization Increase Amount for that payment date;

         MINUS

         (6) the amount of any Overcollateralization Reduction Amount for that payment date.

         For the final maturity date or the payment date immediately following the acceleration of the notes due to an Event of Default, the amount necessary to reduce the note balance of any notes outstanding to zero. In no event will the Principal Payment Amount for any payment date be (x) less than zero or (y) greater than the then-outstanding aggregate note balance of the notes. The Principal Payment Amount for the first payment date will include approximately $_________ collected by the servicers for prepayments on the mortgage loans during the _________ ____ Prepayment Period.

         REALIZED LOSSES--Any Bankruptcy Losses and for any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property, if acquired by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on that mortgage loan through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and servicing fees, towards interest and principal owing on the mortgage loan.

         REFERENCE BANKS--Leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

o        with an established place of business in London,

o        which have been designated as such by the indenture trustee and

o not controlling, controlled by, or under common control with, the depositor or the issuing entity.

         REQUIRED OVERCOLLATERALIZED AMOUNT--The level at which the Overcollateralized Amount is required to be maintained under the indenture.

         RESERVE INTEREST RATE--The rate per annum that the indenture trustee determines to be either:

o the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or

o in the event that the indenture trustee cannot determine that arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on that Interest Determination Date to leading European banks.

         SCHEDULED PRINCIPAL BALANCE--As to any mortgage loan as of any date of determination, the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

o the principal portion of all monthly payments due on or before the date of determination, whether or not received

o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and

o any Bankruptcy Loss occurring out of a deficient valuation that was incurred prior to the calendar month in which the date of determination occurs.

         STEPDOWN DATE--For any payment date, the later to occur of (x) the payment date occurring in _______ ____ and (y) the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on that payment date, is greater than or equal to _____%.

         TRIGGER EVENT--For any payment date, if the percentage obtained by dividing

o        the principal amount of mortgage loans delinquent 60 days or more by

o the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month exceeds the lesser of
         (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

INTEREST PAYMENTS ON THE NOTES

         To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

o FIRST, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

o SECOND, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

o THIRD, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

o FOURTH, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

         For any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after some other payments on the notes on that payment date, but before any payments on the equity certificates on that payment date. See "--Overcollateralization Provisions" in this prospectus supplement.

         All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

         The note balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate.

         The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the indenture trustee at __________.

CALCULATION OF ONE-MONTH LIBOR

         On each Interest Determination Date, the indenture trustee will determine One-Month LIBOR for the next Interest Accrual Period. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on that Interest Determination Date. The indenture trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on that Interest Determination Date two or more Reference Banks provide the offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of those offered quotations , rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on that Interest Determination Date fewer than two Reference Banks provide offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

         As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         The establishment of One-Month LIBOR on each Interest Determination Date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

         On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

         On each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

o FIRST, to the Class A Notes, until their note balance has been reduced to zero;

o SECOND, to the Class M-1 Notes, until their note balance has been reduced to zero;

o THIRD, to the Class M-2 Notes, until their note balance has been reduced to zero; and

o FOURTH, to the Class M-3 Notes, until their note balance has been reduced to zero.

         On each payment date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

o FIRST, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until their note balance has been reduced to zero;

o SECOND, the lesser of (x) the excess of (1) the Principal Payment Amount over (2) the amount distributed to the holders of the Class A Notes under clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until their note balance has been reduced to zero;

o THIRD, the lesser of (x) the excess of (1) the Principal Payment Amount over (2) the sum of the amounts distributed to the holders of the Class A Notes under clause first above and to the holders of the Class M-1 Notes under clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until their note balance has been reduced to zero; and

o FOURTH, the lesser of (x) the excess of (1) the Principal Payment Amount over (2) the sum of the amounts distributed to the holders of the Class A Notes under clause first above, to the holders of the Class M-1 Notes under clause second above and to the holders of the Class M-2 Notes under clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until their note balance has been reduced to zero.

         On the final maturity date or the payment date immediately following the acceleration of the notes due to any Event of Default, principal will be payable on each class of notes in an amount equal to the note balance of that class on that payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any Event of Default, amounts of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the indenture. There can be no assurance, however, that sufficient funds will be available on any of those dates to retire the note balances and pay those other amounts.

         The allocation of payments of principal to the Class A Notes on each payment date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the notes consists of subordination, as described under "--Allocation of Losses; Subordination" in this section, and overcollateralization, as described under "--Overcollateralization Provisions" in this section.

         The rights of the holders of the Subordinate Notes and the equity certificates to receive payments will be subordinated, to the extent described under "--Allocation of Losses; Subordination" in this section, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the equity certificates will be accomplished by (1) the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the Subordinate Notes and the equity certificates, payments of interest and principal, subject to available funds, and (2) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the equity certificates.

         In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments on the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described under "--Allocation of Losses; Subordination" in this section. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations, and by the holders of all of the Subordinate Notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford those holders protection against Realized Losses, as described under "--Allocation of Losses; Subordination" in this section.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average mortgage rate for the mortgage loans, adjusted to reflect the Master Servicing Fee and the Indenture Trustee Fee payable from interest received or advanced on the mortgage loans, is, in most cases, expected to be higher than the weighted average of the Note Interest Rates on the notes. As a result, excess interest collections will be generated which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on that payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments of principal, but only to the limited extent described in this section.

         For any payment date, any Net Monthly Excess Cashflow, or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

o FIRST, to the holders of the class or classes of notes then entitled to receive payments of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

o SECOND, to the holders of the class or classes of notes then entitled to receive payments of principal, in an amount equal to the Overcollateralization Increase Amount;

o THIRD, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

o FOURTH, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

o FIFTH, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

o SIXTH, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

o SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

o EIGHTH, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

o NINTH, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes and

o TENTH, to the holders of the equity certificates as provided in the indenture.

         As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate note balance of the notes by an amount equal to approximately $_________. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. In the event that Realized Losses are incurred on the mortgage loans, those Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate note balance of the notes. In this event, the indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of their note balances. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

         On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or step down, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on that payment date, subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any payment date, the indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on that payment date shall be distributed to the holders of the equity certificates, subject to the priorities listed above. As to each of those payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on that payment date, which amount shall be distributed as Net Monthly Excess Cashflow under the priorities listed above. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on that payment date.

[DERIVATIVES

         [include appropriate disclosure, if applicable]

         [PROVIDE FINANCIAL INFORMATION REQUIRED BY ITEM 1114(B) OR 1115(B) OF REGULATION AB IF THE AGGREGATE SIGNIFICANCE PERCENTAGE IS 10% OR MORE OF THE CREDIT ENHANCEMENT OR DERIVATIVE, AS APPLICABLE]

         [The significance percentage (as calculated in accordance with Item 1115 of Regulation AB) of the [derivative] is [less than 10%][at least 10% but less than 20%][20% or more].]]

ALLOCATION OF LOSSES; SUBORDINATION

         Any Realized Loss on the mortgage loans will be allocated on any payment date:

o        FIRST, to Net Monthly Excess Cashflow

o        SECOND, to the Overcollateralized Amount

o        THIRD, to the Class M-3 Notes

o        FOURTH, to the Class M-2 Notes and

o        FIFTH, to the Class M-1 Notes.

         The indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the Class A Notes, under particular loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Subordinate Notes, those Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after specific distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

         Any allocation of a Realized Loss to a note will be made by reducing its note balance by the amount so allocated on the payment date in the month following the calendar month in which that Realized Loss was incurred. Regardless of anything to the contrary described in this prospectus supplement, in no event will the note balance of any note be reduced more than once as to any particular amount both (1) allocable to those notes relating to Realized Losses and (2) payable as principal to the holder of those notes from Net Monthly Excess Cashflow.

P&I ADVANCES

         P&I Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making these P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any P&I Advances relating to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the master servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made on any mortgage loan that are deemed by the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the master servicer out of any funds in the Payment Account prior to the payments on the notes. In the event that the master servicer fails in its obligation to make any required advance, the indenture trustee will be obligated to make the advance, in each case to the extent required in the servicing agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the majority holder of the equity certificates, as the case may be. The mortgage loans, in most cases, may be prepaid by the mortgagors at any time.

         Prepayments, liquidations and repurchases of the mortgage loans will result in payments of principal to the holders of the class or classes of notes then entitled to receive those payments that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, as described more fully in this section and in the prospectus under "Maturity and Prepayment Considerations", no assurance can be given as to the rate of principal payments or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend on the degree to which those notes are purchased at a discount or premium and the degree to which the timing of payments on those notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment, and refinancing, would be expected to increase. On the other hand, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See "Maturity and Prepayment Considerations" in the prospectus.

         Because principal payments are paid to some classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses , because those notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on the notes, than holders of classes having earlier priorities for payment of principal. As described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement, prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. Thereafter, as further described in this prospectus supplement, subject to the delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

         The Note Interest Rate for each class of the notes adjusts monthly based on One-Month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the Maximum Note Interest Rate and the Available Interest Rate. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. As a result of the foregoing as well as other factors, including the prepayment behavior of the mortgage pool, relative increases in One- Month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans (1) could cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or (2) could cause the Maximum Note Interest Rate to apply to one or more classes of notes.

         As described under "Description of the Notes--Allocation of Losses; Subordination" in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to some mortgagor delinquencies, to the extent not covered by P&I Advances. Those delinquencies may affect the yield to investors on classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of those classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure relating to the mortgage loans, and the timing of those payments or prepayments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of __% CPR. The Constant Prepayment Rate model, or CPR, assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

         The tables following the next paragraph indicate the percentage of the initial note balance of the notes that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of those notes. The tables are based on the following assumptions (the "Structuring Assumptions"):

o the mortgage pool consists of __ mortgage loans with the characteristics listed below;

o payments on the notes are received, in cash, on the _____ day of each month, commencing in _______ ____;

o        the mortgage loans prepay at the percentages of CPR indicated;

o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans;

o none of the majority holder of the equity certificates, the sponsor, the master servicer or any other person purchases from the trust estate any mortgage loan or redeems the notes under any obligation or option under the indenture, the servicing agreements or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the notes occurs as to the ___________ mortgage loans;

o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month;

o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest on those mortgage loans;

o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity in a manner that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of that mortgage loan by its remaining term to stated maturity;

o        the notes are purchased on ________ __, ____; and

o the Master Servicing Fee Rate is as shown in the Assumed Mortgage Loan Characteristics table below and the Master Servicing Fee is payable monthly and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

  PRINCIPAL BALANCE AS MORTGAGE RATE ORIGINAL TERM TO REMAINING TERM TO MASTER
   SERVICING OF THE CUT-OFF DATE (%) MATURITY (MONTHS) MATURITY (MONTHS) FEE
                                    RATE(%)

         There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables. Any discrepancy may have an effect on the percentages of the initial note balance outstanding, and the weighted average lives, of the notes presented in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables presented below and since it is not likely the level of One- Month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes. Based on the Structuring Assumptions, the tables indicate the weighted average lives of the notes and list the percentages of the initial note balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial note balances, and weighted average lives, shown in the following tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

               PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE
                          SPECIFIED PERCENTAGES OF CPR


                                      CLASS A NOTES                   CLASS M-1 NOTES                  CLASS M-2 NOTES

PAYMENT DATE                   0%    15%   28%    35%  45%     0%    15%    28%    35%   45%    0%    15%    28%    35%   45%
------------
Closing Date...............
............................
............................
............................
............................
Weighted   Average  Life  in
Years......................
Weighted   Average  Life  in
Years......................

                                      CLASS M-3 NOTES

PAYMENT DATE                   0%    15%    28%   35%    45%
------------
Closing Date...............
............................
............................
............................
............................
Weighted   Average  Life  in
Years......................
Weighted   Average  Life  in
Years......................


-----------------

The first row listing the weighted average life of a note as shown above, is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial note balance of the notes.

The second weighted average life shown above was calculated as described in the preceding sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate note balance has been reduced to less than 20% of the initial aggregate note balance. See "The Indenture and Owner Trust Agreement--Redemption" in this prospectus supplement.

         There is no assurance that prepayments of the mortgage loans will conform to any of the levels of CPR indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives indicated in the tables above. Furthermore, the information contained in the tables relating to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or One-Month LIBOR assumptions.

         The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

         If on any payment date, the Overcollateralized Amount and the note balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans, and the timing of those losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the note balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans, and the timing of those losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans, and the timing of those losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, the Realized Losses will not be reinstated at a later date. However, Allocated Realized Loss Amounts may be paid to the holders of those classes of notes, after specific distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

         Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the mortgage loans could result in their failure to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see "Yield Considerations" in the prospectus.

                         PHHMC MBN TRUST SERIES ____-__

         PHHMC MBN Trust Series ____-__ is a statutory trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the depositor and the Owner Trustee for the transactions described in this prospectus supplement. The Owner Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, PHHMC MBN Trust Series ____-__ will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the notes and the Equity Certificates, (iii) making payments on the notes and the Equity Certificates and
(iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Owner Trust Agreement. These restrictions cannot be amended without the consent of holders of Notes evidencing at least [__]% of the voting rights. For a description of other provisions relating to amending the permitted activities of the trust, please see "The Agreements--Amendment" in the base prospectus.

         PHHMC MBN Trust Series ____-__ is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the notes. The assets of PHHMC MBN Trust Series ____-__ will consist of the mortgage loans pledged to secure the notes. PHHMC MBN Trust Series ____-__'s principal offices are in __________, ________, in care of ________________, as Owner Trustee.
PHHMC MBN Trust Series ____-__'s fiscal year end is [December 31].

                                THE OWNER TRUSTEE

         _________________ is the owner trustee under the owner trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located in _____________.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to PHHMC MBN Trust Series ____-__ or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of various representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from that merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

         The principal compensation to be paid to the owner trustee relating to its obligations under the owner trust agreement will have been paid by or on behalf of PHHMC MBN Trust Series ____-__ on or prior to the closing date.

                              THE INDENTURE TRUSTEE

         ____________________, a ____________ banking association, will act as indenture trustee for the notes under the indenture. The indenture trustee's offices for notices under the indenture are located at ______________________________ and its telephone number is ______________. The
Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.

         [Description of the extent of Indenture Trustee's prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

         The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

         If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to PHHMC MBN Trust Series ____-__, its creditors and its property.

The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

         The Indenture will provide that the Indenture Trustee may withdraw funds from the Payment Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee it in the Owner Trustee's execution of the trust created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee's powers and duties under the Owner Trust Agreement. Under the Indenture, PHHMC MBN Trust Series ____-__ (from the assets of the Trust Estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties under this prospectus supplement. PHHMC MBN Trust Series ____-__ is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                             THE SERVICING AGREEMENT

         The following summary describes specific terms of the servicing agreement, dated as of __________ __, ____, among PHHMC MBN Trust Series ____-__, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular sections or defined terms of the servicing agreement are referred to, those sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the servicing agreement. Requests should be addressed to PHH Mortgage Capital LLC, 3000 Leadenhall Road, Mail Stop __, Mt. Laurel, New Jersey 08054.

         [ADD ANY REQUIRED ITEM 1108 OF REGULATION AB DISCLOSURE, IF APPLICABLE]

[Discussion of servicing disclosure as necessary. Servicing disclosure may include the following:

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         __________________ is the master servicer under the Servicing Agreement. The master servicer is a ____________ corporation. The master servicer's principal offices are located in _______________.

         The principal compensation to be paid to the master servicer relating to its obligations under the servicing agreement is the Master Servicing Fee. As additional servicing compensation, the master servicer is entitled to retain all assumption fees and late payment charges relating to mortgage loans, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Payment Account, to the extent not payable as compensation to the indenture trustee, and any escrow accounts relating to mortgage loans serviced by it.

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. The master servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans, but only to the extent of the aggregate Master Servicing Fee for the related due period. The master servicer is obligated to pay some insurance premiums and ongoing expenses associated with the mortgage pool relating to mortgage loans and incurred by the master servicer in connection with its responsibilities under the servicing agreement and is entitled to reimbursement for those payments as provided in the servicing agreement. As to the mortgage loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of those mortgage loans prior to the cut-off date. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest" in the prospectus for information regarding expenses payable by the servicer.

SALE OF DEFAULTED MORTGAGE LOANS

         If consent to the operation of the provisions described below shall have been given by the master servicer, unless the holder of a majority in percentage interest of the equity certificates, or the directing holder, is the sponsor or an affiliate of the sponsor, in which case consent shall not be required, then as to any mortgage loan that is delinquent in excess of the number of days provided in the servicing agreement, (1) the directing holder may direct the master servicer to commence foreclosure and (2) prior to commencement of foreclosure of any mortgage loan, the master servicer will notify the directing holder of the proposed foreclosure in order to permit the directing holder the right to instruct the master servicer to delay the proposed foreclosure. In the case of the exercise by the directing holder of the right to direct the master servicer under either clause (1) or clause (2) above, the directing holder will provide to the master servicer an appraisal of the related mortgaged property, or loan appraisal. Within two business days of instructing the master servicer to commence or delay foreclosure, the directing holder will deposit in a segregated collateral account maintained with the related servicer for the benefit of the noteholders an amount equal to ___% of the valuation of the related mortgage loan plus three months' interest at the related mortgage rate. While foreclosure is delayed under the direction of the directing holder, the directing holder may direct the related servicer to proceed with foreclosure at anytime.

         For any election by the directing holder to delay foreclosure, the valuation of any mortgage loan shall be the greater of the outstanding principal balance of the mortgage loan and the fair market value of the mortgage loan as provided in the related loan appraisal. For any election by the directing holder to commence foreclosure, the valuation of any mortgage loan shall equal the outstanding principal balance of that mortgage loan.

         At the time of the liquidation of the related mortgage loan or the disposition of the related mortgaged property in accordance with the requirements described in the related servicing agreement, the related servicer will calculate the amount, if any, by which the valuation exceeds the actual sales price obtained for the related mortgage loan or the mortgaged property, as the case may be, and the related servicer will withdraw the amount of that excess from the collateral account and deposit that amount into the related Payment Account. If the amount realized under the above- described procedures exceeds the valuation, the related servicer will deposit immediately on realization from the proceeds that excess into the Payment Account. The related servicer shall apply all these amounts as additional liquidation proceeds under the related servicing agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the directing holder's direction to the related servicer to delay foreclosure, the directing holder will be required to deposit in the collateral account in advance the amount of each additional month's interest at the related mortgage rate. If the above-described procedures do not result in the mortgage loan being brought current within six months of the directing holder's direction to the related servicer to delay foreclosure, the directing holder will be required to either purchase the mortgage loan for a purchase price equal to its fair market value as shown on the loan appraisal or allow the related servicer to proceed with the commencement of foreclosure. Should the directing holder elect to purchase the mortgage loan, the related servicer will first apply funds on deposit in the related collateral account towards the purchase price; any shortage will be paid by the directing holder and any excess will be returned to it.

         For any mortgage loan as to which the directing holder has directed the related servicer to commence foreclosure or to delay foreclosure, the servicer may withdraw from the collateral account from time to time amounts necessary to reimburse itself for all P&I Advances and servicing advances in accordance with the related servicing agreement. In the event that the related mortgage loan is brought current, the amounts so withdrawn from the collateral account by the related servicer as reimbursement for P&I Advances or servicing advances shall be redeposited in the collateral account by the related servicer and the servicer shall be reimbursed as provided in the related servicing agreement. Following foreclosure, liquidation, disposition or the bringing current of the related mortgage loan, as applicable, all amounts remaining in the collateral account will be released to the directing holder. In the event that amounts on deposit in the collateral account are insufficient to cover the withdrawals that the related servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Payment Account, the directing holder will be obligated to pay those amounts to the related servicer for deposit into the collateral account. The directing holder may direct that amounts on deposit in the collateral account be invested in permitted investments. Interest or other income earned on funds in the collateral account will be paid to the directing holder and the amount of any loss on those funds will be immediately deposited into the collateral account by the directing holder when realized. The directing holder will grant to the related servicer for the benefit of the noteholders a security interest in the collateral account, all amounts deposited in that collateral account or invested in permitted investments, and all proceeds of the foregoing.

         In spite of the foregoing, the provisions described in "--Sale of Defaulted Mortgage Loans" above shall not be operative in the case of the mortgage loans serviced by ___________.

PERMITTED INVESTMENTS

         All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the master servicer out of Liquidation Proceeds in accordance with the Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the master servicer's own funds (less the master servicing fee) will be deposited in a collection account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. Amounts on deposit in a collection account may be invested in Permitted Investments in the name of the Indenture Trustee for the benefit of Noteholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Payment Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the master servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the master servicer. The mastser servicer shall deposit the amount of any such loss in the collection account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the indenture trustee.

         Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
(i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's, Fitch Ratings and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by Moody's and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

         PROVIDED, HOWEVER, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. SEE "DESCRIPTION OF THE SECURITIES-THE DISTRIBUTION ACCOUNT" IN THE PROSPECTUS.

SERVICER EVENTS OF DEFAULT

         In addition to those Events of Default pertaining to the servicing of the mortgage loans and described under "The Agreements--Events of Default and Rights Upon Events of Default" in the prospectus, in the case of the occurrence of specific loss triggers relating to the mortgage loans, the master servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the servicing agreement. If the master servicer is removed in connection with an Event of Default applicable to the master servicer under the terms of the servicing agreement, the owner trustee will become the successor servicer of the mortgage loans serviced by the terminated servicer.

                     THE INDENTURE AND OWNER TRUST AGREEMENT

         The following summary describes specific terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the owner trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the owner trust agreement. Requests should be addressed to PHH Mortgage Capital LLC, 3000 Leadenhall Road, Mail Stop __, Mt. Laurel, New Jersey 08054.

GENERAL

         The notes will be issued under the indenture, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the notes containing a copy of the indenture and the owner trust agreement as executed will be filed by the depositor with the Commission within fifteen days of the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the owner trust agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located in _______________.

ASSIGNMENT OF MORTGAGE LOANS

         On or prior to the date the notes are issued, the sponsor will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to PHHMC MBN Trust Series ____-__.

         At the time of issuance of the notes, PHHMC MBN Trust Series ____-__ will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off dates, without recourse, to the indenture trustee under the indenture as collateral for the notes; provided, however, that the sponsor will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loans on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The indenture trustee, concurrently with the assignment, will authenticate and deliver the notes at the direction of PHHMC MBN Trust Series ____-__ in exchange for, among other things, the mortgage loans.

         The indenture will require PHHMC MBN Trust Series ____-__ to deliver to the indenture trustee or to a custodian for each mortgage loan:

o        the mortgage note endorsed without recourse to the indenture trustee

o the original mortgage with evidence of recording indicated on the mortgage and

o an assignment of the mortgage in recordable form to the indenture trustee.

The assignments of mortgage loans are required to be recorded by or on behalf of the sponsor, at the expense of the sponsor, in the appropriate offices for real property records.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (2) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

         (3) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

         (4) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; (5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

         (6) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (7) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

         (9) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Indenture Trustee on behalf of the Noteholders; and

         (10) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Noteholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Indenture Trustee, the Depositor or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Indenture Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Indenture Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

EVENTS OF DEFAULT

         In spite of, the prospectus, if an Event of Default occurs and is continuing, the indenture trustee or the holders of a majority of the voting rights may declare the note balance of all the notes to be due and payable immediately. This declaration may, under particular circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding voting rights.

         If following an Event of Default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, in spite of the related acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the declaration had not been made. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an Event of Default, unless:

o the holders of 100% of the then aggregate outstanding voting rights consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of sale or

o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding voting rights.

         In the event that the indenture trustee liquidates the collateral in connection with an Event of Default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, when an Event of Default occurs, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an Event of Default.

         In the event the principal of the notes is declared due and payable, as described in this section, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of their notes less the amount of the discount that is unamortized.

         No noteholder will have any right under the indenture to institute any proceeding relating to the indenture unless:

o the holder previously has given to the indenture trustee written notice of default and the continuance of the default;

o the holders of notes of any class evidencing not less than 25% of the aggregate outstanding note balance constituting that class:

o have made written request to the indenture trustee to institute the proceeding in its own name as indenture trustee under the indenture and

o        have offered to the indenture trustee reasonable indemnity;

o the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity; and

o no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the note balance of that class.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the indenture, unless the holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the indenture trustee in that action.

VOTING RIGHTS

         At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding note balances of their respective notes.

OPTIONAL REDEMPTION

         At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate note balance is reduced to less than ___% of the aggregate initial note balance. Any redemption of this type will be paid in cash at a price equal to the sum of:

o        100% of the aggregate note balance then outstanding,

o the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to that payment date,

o the aggregate of the Interest Payment Amounts on the notes for that payment date and

o the aggregate of any Interest Carry Forward Amounts for that payment date.

         In the case of any optional redemption, the remaining assets in the trust estate shall be released from the lien of the indenture.

         For purposes of payments on the notes and equity certificates on the payment date of any redemption, the redemption price shall be applied by the indenture trustee as a final liquidation of each of the mortgage loans and properties. The redemption price relating to any properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the notes. Furthermore, the Master Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the trust estate under the indenture or the applicable servicing agreement, in each case to the extent payable or reimbursable as to the mortgage loans, will be payable from the amount received relating to the redemption price and therefore, as provided in the indenture, will be excluded from the Available Payment Amount for the payment date of the redemption.

         In no event will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See "The Agreements--Termination; Retirement of Securities" in the prospectus.

                           TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Notes are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                     ITEM                         FEE                           PAID FROM
--------------------------------------    -----------------       ----------------------------------
         Master Servicing Fee(1)                 ___bp            Mortgage Loan Interest Collections
         Indenture Trustee Fee(1)                ___bp            Mortgage Loan Interest Collections

         (1) The master servicing fee and the indenture trustee fees are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         ________________, counsel to the depositor, has filed with the depositor's registration statement an opinion stating that the discussion in this section, along with the discussion in the prospectus under "Material Federal Income Tax Consequences," represents counsel's opinion as to the material federal income tax consequences of investing in the certificates. At the time of the issuance of the notes, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

o the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in PHHMC MBN Trust Series ____-__ or the depositor and

o        PHHMC MBN Trust Series ____-__ will not be:

o classified as an association taxable as a corporation for federal income tax purposes,

o        a "publicly traded partnership" as defined in Treasury Regulation
         Section 1.7704 or

o a "taxable mortgage pool" within the meaning of Section 7701(i) of the Internal Revenue Code.

         The notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences" in the prospectus.

         The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code or "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code. The notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Internal Revenue Code.

         Prospective investors in the notes should see "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of material federal income and state and local tax laws to PHHMC MBN Trust Series ____-__ and purchasers of the notes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions provided in the underwriting agreement, dated ________ __, ____, the depositor has agreed to sell, and [Name of Underwriter], the underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any. The underwriter is an affiliate of the depositor.

         The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial note balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

         The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the closing date.

         The underwriting agreement provides that the depositor will indemnify the underwriter against various civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make relating to that indemnification.

         There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding principal balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                  LEGAL MATTERS

         Some specific legal matters relating to the notes will be passed on for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                LEGAL PROCEEDINGS

         [There are no material legal proceedings pending against the Sponsor, the Depositor, the Indenture Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.]

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no affiliations between the sponsor, the depositor or the issuing entity and any of the master servicer, [any affiliated servicer, any 20% concentration unaffiliated servicer], the indenture trustee, [any 10% concentration originator] or [any credit enhancement provider or derivatives counterparty. There are no affiliations among the master servicer, [any affiliated servicer, any 20% concentration unaffiliated servicer], the indenture trustee, [any 10% concentration originator] or [any credit enhancement provider or derivatives counterparty. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the notes, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]

                                     RATINGS

         It is a condition of the issuance of the notes that the Class A Notes be rated "AAA" by _____________ and "AAA" by _______________, that the Class M-1
Notes be rated at least "AA" by ____ and at least "AA" by ____, that the Class M-2 Notes be rated at least "A" by ____ and at least "A" by _____ and that the Class M-3 Notes be rated at least "BBB" by _____.

         The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to noncredit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement for the notes.

         The depositor has not requested that any rating agency rate the notes other than as stated in this section. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in this section.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Notes in accordance with the rating agencies' particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the Offered Notes, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL INVESTMENT

         The Class A Notes and the Class M-1 Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated not lower than the second highest rating category by a rating agency and, as such, will be legal investments for various entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of those entities to invest in "mortgage related securities", provided that the restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. [The Class M-2 Notes and the Class M-3 Notes will not constitute "mortgage related securities" for purposes of SMMEA.]

         The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and various separate and general accounts of insurance companies in which those plans or arrangements are invested and on persons who are fiduciaries for those ERISA plans. ERISA and the Internal Revenue Code prohibit some transactions involving the assets of an ERISA plan and "disqualified persons", within the meaning of the Internal Revenue Code and parties in interest, within the meaning of ERISA, who have specified relationships to the ERISA plan. Accordingly, prior to making an investment in the notes, investing ERISA plans should determine whether PHHMC MBN Trust Series ____-__, the depositor, the sponsor, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the master servicer, the servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a party in interest for that ERISA plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of an ERISA plan in securities may cause the assets included in the trust estate to be deemed ERISA plan assets of the ERISA plan, and any person with specified relationships to the trust estate to be deemed a party in interest for the investing ERISA plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. Section 2510.3-101 defining the ERISA plan assets for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. Under these regulations, in most cases, when an ERISA plan acquires an "equity interest" in another entity, for example the trust estate, the underlying assets of that entity may be considered to be ERISA plan assets. The regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the regulations. Because of the factual nature of some of the above-described provisions of ERISA, the Internal Revenue Code and the regulations, ERISA plans or persons investing ERISA plan assets should carefully consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code. Any ERISA plan fiduciary which proposes to cause an ERISA plan to acquire any of the notes is encouraged to consult with its counsel as to the potential consequences under ERISA and the Internal Revenue Code of the ERISA plan's acquisition and ownership of those notes.

                                     ANNEX I

            GLOBAL CLEARANCE, SETTLEMENT AND DOCUMENTATION PROCEDURES

         Except in limited circumstances, the globally offered PHH Mortgage Capital LLC, PHHMC MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__, [Class A, Class M-1, Class M-2 and Class M-3 Notes], the Global Securities, will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same- day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, that is seven calendar day settlement.

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

         Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of CEDE as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same- day funds.

         TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC, SELLER AND CLEARSTREAM OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date--the trade fails--the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn on to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date--the trade fails--receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures

o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by United States Persons, unless

o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o EXEMPTION FOR NON-UNITED STATES PERSONS (FORM W-8). Beneficial holders of Global Securities that are non-United States Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

o EXEMPTION FOR NON-UNITED STATES PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-United States Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

o EXEMPTION OR REDUCED RATE FOR NON-UNITED STATES PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-United States Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by noteholders or their agent.

o EXEMPTION FOR UNITED STATES PERSONS (FORM W-9). United States Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                  PHH MBN TRUST
                                  SERIES ____-_

                            PHH MORTGAGE CAPITAL LLC
                                    DEPOSITOR

                              MORTGAGE-BACKED NOTES

                                  SERIES ____-_

                            $-----------------------
                                  (APPROXIMATE)

                          ----------------------------

                              PROSPECTUS SUPPLEMENT
                          ----------------------------

                              [NAME OF UNDERWRITER]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series ____-_ Mortgage-Backed Notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series ____-_ Mortgage-Backed Notes and for their unsold allotments or subscriptions. In addition, all dealers selling the Series ____-_ Mortgage-Backed Notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                             ------------ ----, ----

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED APRIL 28, 2006
                            PHH MORTGAGE CAPITAL LLC
                                   Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             MORTGAGE-BACKED NOTES

--------------------------------------------------------------------------------

  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------

THE OFFERED SECURITIES

     The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which will be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

     Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage related financial assets, including:

     o mortgage loans secured by first and junior liens on the related mortgage property;
     o    revolving credit loans;
     o    agency mortgage-backed securities;
     o    private mortgage-backed securities;
     o mortgage loans where the borrower has little or no equity in the related mortgaged property;
     o    mortgage loans secured by one-to-four-family residential properties,
     o    cooperative apartments;
     o mortgage loans secured by multifamily properties, provided that the concentration of these properties is less than 10% of the pool;
     o manufactured housing conditional sales contracts and installment loan agreements; and
     o    interests in the above assets,

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

         If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-support or by overcollateralization.

     The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

     The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                April [__], 2006

                               TABLE OF CONTENTS

INTRODUCTION
      General
THE MORTGAGE POOLS
      General
      The Mortgage Loans
      Private Mortgage-Backed Securities
      The Agency Securities
      Qualifications of Originators and Sellers
      Representations by Sellers
STATIC POOL INFORMATION
THE SPONSOR, THE ORIGINATOR AND THE MASTER SERVICER
      Underwriting Standards
THE DEPOSITOR
BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST
SERVICING OF MORTGAGE LOANS
      General
      The Master Servicer
      Collection and Other Servicing Procedures; Mortgage Loan Modifications Subservicers
      Special Servicers
      Realization Upon or Sale of Defaulted Mortgage Loans
      Servicing and Other Compensation and Payment of Expenses
      Evidence as to Compliance
DESCRIPTION OF THE SECURITIES
      General
      Form of Securities
      Assignment of Trust Fund Assets
      Certificate Account
      Distributions
      Distributions of Interest and Principal on the Securities
      Pre-Funding Account
      Distributions on the Securities in Respect of Prepayment Premiums Allocation of Losses and Shortfalls
      Advances
      Modifications
      Reports to Securityholders
DESCRIPTION OF CREDIT ENHANCEMENT
      General
      Subordinate Securities
      Cross-support
      Overcollateralization
      Financial Guaranty Insurance Policy
      Mortgage Pool Insurance Policies
      Letter of Credit
      Special Hazard Insurance Policies
      Reserve Funds
      Cash Flow Agreements
      Bankruptcy Bonds
      Maintenance of Credit Enhancement
      Reduction or Substitution of Credit Enhancement
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES
      Derivatives
PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER
      General
      Primary Mortgage Insurance Policies
      Hazard Insurance Policies
      FHA Insurance
      VA Mortgage Guaranty
THE AGREEMENTS
      General
      Certain Matters Regarding the Master Servicer and the Depositor
      Events of Default and Rights Upon Events of Default
      Amendment
      Termination; Retirement of Securities
      The Trustee
      Duties of the Trustee
      Some Matters Regarding the Trustee
      Resignation and Removal of the Trustee
YIELD CONSIDERATIONS
MATURITY AND PREPAYMENT CONSIDERATIONS
LEGAL ASPECTS OF MORTGAGE LOANS
      Cooperative Mortgage Loans
      Tax Aspects of Cooperative Ownership
      Leases and Rents
      Contracts
      Foreclosure on Mortgage Loans
      Foreclosure on Shares of Cooperatives
      Repossession with Respect to Contracts
      Rights of Redemption
      Anti-Deficiency Legislation and Other Limitations on Lenders
      Consumer Protection Laws with Respect to Contracts
      Leasehold Considerations
      Servicemembers Civil Relief Act
      Junior Mortgages; Rights of Senior Mortgagees
      Due-on-Sale Clauses in Mortgage Loans
      Enforceability of Prepayment and Late Payment Fees
      Equitable Limitations on Remedies
      Applicability of Usury Laws
      Adjustable Interest Rate Loans
      Formaldehyde Litigation with Respect to Manufactured Homes
      Environmental Legislation
      Forfeitures for Drug, RICO and Money Laundering Violations
      Negative Amortization Loans
      Prepayment Penalties
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
      General
      REMICs
      Taxation of Owners of REMIC Regular Certificates
      Taxation of Owners of REMIC Residual Certificates
      Notes
STATE AND OTHER TAX CONSEQUENCES
ERISA CONSIDERATIONS
LEGAL INVESTMENT
USE OF PROCEEDS
METHODS OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
RATING
AVAILABLE INFORMATION
REPORTS TO SECURITYHOLDERS
INCORPORATION OF INFORMATION BY REFERENCE
GLOSSARY

                                  INTRODUCTION

     All capitalized terms in this prospectus are defined in the glossary at the end.

GENERAL

     The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage related financial assets or interests therein, which may include mortgage securities, acquired by the depositor from one or more Affiliated or Unaffiliated Sellers or Bishop's Gate. See "The Depositor" and "The Mortgage Pools." The trust fund assets may include, if applicable, the mortgage loans, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related security-holders pursuant to:

     o with respect to each series of certificates, a pooling and servicing agreement or other agreement, or

     o    with respect to each series of notes, an indenture,

in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be included in the related prospectus supplement.

     Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

     The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans. See "Description of the Securities."

     If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities or by over-collateralization. See "Description of Credit Enhancement."

     The rate of payment of principal on each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations" in this prospectus.

     With respect to each series of certificates, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of certificates will specify which class or classes of the related series of certificates will be considered to be regular interests in the related REMIC and which class of certificates or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences" in this prospectus.

     The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

     There will be no secondary market for the offered securities of any series prior to their offering. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange.

                               THE MORTGAGE POOLS

GENERAL

     Each mortgage pool will consist primarily of mortgage loans and mortgage assets. Each mortgage pool may consist of:

     o    single family loans,

     o    revolving credit loans,

     o    multifamily loans,

     o    Contracts,

     o    Agency Securities, and

     o    private mortgage-backed securities

each as described below.

     The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related Single Family Property. The related Single Family Property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

     If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid-rise or garden apartment structures or projects.

     In some cases, the mortgage property securing a single family loan or a multifamily loan may consist of properties where a limited portion of the structure is used for commercial purposes. For example, in urban areas, the ground floor of a multi-unit residential property may be used for commercial purposes such as a store or a professional office.

     The aggregate concentration by original principal balance of multifamily loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

     Mortgaged properties may be located in any one of the 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands or Guam.

     The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the FHA or the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "-- VA Insurance" in this prospectus.

     A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a mortgage pool shall be more than 90 days delinquent at the time of issuance of the related securities. Mortgage loans which are more than 30 and not more than 90 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 and not more than 90 days delinquent of 20% or more.

     The mortgage loans may include "sub-prime" mortgage loans. PHH Mortgage Corporation's "sub-prime" underwriting guidelines are less stringent, with regard to the mortgagor's credit standing and repayment ability, than the standards generally used by PHH Mortgage in underwriting "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. PHH Mortgage's "sub-prime" underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

     A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because of the credit criteria applied in the underwriting decision, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac.

     Each mortgage loan will be selected for inclusion in a mortgage pool from among those originated or purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers, Affiliated Sellers or Bishop's Gate. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

     The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

THE MORTGAGE LOANS

     The trust for a series may consist of senior or junior mortgage loans, which may include closed-end loans and/or revolving credit loans or certain balances forming a part of the revolving credit loans. Each of the mortgage loans will be a type of mortgage loan described or referred to below:

     o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 10 years, or more than 10 years, but not more than approximately 30 years;

     o Fixed-rate, fully-amortizing mortgage loans with an initial 15-year period providing for monthly payments of interest-only, followed by a 15-year period providing for level monthly payments of principal and interest in amounts necessary to fully amortize the mortgage loan for the remaining 15 years;

     o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either one month, three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either one-month, three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Index subject to any periodic or lifetime limitations on interest rate changes. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

     o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with (i) initial interest-only payments and a related mortgage rate which generally adjusts either one month, three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and (ii) a monthly payment in an amount sufficient to fully amortize the principal balance ARM Loan over the remaining term and to pay interest at the related mortgage rate which adjusts thereafter at either one-month, three-month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the remaining term of the mortgage loan to equal the sum of the related Note Margin and the Index subject to any periodic or lifetime limitations on interest rate changes. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

     o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index subject to any periodic or lifetime limitations on interest rate changes. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

     o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years, or not more than approximately 30 years, with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term, or its approximately 25- or 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

     o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

     o Fixed and variable interest rate mortgage loans that provide for conditional reductions in the interest rate, and corresponding monthly payment due thereon throughout their term;

     o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

     o Permanent mortgage loans of one of the types described above, which were part of a construction to permanent hybrid loan for which the construction has been completed and the loan fully disbursed, with a term to maturity from the date of conversion to permanent financing within the term to maturity limits described above; or

     o    Pledged Asset Loans.

Unless otherwise indicated, references to the term "mortgage loans" or "loans" includes closed-end loans and revolving credit loans. In connection with a series of securities backed by revolving credit loans, if the related prospectus supplement indicates that the pool consists of specified balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

     The mortgage pool may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, and third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear:

     o the risk of delay in distributions while a deficiency judgment against the borrower is sought; and

     o    the risk of loss if the deficiency judgment is not realized upon.

Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Residential mortgage loans generally may be prepaid by the borrower at any time without penalty. If so specified in the related prospectus supplement, a mortgage loan may contain a prohibition on prepayment or a lock-out period, or require payment of a prepayment penalty. A multifamily loan may contain a prohibition on prepayment or lock-out period or require payment of a prepayment penalty and may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation or prepayment penalty, the related prospectus supplement will describe the equity participation or prepayment penalty and the method or methods by which distributions in respect thereof will be made to such holders.

     In the case of purchase-money mortgage loans, the loan-to-value, or LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan (together with any related senior loan) at origination to the lesser of (1) the appraised value determined in an appraisal or other collateral assessment tool obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, plus qualifying improvements. In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation. An automated valuation evaluates, through the use of computer models, various types of publicly-available information such as recent sales prices for similar homes within the same geographic area and within the same price range.

     Generally, the mortgage loans will have had a LTV ratio at origination not in excess of 125%.

     In the case of some non-purchase-money mortgage loans including refinance, modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan (together with any related senior loan) to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property which value generally will be supported by either:

     o    a representation by the related seller as to the value;

     o a broker's price opinion, automated valuation, drive by appraisal or other collateral assessment tool;

     o an appraisal obtained within twelve months prior to the refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within approximately 24 months prior to the refinancing; or

     o the sales price, if the mortgaged property was purchased within the previous twelve months.

     In the case of Pledged Asset Loans, the LTV ratio will be defined as the Effective Loan-to-Value Ratio.

     The denominator of the applicable ratio described in the preceding three paragraphs is dependent on the estimated fair market value of the related mortgaged property at the time of origination. If such value has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the related prospectus supplement.

     Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties, particularly where the LTV ratio was not determined at the time of purchase as described in the four preceding paragraphs. Certain mortgaged properties may be located in regions where property values have declined significantly since the time of origination. In addition, for first lien mortgage loans, the LTV ratio does not take into account any secondary financing. Under the depositor's underwriting standards, a seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%. Secondary financing is readily available and may be obtained by a mortgagor from a lender including a Seller at any time, including at origination.

     The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

     COOPERATIVE MORTGAGE LOANS. The mortgage loans in a mortgage pool may include cooperative mortgage loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative units. The proprietary lease or occupancy agreement securing a cooperative mortgage loan is in most cases subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the Cooperative shares are subject to cancellation by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by that tenant-stockholder. See "Legal Aspects of Mortgage Loans--Cooperative Mortgage Loans."

     The depositor will not require that a standard hazard or flood insurance policy be maintained for any cooperative mortgage loan. In most cases, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, a Cooperative and the related borrower on a cooperative note do not maintain that insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to that borrower's Cooperative unit or the Cooperative's building could significantly reduce the value of the collateral securing that cooperative note.

     CONVERTIBLE ARM LOANS. A mortgage pool may contain convertible ARM Loans which allow the mortgagors to convert the adjustable rates on these mortgage loans to a fixed rate at some point during the life of these mortgage loans, generally not later than ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the depositor, the related master servicer, the applicable Seller or a third party will purchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the depositor or the related master servicer (or another specified party) may agree to act as remarketing agent with respect to the converted mortgage loans and, in this capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include the resulting fixed rate mortgage loan.

     BUYDOWN MORTGAGE LOANS. If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will made up from:

     o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account;

     o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds; or

     o additional funds to be contributed over time by the mortgagor's employer or another third party, including a Seller.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Certificate Account" in this prospectus.

     Generally, the mortgagor under each buydown mortgage loan will be qualified at a lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

     PLEDGED ASSET LOANS. The related prospectus supplement will specify the extent, if any, of Pledged Asset Loans. In most cases, the security agreements and other similar security instruments related to the Pledged Assets for the loans in a trust will, in the case of Pledged Assets consisting of personal property, create first liens on that personal property, and, in the case of Pledged Assets consisting of real estate, create first or junior liens on those Pledged Assets. Pledged Assets, or the liens on those Pledged Assets in favor of the related Pledged Asset Loans, may be greater or less in value than the principal balances of those Pledged Asset Loans, the appraised values of the underlying mortgaged properties or the differences, if any, between those principal balances and those appraised values. See "Underwriting Standards--Pledged Asset Loans" below.

     The requirements that Pledged Assets be maintained may be terminated in the case of the reduction of the loan-to-value ratios or principal balances of the related Pledged Asset Loans to pre-determined amounts. For this purpose, the loan-to-value ratio may be reduced as a result of an appraisal obtained subsequent to origination.

     Pledged Assets, including any related third-party guarantees, insurance policies or other forms of credit enhancement may be provided either in addition to or in lieu of primary mortgage insurance policies for the Pledged Asset Loans in a trust, as specified in the related prospectus supplement. If a trust includes Pledged Asset Loans, the related prospectus supplement will specify the nature and extent of those Pledged Asset Loans and of the related Pledged Assets. The Pledged Assets may be administered by one or more third parties. The related prospectus supplement will specify such parties and the extent to which Pledged Assets will be assigned to the trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Pledged Assets for any of the Pledged Asset Loans. See "Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

     REVOLVING CREDIT LOANS. As more fully described in the prospectus supplement, the revolving credit loans will be originated under credit line agreements subject to a credit limit. Interest on each revolving credit loan, excluding introductory rates, if any, offered from time to time during promotional periods, will be calculated based on the average daily balance outstanding of that loan. Any revolving credit loan may have a mortgage rate that is subject to adjustment on a date specified in the related mortgage note. As specified in the related mortgage note and described in the related prospectus supplement, the mortgage rate will be equal to the sum of (a) the index indicated on the related mortgage note as of the specified date of determination and (b) the gross margin which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and permitted by applicable law. Under certain circumstances, under a revolving credit line loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The borrower under each revolving credit loan may make Draws under the related credit line agreement at any time during the Draw Period. If the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. During the Draw Period, the borrower under each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will not be less than the finance charge for the related billing cycle. During the Repayment Period, the borrower will not be permitted to make Draws and the revolving credit loan will either amortize in equal monthly installments until maturity, or the borrower will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. Subject to the terms of the related mortgage note, the maximum amount of any Draw is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer, the related trust or another entity specified in the related prospectus supplement.

     With respect to any series of securities backed by revolving credit loans, the related trust may include either the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or the Trust Balance of each revolving credit loan. The related prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance.

     The mortgaged property securing each revolving credit loan will be subject to the lien created by the related mortgage in respect of any related Excluded Balance, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage in respect of the revolving credit loan. The depositor, an affiliate of the depositor or an Unaffiliated Seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

     Collections on revolving credit line loans may vary because, among other things, borrowers may:

     o make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month; or

     o make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon.

     It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     CONTRACTS. Contracts comprising or underlying the mortgage assets for a series of securities may consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Contract will have been originated by a bank or savings institution which is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development under Section 2 of the National Housing Act. Mortgage loans, including an interest in that mortgage loan, or Contracts, including an interest in that Manufactured Home, that are conveyed to the trust for a series is referred to throughout this prospectus as the "loans."

     The Contracts may be conventional loans, FHA loans or VA loans. Each Contract will be secured by a Manufactured Home. In most cases, the Contracts will be fully amortizing and will bear interest at a fixed interest rate.

     The Manufactured Homes securing the Contracts, in most cases, consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and as to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." In addition, the following restrictions, in most cases, apply for Contracts comprising or underlying the mortgage assets for a series:

     o no Contract will have had a LTV ratio at origination in excess of 125%;

     o each Contract must have an original term to maturity of not less than three years and not more than 25 years; and

     o each Contract must have, as of the cut-off date, a standard hazard insurance policy, which may be a blanket policy, in effect for that Contract.

The initial LTV ratio of any Contract represents the ratio of the principal amount of the Contract at origination to the lesser of (1) the appraised value determined in an appraisal or other collateral assessment tool obtained at origination of the Contract and (2) the sales price for the related Manufactured Home, plus qualifying improvements.

     ADDITIONAL INFORMATION. The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

     o    the aggregate principal balance of the mortgage loans,

     o    the type of property securing the mortgage loans,

     o    the original or modified terms to maturity of the mortgage loans,

     o the range of principal balances of the mortgage loans at origination or modification,

     o the earliest origination or modification date and latest maturity date of the mortgage loans,

     o the loan-to-value ratios of the mortgage loans or, if applicable, the Effective Loan-to-Value Ratio of the Pledged Asset Loans,

     o the mortgage rate or range of mortgage rates borne by the mortgage loans,

     o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

     o    the geographical distribution of the mortgage loans,

     o    the number of buydown mortgage loans, if applicable,

     o    the number of Pledged Asset Loans, if applicable,

     o the number of revolving credit loans, if applicable, and the aggregate credit limits and the range of credit limits of the related credit line agreements, and

     o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K. The composition and characteristics of a pool that contains revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements. If trust assets are added to or deleted from the trust after the date of the related prospectus supplement other than as a result of any Draws relating to the revolving credit loans, the addition or deletion will be noted in the Current Report on Form 8-K if the composition of the mortgage pool is effected thereby. Additions or deletions of this type, if any, will be made prior to the related Closing Date.

     The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the securities of a series. Except to the extent that the servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through subservicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements" in this prospectus. With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans. The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce the purchase and other obligations of subservicers and Sellers, as more fully described in this prospectus under "--Representations by Sellers" in this prospectus, "Servicing of Mortgage Loans--Subservicers," and "Description of the Securities--Assignment of Trust Fund Assets," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities.

PRIVATE MORTGAGE-BACKED SECURITIES

     GENERAL. Private mortgage-backed securities may consist of:

     o mortgage pass-through certificates, evidencing an undivided interest in a pool of loans;

     o    collateralized mortgage obligations secured by loans; or

     o pass-through certificates representing beneficial interests in Agency Securities.

Private mortgage-backed securities will have been issued under a private mortgage-backed securities agreement, or PMBS agreement. The seller/servicer of the underlying loans will have entered into the PMBS agreement with the private mortgage-backed securities trustee, or PMBS trustee. The PMBS trustee or its agent, or a custodian, will possess the loans underlying that private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more subservicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the private mortgage-backed securities, approved by HUD as a FHA mortgagee.

     In any securitization where private mortgage-backed securities are included in a trust fund, unless the private mortgage-backed securities are exempt from registration under the Securities Act, the offering of the private mortgage-backed securities will be registered if required in accordance with Rule 190 under the Securities Act.

     If the private mortgage-backed securities are the securities of the depositor or an affiliate thereof, they will be registered under the Securities Act, even if they satisfy the requirements of the preceding sentence. As to any series of private mortgage-backed securities, the related prospectus supplement will include a description of:

     o the private mortgage-backed securities and any related credit enhancement, and

     o    the mortgage loans underlying the private mortgage-backed securities.

     Any retained interests which are received on a private mortgage-backed security or loan comprising the mortgage assets for a series will not be included in the trust for that series. Instead, that retained interest will be retained by or payable to the originator, servicer or seller of that private mortgage-backed security or loan, free and clear of the interest of securityholders under the related agreement.

     The private mortgage-backed securities issuer, or PMBS issuer, will be a financial institution or other entity engaged in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts, and selling beneficial interests in those trusts. In some cases, the PMBS issuer may be the depositor or an affiliate of the depositor. The obligations of the PMBS issuer will, in most cases, be limited to various representations and warranties relating to the assets conveyed by it to the related trust. In most cases, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS agreement. Additionally, although the loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

     UNDERLYING LOANS. The loans underlying the private mortgage-backed securities may consist of:

     o    revolving credit loans,

     o    fixed rate, level payment, fully amortizing loans,

     o    Balloon loans,

     o    Buydown mortgage loans,

     o    ARM Loans,

     o    Pledged Asset Loans,

     o    interest-only, fixed and variable rate loans, or

     o    loans having other special payment features.

Loans may be secured by Single Family Properties that are properties consisting of one- to four-family attached or detached residential housing including Cooperative units, Manufactured Homes, or, in the case of cooperative mortgage loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative unit and the shares issued by the related Cooperative. The following criteria apply to most loans:

     o no loan will have had a loan-to-value ratio at origination in excess of 125%;

     o each loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years;

     o no loan that was more than 90 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS agreement, except as noted in the related prospectus supplement;

     o each loan, other than a cooperative mortgage loan, will be required to be covered by a standard hazard insurance policy which may be a blanket policy; and

     o each loan, other than a cooperative mortgage loan or a loan secured by a Manufactured Home or a junior lien, will be covered by a title insurance policy.

         CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS agreement, overcollateralization, letters of credit or insurance policies may be provided for the loans underlying the private mortgage-backed securities or for the private mortgage-backed securities themselves. The type, characteristics and amount of credit support, if any, will be a function of various characteristics of the loans and other factors and will have been established for the private mortgage-backed securities on the basis of requirements of the rating agencies which initially assigned a rating to the private mortgage-backed securities.

     ADDITIONAL INFORMATION. The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

     o the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust;

     o various characteristics of the loans which comprise the underlying assets for the private mortgage-backed securities including:

               o the payment features of those loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

               o the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity;

               o    the servicing fee or range of servicing fees for the loans;

               o the minimum and maximum stated maturities of the underlying loans at origination;

               o the maximum original term-to-stated maturity of the private mortgage-backed securities; and

               o the weighted average term-to-stated maturity of the private mortgage-backed securities;

     o the note interest rate, pass-through or certificate rate or ranges of those rates for the private mortgage-backed securities;

     o the weighted average note interest rate, pass-through or certificate rate of the private mortgage-backed securities;

     o the PMBS issuer, the PMBS servicer, if other than the PMBS issuer, and the PMBS trustee for those private mortgage-backed securities;

     o various characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     o the terms on which the underlying loans for those private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities;

     o    the then-current rating of the private mortgage-backed securities; and

     o the terms on which loans may be substituted for those originally underlying the private mortgage-backed securities.

THE AGENCY SECURITIES

     All of the Agency Securities will be registered in the name of the trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary, which may be the trustee, that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions on those loans. All of the Agency Securities in a trust will be issued or guaranteed by the United States or a United States government-sponsored agency.

     The descriptions of GNMA, Freddie Mac and Fannie Mae Certificates that are presented in the remaining paragraphs of this subsection are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest on those loans. GNMA, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of those issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described under "The Mortgage Pools--The Mortgage Loans" in this prospectus. The terms of any of those certificates to be included in a trust and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any of those certificates that are actually included in a trust.

     GNMA. The Government National Mortgage Association, or GNMA, is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development, or HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, or the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages either:

     o insured by the Federal Housing Administration, or the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or

     o partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

     GNMA CERTIFICATES. In most cases, each GNMA certificate relating to a series, which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except for any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

     FREDDIE MAC. The Federal Home Loan Mortgage Corporation, or Freddie Mac, is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the FHLMC Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in those mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet various standards presented in the FHLMC Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of that quality and type as to meet most of the purchase standards imposed by private institutional mortgage investors. Neither the United States nor any agency of the United States is obligated to finance Freddie Mae's operations or to assist Freddie Mac in any other manner.

     FREDDIE MAC CERTIFICATES. In most cases, each Freddie Mac certificate relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except for any stripped mortgage-backed securities issued by Freddie Mac. That pool will consist of mortgage loans:

     o substantially all of which are secured by one- to four-family residential properties or

     o if specified in the related prospectus supplement, are secured by five or more family residential properties.

     The characteristics of any Freddie Mac certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

     FANNIE MAE. The Federal National Mortgage Association, or Fannie Mae, is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, replenishing their funds for additional lending. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency of the United States is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

     FANNIE MAE CERTIFICATES. In most cases, each Fannie Mae certificate relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except for any stripped mortgage-backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae certificates will consist of:

     o    fixed, variable or adjustable rate conventional mortgage loans or

     o    fixed-rate FHA loans or VA loans.

     Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae certificates included in the trust for a series of certificates will be described in the related prospectus supplement.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

     All mortgage loans will be purchased by the depositor from Sellers, which may be Affiliated Sellers, Bishop's Gate or Unaffiliated Sellers. The Seller will either have originated the loans, or will have acquired them directly or indirectly from the originator.

     Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act.

REPRESENTATIONS BY SELLERS

     Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will have been made as of the closing date, unless otherwise indicated, and will generally include, among other things, that as to each mortgage loan:

     o any required standard hazard, flood and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each such policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor;

     o with respect to each first lien mortgage loan other than a Contract or a cooperative mortgage loan, either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the depositor or (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage;

     o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

     o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

     o    the related mortgaged property is free from damage and in good repair;

     o there are no delinquent tax or assessment liens against the related mortgaged property;

     o the mortgage loan is not more than 30 days delinquent as to any scheduled payment of principal and/or interest (any exceptions will be noted in the prospectus supplement, with no delinquencies of more than 90 days);

     o if a Primary Insurance Policy is required with respect to the mortgage loan, the mortgage loan is the subject of the policy; and

     o the mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security:

     o the mortgage security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and

     o    the Seller has good title to the mortgage security.

     In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below; provided that with respect to any mortgage loan or mortgage security sold by Bishop's Gate, PHH Mortgage will be obligated to cure any such breach or repurchase, except in the case of a breach of Bishop's Gate's representation and warranty that it has good title to the related mortgage loan. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises. The PMBS trustee, in the case of private mortgage-backed securities, or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of that loan. The master servicer may be obligated to enforce those obligations rather than the trustee or PMBS trustee.

     Unless otherwise specified in the related prospectus supplement, pooling and servicing agreement or mortgage loan purchase agreement, all of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's purchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a purchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

     The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to purchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable).

     As to any mortgage loan required to be purchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

     o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

     o have a mortgage rate and a Net Mortgage Rate not less than (and not more than one percentage point greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

     o have a loan-to-value ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and

     o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected mortgage loans and/or mortgage securities, the master servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the purchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

     Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that a Seller will carry out its purchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a purchase or substitution obligation. Any mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

     If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer's responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

                            STATIC POOL INFORMATION

     For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

     With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

              THE SPONSOR, THE ORIGINATOR AND THE MASTER SERVICER

     The sponsor will be PHH Mortgage Corporation for each series of securities unless otherwise indicated in the related prospectus supplement. The originator and the master servicer for each series of securities will also be PHH Mortgage, unless otherwise indicated in the related prospectus supplement. PHH Mortgage, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation and is the sole member of the depositor. PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands. PHH Mortgage's business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

     On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began "regular way" trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

     PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

     PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

     FINANCIAL INSTITUTIONS CHANNEL: PHH Mortgage is a leading provider of "private label" mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

     REAL ESTATE BROKERS CHANNEL: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation's real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries. Additionally, PHH Mortgage works with brokers that are not affiliated with Cendant Corporation.

     Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island. PHH Mortgage offers mortgages through the following platforms:

     TELESERVICES. Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In(R) ), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM, a relocation business, and a leading provider of employee relocation services.

     In its teleservices operations, PHH Mortgage and certain subsidiaries employ "mortgage consultants" that receive applications over the telephone, and thereafter refer the origination of the loan to "loan processors" for processing. Mortgage consultants are not involved in the process once the loan is referred to a loan processor. The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function. Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

     INTERNET. Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage. The web interface contains educational materials, rate quotes and a full mortgage application. This content is made available to the customers of partner organizations, including Century 21(R), Coldwell Banker(R), ERA(R) and Cendant MobilitySM. In addition, PHH Mortgage developed and launched its own online brand--InstaMortgage.comSM in 1999. Applications from online customers are processed via PHH Mortgage's teleservices platform.

     FIELD SALES PROFESSIONALS. Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island. These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer. Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan. The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

     CLOSED LOAN PURCHASES. This platform is also known as the wholesale/correspondent platform. PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks. These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations. PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity's corporate, financial and licensing information.

     WHOLESALE. PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

     CORRESPONDENT. PHH Mortgage purchases closed loans. One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

     Most of the loans comprising the mortgage assets for a series will have been originated or acquired through the platforms described above, in accordance with the PHH Mortgage underwriting procedures and standards described in this prospectus. The underwriter for each series will be responsible for the structuring of the securities.

     PHH Mortgage has been an originator of mortgage loans since 1978 and has originated mortgage loans of the type backing the securities since 1978. The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan production as of the dates indicated.


                                        DECEMBER 31, 2003                DECEMBER 31, 2004

                                              TOTAL PORTFOLIO                    TOTAL PORTFOLIO
LOAN TYPE                          NUMBER         OF LOANS          NUMBER           OF LOANS

Conventional(1).................   406,237     $     77,370         219,460       $     46,545
Government(2)...................    23,048            3,032          11,105              1,494
Home Equity Lines of Credit.....    38,339            3,299          47,337              4,514
                                               ------------       ---------       ------------
Total Residential Mortgage Loans   467,624     $     83,701         277,902       $     52,553
                                               ============       =========       ============

----------
(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit
(2)  Includes FHA and VA Loans

     PHH Mortgage has been publicly securitizing prime fixed-rate residential mortgage loans since 2002 and began securitization residential mortgage loans privately in 1995. The following table describes the size, composition and growth of PHH Mortgage's total portfolio of assets it has publicly securitized as of the dates indicated.



    DECEMBER 31, 2003          DECEMBER 31, 2004        DECEMBER 31, 2005
-------------------------  ------------------------  -------------------------
                TOTAL                      TOTAL                     TOTAL
            PORTFOLIO OF               PORTFOLIO OF                PORTFOLIO
  NUMBER        LOANS        NUMBER        LOANS       NUMBER       OF LOANS
---------  --------------  ---------  -------------  ---------  --------------
2,778      $1,297,660,140   1,305     $639,756,005    1,398      $756,055,254


     With respect to any series of securities, if so specified in the related prospectus supplement, PHH will also act as master servicer for the mortgage pool. If so, PHH Mortgage will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus under "Servicing of Mortgage Loans" and "Description of the Securities."

     PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan servicing portfolio as of the dates indicated.

                                        DECEMBER 31, 2003                DECEMBER 31, 2004

                                              TOTAL PORTFOLIO                    TOTAL PORTFOLIO
LOAN TYPE                          NUMBER         OF LOANS          NUMBER           OF LOANS
Conventional(1)..............      783,434     $    126,996         793,813       $    133,816
Government(2)................       87,420            8,908          77,591              7,978
Home Equity Lines of Credit..       68,219            2,715          90,568              3,922
                                   -------     ------------       ---------       ------------
Total Residential Mortgage Loans   939,073     $    138,619         961,972       $    145,716
                                   =======     ============       =========       ============

----------
(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit
(2)  Includes FHA and VA Loans

         PHH Mortgage has a collections department that it uses to determine the root cause or causes ("hardships"), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either "short-term" or "long-term", and based on the length of the hardship, the collections department's representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage's Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage's collections department's system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower's attitude toward the delinquency and gains an understanding of the mortgagor's hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower's income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

         Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action. On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC. Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First American are located at PHH Mortgage's premises and First American's premises. First American's operations are located in Dallas, Texas.

         On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation. Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately 60% of PHH Mortgage's total monthly inbound customer service calls. ICT's operations are located in Amherst, New York. WEST's operations are located in Spokane, Washington.

         In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage's first lien mortgage loan portfolio and approximately 82% of PHH Mortgage's home equity portfolio payments are processed via the ARC method on a monthly basis.Except as described above, there have been no other material changes to PHH Mortgage's servicing policies or procedures.

         PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

         The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004.

         The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2005 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage completed the implementation of an automated reconciliation system that allowed it to reduce the time required to complete custodial bank account reconciliations from within 60 calendar days after the cutoff date to within 30 calendar days after the cutoff date, and as of December 31, 2005, all of these reconciliations were completed within 45 calendar days after the cutoff date.

         Except as described in the preceding two paragraphs, PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

UNDERWRITING STANDARDS

     PHH Mortgage's products currently consist of:

     o First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration ("FHA") and government guaranteed Veterans Administration ("VA") loans; and

     o    first and junior lien home equity loans and lines of credit.

     The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product. Set forth below is a summary of underwriting standards used in approving various products:

MORTGAGE PRODUCT                                    UNDERWRITING STANDARDS USED
First Lien FHA/VA                                   Ginnie Mae
First Lien Conventional/Conforming                  Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming              PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit   PHH Mortgage

     PHH Mortgage's underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various "private-label" programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

     Mortgage loans to be included in a mortgage pool may have been originated by PHH Mortgage and purchased by the depositor. In other cases, mortgage loans to be included in a mortgage pool will have been purchased by the depositor, either directly or indirectly from Sellers. Unless otherwise described in a prospectus supplement, the mortgage loans, as well as mortgage loans underlying PMBS, will have been originated in accordance with the underwriting standards of PHH Mortgage as generally described below. Any mortgage loan not directly underwritten by the depositor or its affiliates will be reunderwritten by the depositor or its affiliates on a sample basis. The reunderwriting standards of the depositor or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

GENERAL UNDERWRITING PROCEDURE

     The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage. From time to time, exceptions to PHH Mortgage's underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage's underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

     PHH Mortgage's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

     PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with PHH Mortgage's underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

     In evaluating the applicant's ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

     Except as described below, PHH Mortgage verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage. Additional liquid assets may not be verified.

     Except as described below, PHH Mortgage also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

     In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this prospectus or the prospectus supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

     In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

     Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower's credit-worthiness. On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the related prospectus supplement.

     For all first lien mortgage loans, a title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

     Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. PHH Mortgage also reviews the level of an applicant's liquid assets as an indication of creditworthiness.

     PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH MORTGAGE CORPORATION'S UNDERWRITING STANDARDS

     The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See "Other Documentation Standards" below.

     PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have Pledged Assets securing such loans. See "Pledged Asset Loans." The prospectus supplement will specify the number and percentage of mortgage loans contained in the trust fund for a particular series of certificates with loan-to-value ratios at origination in excess of 80%, which are not covered by primary mortgage insurance.



FULL DOCUMENTATION STANDARDS

     The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans. However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

     In determining whether a prospective borrower has sufficient monthly income available

     o to meet the borrower's monthly obligation on the proposed mortgage loan and

     o to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan,

     PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower's acceptable stable monthly gross income. Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

     PHH Mortgage's guidelines for verifying an applicant's income and employment are generally as follows:

     o for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

     o for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant's two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules. In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

OTHER DOCUMENTATION STANDARDS

     PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("Reduced Documentation Program"), stated income, stated asset program ("Stated Income, Stated Asset Program"), stated income, full asset program ("Stated Income Full Asset Program"), no income, stated asset program ("No Income Stated Asset Program") and rate and term refinance limited documentation program ("Streamlined Documentation Program"). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Each of these programs is designed to facilitate the loan approval process.

     Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage's portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

     Another program (the "Liquidity Program") provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower's liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

     o    no income disclosure with no verification of income required;

     o debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

     o income disclosure and verification using streamlined/alternate documentation.

     The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

     o the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or

     o the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

     o the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

     The mortgage loans may include loans to borrowers who are non-resident aliens in the United States. In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

     In addition, PHH Mortgage originates certain mortgage loans ("Relocation Mortgage Loans") made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to the PHH Mortgage's underwriting policies as described herein.

     If any of the mortgage loans relating to a particular series were underwritten pursuant to PHH Mortgage's separate lending program for subprime or "B/C" credit borrowers, the "Credit Solutions" program, the underwriting standards for those mortgage loans will be described in the related prospectus supplement.

     In addition, the underwriting standards relating to any revolving credit loans or other second lien loans that are included in a particular mortgage pool will be described in the related prospectus supplement.

PLEDGED ASSET LOANS

     Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either (i) secured by a security interest in Pledged Assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in Pledged Assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor. The amount of such Pledged Assets securing such Pledged Asset Loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain Pledged Assets generally terminates when the principal balance of such Pledged Asset Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such Pledged Asset Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

                                  THE DEPOSITOR

     The depositor is a limited liability company whose sole member is PHH Mortgage Corporation, which owns 100% of the economic interests in the depositor. The depositor was formed in the State of Delaware on August 31, 2001. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2002. Since that time it has been involved in the issuance of public securities backed by residential mortgage loans in excess of $3,568,444,285.

     After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the poll assets or the securities.

     The depositor maintains its principal office at 3000 Leadenhall Road, Mail Stop LGL, Mt. Laurel, New Jersey 08054. Its telephone number is (856) 917-6000.

                    BISHOP'S GATE RESIDENTIAL MORTGAGE TRUST

     Bishop's Gate Residential Mortgage Trust (formerly Cendant Residential Mortgage Trust) may be a Seller named in the accompanying prospectus supplement. Any mortgage loan transferred to the depositor by Bishop's Gate pursuant to a mortgage loan purchase agreement will have been purchased from PHH Mortgage or an Affiliated Seller by Bishop's Gate. Bishop's Gate is a special purpose, bankruptcy-remote Delaware business trust originally formed as of April 13, 1998. Bishop's Gate was formed for the sole purpose of purchasing mortgage loans from time to time from PHH Mortgage. Subsequently, Bishop's Gate gained approval to purchase loans from Affiliated Sellers. After purchase, Bishop's Gate sells and securitizes these mortgage loans to third parties, subject to certain aging limitations, including the requirement that no mortgage loan may be held by Bishop's Gate for more than one year. Bishop's Gate has obtained, and will obtain, funding for the purchase of mortgage loans by, from time to time, issuing commercial paper, borrowing, and issuing one or more series of notes and/or certificates.

                           SERVICING OF MORTGAGE LOANS

GENERAL

     The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. Forms of pooling and servicing agreements and a form of servicing agreement have been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

     With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

THE MASTER SERVICER

     The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be PHH Mortgage or another affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

     The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the pooling and servicing agreement or servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan, or increase the credit limit or extend the Draw Period applicable to any revolving credit loan subject to the limitations described in the related agreement. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

     Under a pooling and servicing agreement or a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan or the lien on any related Pledged Assets.

     In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. These modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related securities.

     In the case of multifamily loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer will be required to

     o    monitor any multifamily loan that is in default,

     o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely,

     o    inspect the related mortgaged property and

     o take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement.

A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

     Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

     Any Pledged Assets will be administered by one or more third parties in accordance with the related pledge agreement or guaranty agreement, as applicable. The servicer of the Pledged Asset Loan will be required, in accordance with the master servicer's normal servicing procedures, to attempt to realize on any Pledged Assets if the related Pledged Asset Loan is liquidated on default. In such instance, either the servicer or the administrator(s) of the Pledged Assets, will be responsible for making all reasonable efforts to realize on any security interest in Pledged Assets. The master servicer will have no responsibility to realize on the Pledged Assets. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Pledged Assets. Proceeds from the liquidation of any such Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgage Loans" and "Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

     The master servicer, PHH Mortgage, and/or the administrator(s) of the Pledged Assets, may provide a third party guarantee, insurance policy or other form of credit enhancement intended to guarantee the receipt by the trust of certain shortfalls in the net proceeds realized from the liquidation of any required Pledged Assets (such amount not to exceed a prescribed percentage of the original principal amount of the related Pledged Asset Loan) to the extent any such shortfall results in a loss of principal on such Pledged Asset Loan that becomes a liquidated mortgage loan. Credit enhancement supporting Pledged Asset Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. Any such instrument may not cover any payments on the offered securities that are recoverable or sought to be recovered as a voidable preference under applicable law. The related prospectus supplement will specify the nature and extent of any such third party guarantee, insurance policy or other form of credit enhancement.

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related trust fund, actions in accordance with its customary servicing practices that are in the best interests of the related securityholders, subject to the REMIC Provisions, if applicable. The master servicer will not be required to advance the necessary funds to cure the default or reinstate the superior lien, but may do so if the advance is in the best interests of the related securityholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan. The master servicer may cause a defaulted junior lien to be written off as bad debt without initiating a foreclosure proceeding.

     The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including

     o maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items;

     o    adjusting mortgage rates on ARM Loans;

     o    maintaining Buydown Accounts;

     o    supervising foreclosures and similar proceedings;

     o    managing REO properties; and

     o maintaining servicing records relating to the mortgage loans in the mortgage pool.

The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related pooling and servicing agreement or servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer's compensation pursuant to the related pooling and servicing agreement or servicing agreement is sufficient to pay the subservicer's fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See "--Servicing and Other Compensation and Payment of Expenses; Retained Interest" below and "Description of the Securities--The Certificate Account."

SPECIAL SERVICERS

     If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

     Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 120 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that:

     o the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses; and

     o these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Certificate Account in accordance with the pooling and servicing agreement or servicing agreement).

     However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

     o the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; or

     o there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

     The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Single Family Property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

     With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. If that mortgage loan is a Pledged Asset Loan, the master servicer, or the related servicer, if the lien on the Pledged Assets for that Pledged Asset Loan is not assigned to the trustee on behalf of the securityholders, may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which those Pledged Assets is held, including any third-party guarantee. Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. Upon foreclosure of a revolving credit loan, the related liquidation proceeds will be allocated among the Trust Balances, if any, and Excluded Balances, as described in the related prospectus supplement. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

     With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to its final liquidation. In addition, a pooling and servicing agreement or servicing agreement may grant to the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

     In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

     If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will be required to sell the mortgaged property on behalf of the trust fund within three years of acquisition, unless

     o    the IRS grants an extension of time to sell the property or

     o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids for any mortgaged property so acquired in a manner likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement, subject to specified conditions, in the event that following the final liquidation of a mortgage loan and a draw under the credit enhancement subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan and, unless otherwise described in the related prospectus supplement, this compensation will be retained by the master servicer, unless otherwise described in the related prospectus supplement, on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Certificate Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer's compensation as its subservicing compensation.

     In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, from any related Liquidation Proceeds or Insurance Proceeds or from collections on other loans in the trust fund. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

     If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to the master servicer in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

     Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

     Each pooling and servicing agreement and servicing agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

     Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

     Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuing Entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreement.

     Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

     o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement;

     o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Certificate Account as described below;

     o any property acquired in respect to mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

     o hazard insurance policies, Primary Insurance Policies and FHA insurance policies, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

     o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

     o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement."

     If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

     Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed            A class of securities designated to receive
                              principal payments primarily from the interest that accrues on specified Accrual Classes.

Accrual A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion                     A class that receives principal payments on any
                              distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component                     A class consisting of "components." The components
                              of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate                    A class with an interest rate that is fixed
                              throughout the life of the class.

Floating Rate                 A class that receives interest payments based on
                              an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO           A class of securities with no principal balance
                              and which is not entitled to principal payments.
                              Interest usually accrues based on a specified notional amount.

Inverse Floating Rate         A class of securities where the pass-through rate
                              adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

Partial Accrual               A class that accretes a portion of the amount of
                              accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class.
                              Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only                A class of securities which is not entitled to
                              interest payments.

Planned Amortization Class
or PAC A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal           A class that is designed to receive principal
                              payments using a predetermined principal balance schedule but is not designated as a Planned
                              Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Senior Support                A class that absorbs the realized losses other
                              than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay                Classes that receive principal payments in a
                              prescribed sequence, that do not have
                              predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior                  A class that will not bear its proportionate share
                              of realized losses (other than excess losses) as its share is directed to another class, referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC.   A class of securities with a principal balance
                              that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                 A class with an interest rate that resets
                              periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, overcollateralization, and currency or interest rate exchange agreements as described under "Description of Credit Enhancement," by the subordination of one or more other classes of securities as described under "Subordination" or by any combination of the foregoing.

     If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code. Alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

     As specified in the applicable prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or trust agreement to register the securities. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the security, except as otherwise indicated in the accompanying prospectus supplement.

     If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility, as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

     Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner of an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor elects, with the consent of the DTC participants, to discontinue the registration of the securities through DTC. Additionally, after the occurrence of an event of default under the related pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the related pooling and servicing agreement, receive a security representing that interest in registered, certificated form evidencing that certificate owner's fractional undivided interest in the related class of certificates. Prior to any such event, beneficial owners will not be recognized by the trustee, the servicer or the subservicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates evidencing the securities and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

     Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of certificateholders of any class to the extent that participants authorize those actions. None of the servicer, the subservicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee), without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the loan-to-value ratio at origination or modification (without regard to any secondary financing).

     ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The depositor will cause private mortgage-backed securities to be registered in the name of the trustee, or its nominee or correspondent. The trustee, or its agent or correspondent, will have possession of any certificated private mortgage-backed securities. In most cases, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Mortgage Pools--Private Mortgage-Backed Securities" in this prospectus. Each private mortgage-backed security will be identified in the mortgage certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee. In the related agreement, the depositor will represent and warrant to the trustee regarding the private mortgage-backed securities:

     o that the information contained in the mortgage certificate schedule is true and correct in all material respects;

     o that, immediately prior to the conveyance of the private mortgage-backed securities, the depositor had good title thereto, and was the sole owner of those private mortgage-backed securities, subject to any retained interests;

     o that there has been no other sale by it of that private mortgage-backed securities; and

     o that there is no existing lien, charge, security interest or other encumbrance, other than any retained interest, on those private mortgage-backed securities.

     ASSIGNMENT OF AGENCY SECURITIES. The depositor will transfer, convey and assign to the trustee, or its nominee or correspondent, all right, title and interest of the depositor in the Agency Securities and other property to be included in the trust for a series. That assignment will include all principal and interest due on or for the Agency Securities after the cut-off date specified in the related prospectus supplement, except for any retained interest. The depositor will cause the Agency Securities to be registered in the name of the trustee, or its nominee or correspondent, and the trustee will concurrently authenticate and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date and the annual pass-through rate or interest rate for each Agency Security conveyed to the trustee.

     ASSIGNMENT OF MORTGAGE LOANS. If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     In addition, the depositor will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, revolving credit loans and Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

     o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

     o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

     o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form or evidence that the mortgage is held for the trustee through the MERS(R) System (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

     o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

     o if applicable, any riders or modifications to the mortgage note and mortgage, and

     o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

     Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office (except for mortgages held under the MERS(R) System), except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     With respect to each Pledged Asset Loan, the related prospectus supplement will specify the extent to which the Pledged Assets will be assigned to the trustee and the nature of any such assignment.

     For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the related prospectus supplement. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, with respect to the Trust Balances of these loans, and on behalf of any other applicable entity with respect to any Excluded Balance of these loans, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and that review covered all documentation for the Trust Balance.

     As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

     o the original Contract endorsed, without recourse, to the order of the trustee,

     o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

     o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

     The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 120 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to purchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to purchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

     Except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the depositor will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Affiliated Sellers, Unaffiliated Sellers or Bishop's Gate as described above under "The Mortgage Pools--Representations by Sellers." However, the depositor will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of the breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by the depositor. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund.

     Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

CERTIFICATE ACCOUNT

     GENERAL. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Certificate Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Certificate Account will be paid to the related master servicer or trustee as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

     DEPOSITS. With respect to each series of securities, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Certificate Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

     o all payments on account of principal, including principal prepayments, on the mortgage loans;

     o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or subservicer as its servicing compensation or as compensation to the trustee;

     o    all payments on the mortgage securities;

     o    all Insurance Proceeds and Liquidation Proceeds;

     o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

     o    any advances made as described under "--Advances" below;

     o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

     o any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

     o to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

     o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     o any other amounts required to be deposited in the Certificate Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

     With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Certificate Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either

     o the total payments to be made from the funds pursuant to the related buydown plan or

     o if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan.

Neither the master servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Certificate Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The Buydown Funds will in no event be a part of the related trust fund.

     If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Certificate Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Certificate Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

     WITHDRAWALS. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the Certificate Account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

     o to make distributions to the related securityholders on each distribution date;

     o to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

     o to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursements to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

     o to reimburse the master servicer or any other specified person for any advances described in the second bullet point above made by it and any servicing expenses referred to in the third bullet point above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in the second and third bullet points above, respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

     o if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in the second bullet point above made by it and the servicing expenses described in the third bullet point above incurred by it while these remain outstanding and unreimbursed;

     o to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Company";

     o if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

     o to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

     o to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     o to pay the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

     o if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions and Other Possible REMIC Taxes";

     o to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

     o to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

     o to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

     o to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

     o to pay to the master servicer or any subservicer for the funding on any Draws made on the revolving credit loans, if applicable;

     o to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

     o to clear and terminate the Certificate Account upon the termination of the trust fund.

DISTRIBUTIONS

     Distributions on the securities of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. The available distribution amount for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available distribution amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in equal proportion among the outstanding securities in the class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in the requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution. Payments will be made to each certificateholder in accordance with the holder's Percentage Interest in a particular class.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

     Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

     Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either

     o based on the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or

     o equal to the principal balances of one or more other classes of securities of the same series.

Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations," exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

     As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance(s) of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

     If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity.

     In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

     Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

     If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the available distribution amount for the related series of securities for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related Determination Date. No notice will be given to the certificateholders of these advances. Scheduled payments on the mortgage loans in any trust fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of securityholders.

     If advances have been made from excess funds in a Certificate Account, the master servicer that advanced the funds will be required to replace the funds in the Certificate Account on any future distribution date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement.

     If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

     As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreement or servicing agreement, and may differ from the provisions described above.

MODIFICATIONS

     In the event that any mortgage loan is in default or, in the judgment of the master servicer, such default is reasonably foreseeable, the master servicer, consistent with the servicing standard set forth in agreements, may also, waive, modify or vary any term of such mortgage loan (including modifications that would change the loan rate, forgive the payment of principal or interest or extend the final maturity date of the related mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of the related mortgage or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor.

REPORTS TO SECURITYHOLDERS

     With each distribution to securityholders of a particular class of offered securities, the related master servicer or trustee will forward or cause to be forwarded to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

     o the amount, if any, of the distribution allocable to principal (by class);

     o the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

     o the amount, if any, of the distribution allocable to prepayment premiums;

     o the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

     o    the total cash flows received and the general sources thereof;

     o the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

     o the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

     o the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

     o    interest rates, as applicable, to the pool assets and securities;

     o the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

     o the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

     o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

     o number and amount of pool assets, together with updated pool composition information;

     o the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

     o if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

     o material breaches of pool asset representation or warranties or transaction covenants;

     o information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

     o information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

     o any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

     o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

     o the book value of any real estate acquired the trust fund by foreclosure or by a deed in lieu of foreclosure;

     o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

     o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related pooling and servicing agreement and specified in the related prospectus supplement;

     o in the case of revolving credit loans, the general payments and credit line terms of those loans and other pertinent features; and

     o any other material information as required under the related pooling and servicing agreement.

     In the case of information furnished pursuant to the first three items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. The monthly reports will be posted on a website as described below under "Available Information" and "Reports to Securityholders."



                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Credit support with respect to the offered securities of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

     As set forth below and in the applicable prospectus supplement, coverage with respect to Realized Losses may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, in the form of subordination of one or more classes of subordinate securities to provide credit support to one or more classes of senior securities, in the form of overcollateralization, or in the form of a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable prospectus supplement.

     The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

     In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

     Credit enhancement may also be provided in the form of a third party guarantee, an insurance policy or other instrument covering the risk of collection and adequacy of any Pledged Assets provided in connection with any Pledged Asset Loan, subject to the limitations described in that instrument.

     For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided with respect to the securities will cover any portion of any losses allocated to the Trust Balances, to the extent that credit enhancement is available to cover losses otherwise allocable to those securities, subject to any limitations described in this prospectus and in the related prospectus supplement.

SUBORDINATE SECURITIES

     If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available. The offered securities of any series may include one or more classes of subordinate securities.

CROSS-SUPPORT

     If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

     If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

     If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current Report on Form 8-K.

     A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

     Any mortgage pool insurance policy obtained by the depositor for each trust fund will be issued by the pool insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the conditions precedent described below. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

     Each mortgage pool insurance policy will generally provide that no claims may be validly presented thereunder unless, among other things:

     o any required Primary Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled,

     o hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer,

     o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the cut-off date and

     o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except for permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

     o to purchase the property securing the defaulted mortgage loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and expenses incurred by the master servicer, special servicer or subservicer on behalf of the related trustee and securityholders, or

     o to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under any related Primary Insurance Policy.

Securityholders will experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders will also experience losses with respect to the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by the policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

     o that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

     o that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     A mortgage pool insurance policy (and most Primary Insurance Policies) will likely not insure against loss sustained by reason of a default arising from, among other things,

     o fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the Seller or other persons involved in the origination thereof, or

     o failure to construct a mortgaged property in accordance with plans and specifications.

Depending upon the nature of the event, a breach of representation made by a Seller may also have occurred. This breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under "The Mortgage Pools--Representations by Sellers." However, this event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the depositor or master servicer.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes expenses incurred by the master servicer, special servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by holders of the related series of securities. In addition, unless the master servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an advance respecting the delinquency since the advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities--Advances."

     Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of the coverage will be limited. See "Special Hazard Insurance Policies" below. As a result, some hazard risks will not be insured against and will therefore be borne by the related securityholders.

LETTER OF CREDIT

     If any component of credit enhancement as to the offered securities of any series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The letter of credit may also provide for the payment of advances which the master servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

     Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

     Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of

     o    the cost of repair or replacement of the property or

     o upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property.

If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under the second bullet point above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance by the issuer of the special hazard insurance policy. If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under the first bullet point above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under the second bullet point above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

     If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

     In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

     Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a borrower and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish a Deficient Valuation. Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding without a permanent forgiveness of the amount of the loan, including a Debt Service Reduction. See "Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus. Any bankruptcy bond to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained by the depositor for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy bond will be stated in the accompanying prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

     If a financial guaranty insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement. The master servicer will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, the master servicer will have no obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

     If a mortgage pool insurance policy has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the mortgage pool insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

     If a letter of credit or alternate form of credit enhancement has been obtained for a series of securities, the master servicer will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

     In lieu of the master servicer's obligation to maintain a financial guaranty insurance policy, mortgage pool insurance policy or letter of credit as provided above, the master servicer may obtain a substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit. If the master servicer obtains a substitute, it will maintain and keep the substitute in full force and effect as provided in this prospectus. Prior to its obtaining any substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit, the master servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of securities that the substitution of the financial guaranty insurance policy, mortgage pool insurance policy or letter of credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

     If a special hazard insurance policy has been obtained for a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

     The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no subservicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the related Certificate Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Certificate Account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Certificate Account prior to being delivered to the master servicer for deposit in the related Certificate Account.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

     o that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

     o that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that the then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of securities may be downgraded to a corresponding level, and, the master servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating(s) of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

             OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

DERIVATIVES

     The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include:

     o interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below;

     o    currency swaps; and

     o market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

     The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

     A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

     Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

     In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

     There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

                 PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                               CLAIMS THEREUNDER

GENERAL

     The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

     In a securitization of single family loans, first lien single family loans included in the related mortgage pool having a loan-to-value ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy, unless the loans are Pledged Asset Loans. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). The depositor will represent and warrant that, to the best of the depositor's knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above loan-to-value ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily loans will not be covered by a Primary Insurance Policy, regardless of the related loan-to-value ratio.

     While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

     o    the insured percentage of the Primary Insurance Covered Loss;

     o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

     o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of

          o the date the mortgage loan would have been discharged in full if the default had not occurred or

          o    an approved sale.

     As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

     o    advance or discharge

          o    hazard insurance premiums; and

          o as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

     o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

     For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. In the event the depositor gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

     The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

     As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable Certificate Account all sums which would have been deposited therein but for the clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of

     o the replacement cost of the improvements damaged or destroyed less physical depreciation or

     o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

     Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA INSURANCE

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

     There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally, the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase a debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any the debenture.

     The master servicer will be required to take steps reasonably necessary to keep FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                 THE AGREEMENTS

GENERAL

     Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee.

     Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe any provision of the related Agreements that materially differs from the description thereof set forth below. The depositor will provide a copy of the Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor." As to each series of securities, the related agreements will be filed with the Commission in a Current Report on Form 8-K following the issuance of the securities.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except

     o    in connection with a permitted transfer of servicing or

     o upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of a letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities.

No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

     Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

     Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that

     o the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

     o othe merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated.

In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided the above clauses are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

         POOLING AND SERVICING AGREEMENT

     Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

     o any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of certificates of the series any required payment which continues unremedied for 5 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

     o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to the series of certificates which continues unremedied for 30 days (15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement) after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement; and

     o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances."

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

     So long as an event of default remains unremedied, either the depositor or the trustee may, and at the direction of the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund the trustee shall, by written notification to the master servicer and to the depositor or the trustee, as applicable, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as certificateholder) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless

     o that holder previously gave the trustee written notice of a default that is continuing,

     o the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee,

     o the trustee receives reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding; and

     o the trustee for a reasonable time after receipt of the request and indemnity has neglected or refused to institute any proceeding.

     The holders of certificates representing at least 66% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates affected by a default or event of default may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that

     o a default or event of default under the first or fourth items listed under "--Events of Default and Rights Upon Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default; and

     o no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

     SERVICING AGREEMENT

     For a series of notes, a servicing default under the related servicing agreement generally will include:

     o any failure by the master servicer to make a required deposit to the Certificate Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

     o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of securities which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

     o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

     o    any other servicing default as set forth in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the Issuing Entity or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     INDENTURE

     For a series of notes, an event of default under the indenture generally will include:

     o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

     o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund, as specified in the indenture; or

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

     o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale; or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable.

     In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

     In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

     No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless

     o that holder previously has given to the trustee written notice of default and the continuance thereof,

     o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class

          o have made written request upon the trustee to institute the proceeding in its own name as trustee and

          o have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding,

     o the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity; and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the Note Balances of that class.

AMENDMENT

     Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

     o    to cure any ambiguity,

     o to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

     o to change the timing and/or nature of deposits in the Certificate Account, provided that

          o the change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and

          o the change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable Rating Agency,

     o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions

          o to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that

               o the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and

               o the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or

               o to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

     o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

     o to amend specified provisions that are not material to holders of any class of certificates offered under this prospectus.

     The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, at least 66% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not:

     o reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate; or

     o reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

     With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

     o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

     o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of the class evidencing not less than 66% of the aggregate voting rights of the class; or

     o reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

     The master servicer and any director, officer, employee or agent of the master servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the transaction documents.

TERMINATION; RETIREMENT OF SECURITIES

     The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee and the depositor, respectively) will terminate upon the payment to securityholders of that series of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of

o the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and

o    the purchase by the master servicer or the depositor or

o if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Material Federal Income Tax Consequences" below) or

o if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities.

In addition to the foregoing, the master servicer or the depositor will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates, the purchase shall not be made unless either:

o the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or

o the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date.

In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate balance outstanding, the certificates will use the word "Callable" in their title. With respect to any series of notes, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement (which shall not be shorter than seven years) has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate balance outstanding, the notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer or the depositor, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer or the depositor. In no event, however, will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

     The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, the depositor or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The purchase price will generally be equal to the unpaid principal balance of each mortgage loan plus the fair market value of other property (including any mortgaged property title to which has been acquired by the trust) in the trust, plus accrued and unpaid interest. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, the depositor or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase proceeds are to be distributed to securityholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE TRUSTEE

     The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

     The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Certificate Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

     If an event of default shall occur, the trustee shall, by notice in writing to the master servicer, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the agreements. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the agreements, whether with respect to the securities, the mortgage loans or otherwise shall pass to and be vested in the trustee or duly appointed master servicer. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any monthly advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

     Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on the mortgage loans in an amount equal to that which the master servicer would have been entitled to if the master servicer had continued to act under the agreements. The trustee and such successor shall take such action, consistent with the agreements, as shall be necessary to effectuate any such succession.

     If the trustee shall succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the agreements concerning the trustee's duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

     Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to securityholders of record pursuant to the agreements and to the rating agencies.

     The trustee shall transmit by mail to all securityholders, within the number of days specified by the agreements after the occurrence of any event of default actually known to a responsible officer of the trustee, unless such event of default shall have been cured, notice of each such event of default. In the event that the security holders waive the event of default pursuant to the agreements, the trustee shall give notice of any such waiver to the rating agencies.

SOME MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Certificate Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

     The yield to maturity of an offered certificate will depend on the price paid by the holder for the certificate, the security interest rate on a certificate entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the certificate (or notional amount thereof if applicable) and other factors.

     A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of the security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest) and, in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

     With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay may reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

     In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

     The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to offset the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest."

     The trust fund with respect to any series may include convertible ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related subservicer or the master servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible ARM Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. If the related subservicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent subservicers or the master servicer fail to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

     The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased.

     Fixed-rate mortgage loans and ARM Loans that are "interest-only" mortgage loans provide for initial interest-only periods during which payments of interest at the related mortgage rate, but no payment of principal, are made by the related mortgagor. After the expiration of the related interest-only period, the monthly payment with respect to that mortgage loan will generally be increased to an amount sufficient to fully amortize the principal balance of that mortgage loan over the remaining term and to pay interest at the related mortgage rate. The failure of these types of mortgage loans to amortize during their remaining term may extend the weighted average lives of the related offered securities. Holders that purchase offered securities at a discount should consider that this type of extension would result in a yield to holders that would be lower than would be the case if these mortgage loans provided for payment of principal and interest upon every payment date. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period as a disincentive to prepayment of the related mortgage loan. Furthermore, to the extent that a recalculated monthly payment after the interest-only period is substantially in excess of a borrower's previous monthly payment providing solely for the payment of interest, the related mortgage loan may be subject to an increased risk of delinquency and loss.



                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. Unless otherwise specified in the prospectus supplement, all of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

     With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

     Revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter terms may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former terms, because of the relative ease of making new Draws. Furthermore, revolving credit loans may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by revolving credit loans with rates subject to substantially higher maximum rates than typically apply to revolving credit loans may experience rates of default and liquidation substantially higher than those that have been experienced on other revolving credit loan pools.

     For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal distributions on the securities. As a result of the payment terms of the revolving credit loans or of the mortgage note provisions relating to future Draws, there may be no principal distributions on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the related prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

     For revolving credit loans, due to the unpredictable nature of principal payments, the rates of principal payments for those loans may be more volatile than for typical first lien loans. To the extent these principal payments are being reinvested on Draws on other revolving credit loans in the pool, principal distributions will be further reduced.

     The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Some Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either

     o    converting to a fixed rate loan and thereby "locking in" the rate; or

     o taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans for which the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

     If the applicable pooling and servicing agreement for a series of securities provides for a prefunding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

     There can be no assurance as to the rate of prepayment of the mortgage loans. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

     As described in this prospectus and in the prospectus supplement, the master servicer, the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."

                        LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries of various legal aspects of housing loans which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the law of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

     The mortgage loans, other than cooperative mortgage loans, comprising or underlying the mortgage assets for a series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending on the prevailing practice in the state in which the property subject to a mortgage loan is located and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as "mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced by those Contracts and grant a security interest in the related Manufactured Homes to secure repayment of that loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under various circumstances become subject to real estate title and recording laws. In some states, the filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest on the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent, that is, the payment of the indebtedness secured by that mortgage or deed of trust, respectively. The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority for those instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and, in most cases, on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, as described in the next sentence, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In a number of states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes:

     o    a separate undertaking to make payments on the mortgage note, and

     o an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, often with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, often with a power of sale, until the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in a number of deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

     If specified in the prospectus supplement relating to a series of securities, the mortgage loans may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement, or the filing of the financing statements related to that agreement, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. That lien or security interest is not, in most cases, prior to liens in favor of the Cooperative corporation for unpaid assessments or common charges. That lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Cooperative buildings relating to the cooperative mortgage loans are usually located in the State of New York. In most cases, each Cooperative owns in fee or has a leasehold interest in the land on which and the building in which the separate dwelling units in that Cooperative are located. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage(s) on the Cooperative's building or underlying land, as is usually the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling those mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interests of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord and the occupant's lender are in most cases subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations:

     o arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

     o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

     In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

     Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most cases, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative under the proprietary lease, which rental payment represents that tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. In most cases, the lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure on Shares of Cooperatives," on default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" in this section of the prospectus.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of specific interest expenses and specific real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which those items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under that section for any particular year. In the event that a Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code for those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

     Mortgages that encumber income-producing multifamily properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of a borrower default, the amount of rent the lender is able to collect from tenants can significantly affect the value of the lender's security interest.

CONTRACTS

     Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The master servicer will be required under the related pooling and servicing agreement or servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the Manufactured Home might not be held effective against creditors of the depositor or Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in the state, and if the depositor did not take steps to re-perfect its security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to take these steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGE LOANS

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt, in most cases, is accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale, the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, prior to that sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. In most cases, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the secured property and compelling a sale of the mortgaged property to satisfy the debt. It is regulated by statutes and rules and subject throughout to the court's equitable powers. In most cases, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action historically was equitable in nature, and is addressed to a court of equity, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under various circumstances a court of equity may relieve the mortgagor from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

     Foreclosure of a mortgage, in most cases, is accomplished by judicial action. The action is usually initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years if defenses or counterclaims are interposed and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time or even precluding the mortgagee from ever foreclosing the mortgage.

     In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is in most cases a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for an amount equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. In some states, there is a statutory minimum purchase price which the lender may offer for the property and, in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. After that purchase, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     If a senior mortgage goes into default, the junior mortgagee is at risk of losing its lien on the mortgaged property by a foreclosure of the senior lien. To protect against this loss, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees, prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default under those senior mortgages, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgages. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. For those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and various governmental liens. The same is true for any third-party purchaser, thus reducing the value the junior mortgagee can realize at the foreclosure sale.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are, in most cases, payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the secured property subject to the senior lien. If proceeds from a foreclosure or similar sale of the secured property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear

     o the risk of delay in distributions while a deficiency judgment against the borrower is obtained and

     o    the risk of loss if the deficiency judgment is not realized upon.

Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for a borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay various costs of that action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

FORECLOSURE ON SHARES OF COOPERATIVES

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as described in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. Subject to the terms of any recognition agreement, the proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by that tenant-stockholder. In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement often permits the Cooperative to terminate that lease or agreement in the event the borrower defaults in the performance of covenants under that lease or agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement, in most cases, provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender, in most cases, cannot restrict and does not monitor, could reduce the amount realized on the sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on that cooperative mortgage loan.

     Recognition agreements, in most cases, also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing on its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. That approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize on the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of cooperative mortgage loans, lenders do not usually require either the tenant-stockholder, that is, the borrower or the Cooperative, to obtain title insurance of any type, although title insurance is available to both the borrower and the lender. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases, provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. However, if a portion of the indebtedness remains unpaid, the tenant-stockholder is usually responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" in this section of the prospectus.

REPOSSESSION WITH RESPECT TO CONTRACTS

     GENERAL. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the Manufactured Home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

     o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

     o Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit the judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

     LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

     SINGLE FAMILY AND MULTIFAMILY PROPERTIES. In some states, after sale under a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and some foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale.

     In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     SINGLE FAMILY AND MULTIFAMILY PROPERTIES. Various states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized on the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which that deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is usually to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Various state laws also place a limitation on the mortgagee for late payment charges.

     For mortgage loans secured by collateral in addition to the related mortgaged properties, realization on the pledged assets may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in a number of circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens on pledged assets consisting of various types of personal property, including, for example, bank accounts and, to some extent, insurance policies and annuities. Realization on that pledged assets will be governed by state laws applicable to those pledged assets rather than by the UCC, and the availability of deficiency awards under those state laws may be limited. Whether realization on any pledged assets is governed by the UCC or by other state laws, the ability of secured parties to realize on the pledged assets may be limited by statutory prohibitions that limit remedies for the related mortgage loans. Those prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both of those mortgaged properties and the pledged assets concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize on the related pledged assets, including any third-party guarantees. Other state statutes require secured parties to foreclose on mortgaged properties and pledged assets concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure on the related mortgaged properties and where secured parties either are required or elect to proceed against those mortgaged properties before proceeding against the related pledged assets, limitations on the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties on the disposition of those pledged assets. Further, in some states where secured parties may choose whether to proceed against the related mortgaged properties or pledged assets first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies for the other. Consequently, the practical effect of the election requirement, in those states permitting that election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

     FOR COOPERATIVE LOANS. In most cases, lenders realize on Cooperative shares and the accompanying proprietary lease given to secure a cooperative mortgage loan under Article 9 of the UCC. Some courts have interpreted section 9-610(b) (and the corresponding section under prior versions of the UCC) of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

     FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITORS' RIGHTS. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed on the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default of a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property which is not the principal residence of the debtor, which is a cooperative mortgage loan, or which is secured by pledged assets in addition to the related mortgaged property, may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule. In general, except as provided below with respect to junior liens, the terms of a loan secured only by a mortgage on a real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13 except for mortgage payment arrearages, which may be cured within a reasonable time period.

     The United States Supreme Court has recently held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan may not be reduced, or "crammed down," in connection with a bankruptcy petition filed by the mortgagor. However, recent United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be "crammed down" in the bankruptcy court and discharged. As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property. Any such reduction would be treated as a Bankruptcy Loss.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to tax liens over the lender's security. This may delay or interfere with the enforcement of rights relating to a defaulted loan. For mortgage loans secured by collateral in addition to the related mortgaged properties, those tax liens may in some circumstances provide priority over the lien on those pledged assets.

     CONSUMER PROTECTION LAWS. In addition, substantive requirements are imposed on lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities on lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. In particular, an originator's failure to comply with the federal Truth-in-Lending Act could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

     Some of the mortgage loans known as High Cost Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, or Homeownership Act, if those mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of that High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. An originator's failure to comply with these laws could subject the trust fund and other assignees of the mortgage loans to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or the subsequent holders of the mortgage loans.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the Contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" above.

     Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the loan seller had or should have had knowledge of such claim or defense, the servicer will have the right to require the loan seller to repurchase the Contract because of a breach of its loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The loan seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the loan seller with respect to which the dealer would have been primarily liable to the obligor.

LEASEHOLD CONSIDERATIONS

     Mortgage loans may contain leasehold mortgages which are each secured by a lien on the related mortgagor's leasehold interest in the related mortgaged property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to various risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee. The leasehold mortgagee would be left without its security. In the case of each mortgage loan secured by a lien on the related mortgagor's leasehold interest under a ground lease, that ground lease contains provisions protective of the leasehold mortgagee. These provisions include a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale and after that assignment to be assigned by the leasehold mortgagee or that purchaser at a foreclosure sale to any financially responsible third party that executes an agreement obligating itself to comply with the terms and conditions of the ground lease and a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease on any termination of the old ground lease.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, or Relief Act, a mortgagor who enters military service after the origination of that mortgagor's mortgage loan, including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of that mortgagor's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any state orders otherwise on application of the lender. The Relief Act applies to mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement that may have been provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period after that period of active duty status. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection with those mortgage loans. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

     In June 2002, the California Military and Veterans Code was amended to provide protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the governor of California, California national guard members called up to active service by the President and reservists called to active duty. The amendment could result in shortfalls in interest and could affect the ability of the subservicer or the servicer, as applicable, to foreclose on defaulted mortgage loans in a timely fashion. In addition, the amendment, like the Relief Act, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The depositor has not undertaken a determination as to which mortgage loans, if any, may be affected by the amendment or the Relief Act.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     Some of the mortgage loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the trust. The rights of the securityholders, as the holders of a junior mortgage, are subordinate in lien priority and in payment priority to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold on default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure that default and bring the senior loan current, and as a result, reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of that notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide. See "--Foreclosure on Mortgage Loans."

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing loans of the type which includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of that property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. In the case of a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     In most cases, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to some limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also provides nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, in spite of the fact that a transfer of the property may have occurred. These include intra-family transfers, various transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

     TRANSFER OF MANUFACTURED HOMES UNDER MANUFACTURED HOUSING CONTRACTS

     Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contract by the obligee on the contract upon any sale or transfer that is not consented to. The servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contract through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a Manufactured Home as to which the servicer desires to accelerate the maturity of the related Contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

     Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St. Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law, and the servicer may be prohibited from enforcing a due-on-sale in connection with some of the Manufactured Homes in the pools if they are governed by the laws of any of those states.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations for contacts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize on their security, courts have invoked general equitable principles. In most cases, the equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize on his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 , or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31, 1980. Similar federal statutes were in effect for mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior mortgage loans in many states.

ADJUSTABLE INTEREST RATE LOANS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,

     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration, or NCUA, for origination of alternative mortgage instruments by federal credit unions, and

     o all other non-federally chartered housing creditors, including state-chartered savings banks and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOMES

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "--Consumer Protection Laws with respect to Contracts," the holder of any loan or contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related loan or contract and may be unable to collect amounts still due under the loan or contract. The successful assertion of such claim will constitute a breach of a representation or warranty of the loan seller, and the securityholders would suffer a loss only to the extent that (1) the loan seller breached its obligation to repurchase the loan or contract in the event an obligor is successful in asserting the claim, and (2) the loan seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of Manufactured Homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

ENVIRONMENTAL LEGISLATION

     Under Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, and under state law in some states, a lender or secured creditor may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether it has contaminated the property. CERCLA imposes strict, as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     In addition to CERCLA, other federal and state laws in some circumstances may also impose liability on a secured party for a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, asbestos, radon, and lead-based paint. In all such circumstances, such cleanup costs may be substantial. It is possible that those cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Some federal statutes and some states by statute impose an environmental lien. All subsequent liens on that property, in most cases, are subordinated to the environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the environmental lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present on any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make those evaluations prior to the origination of the secured loans. Neither the depositor nor any replacement servicer will be required by any agreement to undertake those evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on that property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that

     o its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

     o the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture.

However, there is no assurance that such a defense will be successful.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, remanded to the United States District Court for the District of New Hampshire for further proceedings to determine whether a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

PREPAYMENT PENALTIES

     Some state laws restrict the imposition of prepayment penalties and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment penalties in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable regulations and opinions that previously authorized lenders to charge prepayment penalties and late fees on Parity Act loans notwithstanding contrary state law, effective with respect to Parity Act loans originated on or after July 1, 2003. However, the OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment penalties and late fees may not be collected even on loans that provide for the payment of these charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment penalties and late payment charges to the extent collected on the loans and these amounts will not be available for payment on the securities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus where Thacher Proffitt & Wood LLP is identified in the applicable prospectus supplement as counsel to the depositor. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to under "REMICs--Classification of REMICs" are based, are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuing entity, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

     o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

     The following discussion addresses securities of two general types:

     o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as one or more "real estate mortgage investment conduits," or REMICs, under Sections 860A through 860G of the Code, or the REMIC Provisions, and

     o notes representing indebtedness of the issuing entity for federal income tax purposes.

     The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, any grantor trust structure will be described in the related prospectus supplement.

REMICS

     In most cases, as to each series of certificates, the trustee will covenant to elect to treat the trust, or a portion of that trust, as one or more REMICs. The prospectus supplement for each series of certificates will identify all certificates representing "regular interests" and the "residual interest" in that REMIC. If a REMIC election or elections will not be made for a trust or some assets of a trust, the federal income tax consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement if those certificates are offered by that prospectus supplement.

     The following discussion is based in part on the rules governing original issue discount that are presented in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections, or the OID Regulations, and in part on the REMIC Provisions and the Treasury regulations issued under the REMIC Provisions, which together are referred to as the REMIC Regulations. The OID Regulations do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

     CLASSIFICATION OF REMICS

     At the time of the issuance of each series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of that trust, will qualify as a REMIC and the REMIC certificates offered under that REMIC will be considered to evidence ownership of regular interests or residual interests in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described under "--Characterization of Investments in REMIC Certificates." Although the Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. That relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions.

     CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In most cases, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying those certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in
Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to a REMIC on that REMIC's startup day in exchange for regular or residual interests in that REMIC.

     The assets of the REMIC will include, in addition to loans, payments on loans, including temporary investments of those proceeds, held pending distribution on the REMIC certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the loans for purposes of the foregoing sections. In addition, in some instances loans, including Pledged Asset Loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Pledged Asset Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the loans, including Pledged Asset Loans, that may not be so treated. The REMIC Regulations do provide, however, that payments on loans held pending distribution are considered part of the loans for purposes of Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. At the time of the issuance of that series of REMIC certificates, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those certificates is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     GENERAL

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMlC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

     ORIGINAL ISSUE DISCOUNT

     Some REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount, in most cases, will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described in this section, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable Prepayment Assumption be used for loans held by, or loans underlying mortgage assets held by, a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of that REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, any master servicer nor the trustee will make any representation that the loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on that REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion that amount will vary according to the characteristics of that REMIC Regular Certificates. If the original issue discount rules apply to those certificates, the related prospectus supplement will describe the manner in which those rules will be applied to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of the regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined below, for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the regular certificate and accounted for as original issue discount. Because interest on regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the Closing Date is treated as part of the overall cost of that REMIC Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that the portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of that REMIC Regular Certificate. However, the OID Regulations state that all or some portion of that accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

     In spite of the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of that REMIC Regular Certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by

     o a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of that REMIC Regular Certificate.

Under the OID Regulations, original issue discount of only a DE MINIMIS amount, other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of that DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of that principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" for a description of that election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held that REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     In most cases, as to each "accrual period," each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of that first period, that period begins on the Closing Date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of

     o the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on that REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of that REMIC Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence will be calculated:

     o assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of mortgage assets other than loans, that distributions will be made with for each mortgage asset in accordance with the Prepayment Assumption, if any, described in the participation agreement or other organizational document under which that mortgage asset was issued, and

     o using a discount rate equal to the original yield to maturity of the certificate.

For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of mortgage assets other than loans, that distributions will be made for each mortgage asset in accordance with the participation agreement or other organizational document under which that mortgage asset was issued. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of that certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID Regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the Prepayment Assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID Regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC Regular Certificate that purchases that certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, that daily portion will be reduced, if that cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on that REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals:

     o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes that day, PLUS

     o the daily portions of original issue discount for all days during that accrual period prior to that day, MINUS

     o any payments of amounts included in the stated redemption price made during that accrual period prior to that day for that certificate.

     MARKET DISCOUNT

     A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, that certificateholder in most cases will be required to allocate the portion of that distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, that election will apply to all market discount bonds acquired by that certificateholder on or after the first day of the first taxable year to which that election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method. If that election were made for a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or after that year. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium for a REMIC Regular Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount for a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if that market discount is less than 0.25% of the remaining stated redemption price of that REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE minimis under this rule, it appears that the market discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." That treatment may result in market discount being included in income at a slower rate than market discount would be required to be included in income using the method described in the preceding paragraph.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department various rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates accrues, at the certificateholder's option:

     o    on the basis of a constant yield method,

     o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

     o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect that regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which that market discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. That deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which that market discount is includible in income. If that holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     PREMIUM

     A REMIC Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of that REMIC Regular Certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, that election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating that certificateholder as having made the election to amortize premium. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Code. Those rules presumably will require use of a Prepayment Assumption in accruing market discount or premium for REMIC Regular Certificates without regard to whether those certificates have original issue discount.

     REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until that holder's certificate becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear regarding the timing and character of that loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     GENERAL

     Although a REMIC is a separate entity for federal income tax purposes, a REMIC, in most cases, is not subject to entity-level taxation, except with regard to prohibited transactions and other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes." Rather, the taxable income or net loss of a REMIC is, in most cases, taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate, in most cases, will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned that REMIC Residual Certificate. In most cases, for this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year." The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described under "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive activity losses."

     A holder of a REMIC Residual Certificate that purchased that certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds that certificate. Those daily amounts, in most cases, will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations or otherwise, to reduce, or increase the income of a REMIC Residual Certificateholder that purchased that certificate from a prior holder of that certificate at a price greater than, or less than, the adjusted basis, as defined under "Basis Rules, Net Losses and Distributions," that REMIC Residual Certificate would have had in the hands of an original holder of that certificate. The REMIC Regulations, however, do not provide for those modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that this payment would be includible in income immediately on its receipt, the IRS might assert that this payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of those payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of those payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed under "--Excess Inclusions" and "--Non-economic REMIC Residual Certificates." The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by those REMIC Residual Certificateholders for the corresponding period may significantly adversely affect those REMIC Residual Certificateholders' after-tax rate of return. That disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     TAXABLE INCOME OF THE REMIC

     The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by amortization of any premium on issuance, on the REMIC Regular Certificates, and any other class of REMIC certificates constituting regular interests in the REMIC not offered by this prospectus, amortization of any premium on the loans, bad debt losses for the loans and, except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or, if a class of REMIC certificates is not sold initially, their fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the market described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The issue price of a REMIC certificate received in exchange for an interest in the loans or other property will equal the fair market value of those interests in the loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

     Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates, that is, under the constant yield method taking into account the Prepayment Assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" in this section of the prospectus, which describes a method for accruing that discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

     A loan will be deemed to have been acquired with discount, or premium, to the extent that the REMIC's basis in that loan, determined as described above, is less than, or greater than, its stated redemption price. That discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the loans. Premium on any loan to which that election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC Regular Certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates, which includes any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, described in that Section will not apply.

     If a class of REMIC Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year relating to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

     On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of any class of residual interest securities are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

     BASIS RULES, NET LOSSES AND DISTRIBUTIONS

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to that REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent that net loss exceeds that REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in that certificate. To the extent a distribution on a REMIC Residual Certificate exceeds that adjusted basis, it will be treated as gain from the sale of that certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in those REMIC Residual Certificates will not be sufficiently large enough that those distributions will be treated as nontaxable returns of capital. Their bases in those REMIC Residual Certificates will initially equal the amount paid for those REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, those bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which that REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent that REMIC Residual Certificateholders' initial bases are less than the distributions to that REMIC Residual Certificateholders, and increases in those initial bases either occur after those distributions or, together with their initial bases, are less than the amount of those distributions, gain will be recognized to those REMIC Residual Certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates," in this section of the prospectus. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of that REMIC Residual Certificate to that REMIC Residual Certificateholder and the adjusted basis that REMIC Residual Certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     EXCESS INCLUSIONS

     Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that REMIC Residual Certificate, over

     o the sum of the "daily accruals," as defined below, for each day during that quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

     The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made for that REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," in this section of the prospectus.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that:

     o the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions,

     o the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and

     o the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

     Under Treasury regulations yet to be issued, in the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions for those certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust. Any amount so allocated will be treated as an excess inclusion for a REMIC Residual Certificate as if held directly by that shareholder. A similar rule will apply for regulated investment companies, common trust funds and various cooperatives.

     NONECONOMIC REMIC RESIDUAL CERTIFICATES

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If that transfer is disregarded, the purported transferor will continue to remain liable for any taxes due for the income on that "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents:

     o the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions for the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to various restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of that transfer being disregarded. Those restrictions will require each party to a transfer to provide an affidavit that no purpose of that transfer is to impede the assessment or collection of tax, including various representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine that transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC Regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations. However, any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on various assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of various REMIC Residual Certificates to foreign persons.

     MARK-TO-MARKET RULES

     On December 24, 1996, the IRS released Mark-to-Market Regulations relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired after January 4, 1995 will not be treated as a security and therefore may not be marked to market.

     POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

     Fees and expenses of a REMIC in most cases will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. In most cases, those fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     For REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder that certificate is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts:

     o an amount equal to that individual's, estate's or trust's share of those fees and expenses will be added to the gross income of that holder, and

     o that individual's, estate's or trust's share of those fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.

In addition, Section 68 of the Code, which is scheduled to be phased out from 2006 through 2009, provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o 3% of the excess of the individual's adjusted gross income over that amount or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     The amount of additional taxable income reportable by holders of those certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of that holder of a REMIC certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of those fees and other deductions will be included in that holder's gross income. Accordingly, those REMIC certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Those prospective investors are encouraged to carefully consult with their own tax advisors prior to making an investment in those certificates.

     SALES OF REMIC CERTIFICATES

     If a REMIC Regular Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate, in most cases, will equal the cost of that REMIC Regular Certificate to that certificateholder, increased by income reported by that certificateholder for that REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on that REMIC Regular Certificate received by that certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, the gain or loss described will be capital gain or loss provided that REMIC Regular Certificate is held as a capital asset, which in most cases is property held for investment, within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income for that REMIC Regular Certificate assuming that income had accrued on that REMIC Regular Certificate at a rate equal to 110% of the "applicable Federal rate," in most cases, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to that certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of that certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition. gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased that certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period that REMIC certificate was held by that holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction, in most cases, is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income, in most cases, will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include that net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool," as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of that sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to that REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Losses on the sale of a REMIC Regular Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

     PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a Contributions Tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property," in most cases, means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. In most cases, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     In most cases, to the extent permitted by then applicable laws, any prohibited transactions tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee, in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that any of those taxes arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. That tax not borne by the master servicer or the trustee will be charged against the related trust, resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO SPECIFIC ORGANIZATIONS.

     If a REMIC Residual Certificate is transferred to a "disqualified organization" as defined below, a tax would be imposed in an amount, determined under the REMIC Regulations, equal to the product of:

     o the present value, which is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue for the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions for that REMIC Residual Certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of that transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. That tax would be, in most cases, imposed on the transferor of the REMIC Residual Certificate, except that where that transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for that tax for a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that the affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o residual interests in that entity are not held by disqualified organizations; and

     o information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the related pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity," as defined below, includes in income excess inclusions for a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by that disqualified organization; and

     o    the highest marginal federal income tax rate imposed on corporations.

A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

     o that holder's social security number and a statement under penalty of perjury that the social security number is that of the record holder; or

     o a statement under penalty of perjury that the record holder is not a disqualified organization.

In the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in that partnership are treated as held by disqualified organizations, regardless of the actual partners, and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership, in lieu of a deduction in the amount of that tax, in most cases, allowed to pass-through entities.

     For these purposes, a "disqualified organization" means:

     o the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

     o    any organization described in Section 1381(a)(2)(C) of the Code, or

     o an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

     TERMINATION AND LIQUIDATION

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment relating of the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on that REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in that certificate, that REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of that difference, and that loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which that adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning, on that date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of that qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

     REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. In most cases, the trustee will file REMIC federal income tax returns on behalf of the REMIC, will hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" for the REMIC in all respects.

     The trustee, as the tax matters person or as agent for the tax matters person, subject to various notice requirements and various restrictions and limitations, in most cases will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will, in most cases, be required to report that REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning that REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, for REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports in most cases are required to be sent to various trusts and individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Code, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information provided in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date among other things, and requiring that information to be reported to the IRS. Reporting, for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, in most cases on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, those regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the trustee.

     BACKUP WITHHOLDING AS TO REMIC CERTIFICATES

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of those payments fail to furnish to the payor various information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from that tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     FOREIGN INVESTORS IN REMIC CERTIFICATES

     A REMIC Regular certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, in most cases, be subject to United States federal income or withholding tax relating to a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with various identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of that certificateholder. It is possible that the IRS may assert that the foregoing tax exemption should not apply for a REMIC Regular Certificate held by a REMIC Residual certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     Special rules apply to partnerships, estates and trusts, and in certain certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on that United States shareholder's allocable portion of the interest income received by that controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question. In most cases, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

NOTES

     On or prior to the date of the related prospectus supplement for the proposed issuance of each series of notes, counsel to the depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and related documents and on issuance of the notes, for federal income tax purposes:

     o    the notes will be treated as indebtedness; and

     o the issuing entity, as created under the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool.

     STATUS AS REAL PROPERTY LOANS

     Notes held by a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     TAXATION OF NOTEHOLDERS

     Notes in most cases will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that:

     o income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method;

     o the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes; and

     o the character and timing of any loss as a result of defaults and delinquencies on the loans will be determined under the worthless security rules of Section 165(g) of the Code rather than the bad debt rules of Section 166 of the Code in the case where the issuing entity of the debt is an entity whose existence separate from a corporation is disregarded for United States federal income tax purposes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors are encouraged to consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors as to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA, or ERISA plans and on those persons who are ERISA fiduciaries with respect to the assets of those ERISA plans.
Section 4975 of the Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts, or IRAs, described in Section 408 of the Code and other arrangements described in Section 4975 of the Code (these qualified plans, IRAs and other arrangements, together with ERISA plans, are referred to in this section as Plans).

     Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

     ERISA PLAN ASSET REGULATIONS. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and the Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated ERISA Plan Asset Regulations defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the ERISA Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be ERISA plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, Plans, employee benefit plans not subject to ERISA and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing ERISA plan assets should acquire or hold securities in reliance on the availability of any exception under the ERISA Plan Asset Regulations. The ERISA Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the ERISA Plan Asset Regulations, ERISA plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment, ERISA plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust. Without regard to whether the notes are characterized as equity interests, the purchase, sale and holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity, the applicable trustee or any of their respective affiliates is or becomes a Party in Interest for that Plan.

     Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute ERISA plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or some affiliates of those entities may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code for the investing Plan. In addition, if the mortgage assets and other assets included in a trust constitute ERISA plan assets, the purchase of certificates by a Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA or the Code.

     The ERISA Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate," the Plan's assets include that certificate but do not solely by reason of the Plan's holdings of that certificate include any of the mortgages underlying that certificate. The ERISA Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Freddie Mac certificates, GNMA certificates and Fannie Mae certificates. Accordingly, even if those Agency Securities included in a trust were deemed to be assets of Plan investors, the mortgages underlying those Agency Securities would not be treated as assets of those ERISA plans. Private mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the ERISA Plan Asset Regulations. Potential Plan investors are encouraged to consult their counsel and review the ERISA discussion in this prospectus and in the related prospectus supplement before purchasing private mortgage-backed securities.

     PROHIBITED TRANSACTION EXEMPTION. The DOL has issued Exemptions to some underwriters, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under Section 4975(a) and (b) of the Code, transactions relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage securities underwritten by an underwriter, provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) the underwriter named in the Exemption, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool.

     The Exemption provides seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption. First, the acquisition of securities by a Plan or with ERISA plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other securities of the same entity unless the securities are issued in a "Designated Transaction" in which the investment pool contains certain specified types of assets, such as mortgage loans on real property, and none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%. Third, the securities at the time of acquisition by or with ERISA plan assets must be rated in one of the three highest generic rating categories (four, in a Designated Transaction) by Standard and Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc., together, the Rating Agencies. However, the securities must have been rated in one of the two highest generic categories by one of the Rating Agencies if the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% at the date of issuance of the securities except that, in the case of a Trust Fund containing any single family residential mortgage loan or home equity loan with a loan to value ratio exceeding 100% at the date of issuance of the certificates, the Exemption will not apply: (1) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a single-family residential mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% at the date of issuance of the certificates or (y) any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% at the date of issuance of the certificates or (2) to any subordinate certificates. Fourth, the trustee cannot be an affiliate of any other member of the Restricted Group, other than the underwriter, as defined below. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations, and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. Seventh, for issuing entities other than certain trusts, the documents establishing the issuing entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuing entity from creditors of the sponsor.

     The Restricted Group consists of the depositor, the related seller, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to contracts included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of these parties.

The Exemption also requires that a trust meet the following requirements:

     (1) The trust must consist solely of assets of a type that have been included in other investment pools;

     (2) Securities in those other investment pools must have been rated in one of the three highest categories (four, in a Designated Transaction) of one of the Rating Agencies for at least one year prior to the Plan's acquisition of securities; and

     (3) Securities in those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities.

     A fiduciary of any Plan or other investor of ERISA plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to Plans (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security).

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with ERISA plan assets of an "Excluded Plan," as defined below, by any person who has discretionary authority or renders investment advice for ERISA plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

     o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the securities is (a) a mortgagor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

     o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing ERISA plan assets, and

     o the holding of securities by a Plan or an entity investing ERISA plan assets.

     Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions would otherwise apply merely because a person is deemed to be a party in interest for an investing Plan (or the investing entity holding ERISA plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of ERISA plan assets in securities.

     The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using pre-funding accounts for entities issuing securities. Mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity (the Pre-Funding Limit), may be transferred to that entity within a 90-day or three-month period following the Closing Date (the Pre-Funding Period) instead of being required to be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

     o the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered (the Pre-Funding Limit) must be less than or equal to 25%;

     o all obligations transferred after the Closing Date (the subsequent mortgage loans) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the issuing entity, which terms and conditions have been approved by one of the Rating Agencies;

     o the transfer of those subsequent mortgage loans to the trust during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from a Rating Agency on termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the issuing entity;

     o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate, or Average Interest Rate, for all of the mortgage loans and subsequent mortgage loans in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the mortgage loans which were transferred to the issuing entity on the Closing Date;

     o in order to ensure that the characteristics of the subsequent mortgage loans are substantially similar to those of the original mortgage loans:

          o the characteristics of the subsequent mortgage loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or

          o an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to the Rating Agency rating the securities, the underwriter and the trustee, stating whether or not the characteristics of the subsequent mortgage loans conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the issuing entity as of the Closing Date;

     o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in various circumstances if the pre-funding accounts falls below the minimum level specified in the agreement or an event of default occurs;

     o amounts transferred to any pre-funding accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in permitted investments;

     o the prospectus or prospectus supplement must describe any pre-funding account and/or capitalized interest account used in connection with the pre-funding account, the duration of the Pre-Funding Period; the percentage and/or dollar amount of the Pre-Funding Limit for the issuing entity; and that the amounts remaining in the funding account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal;

     o the trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as local owner of the trust, must enforce all the rights created in favor of securityholders of the trust, including employee benefit plans subject to ERISA.

     Before purchasing a certificate or note, a fiduciary of a Plan or other investor of ERISA plan assets should itself confirm:

     o that the securities constitute "securities" for purposes of the Exemption, and

     o that the specific and general conditions provided in the Exemption and the other requirements provided in the Exemption would be satisfied.

In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with ERISA plan assets.

     Any fiduciary or other Plan investor which proposes to purchase securities on behalf of or with ERISA plan assets is encouraged to consult with its counsel concerning the potential applicability of ERISA and the Code to that investment and the availability of the Exemption or any other prohibited transaction exemption in connection with that purchase. In particular, in connection with a contemplated purchase of securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, the fiduciary or other Plan investor should consider the potential availability of the Exemption or Prohibited Transaction Class Exemption 83-1, or PTCE 83-1, for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for securities evidencing interests in trusts which include Cooperative Loans and may not provide exemptive relief for securities having particular cash-flow characteristics that may be issued by a trust. In addition, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers," PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

     INSURANCE COMPANY GENERAL ACCOUNTS. Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which generally became applicable on July 5, 2001.

     Any Plan investor who proposes to use "plan assets" of any Plan to purchase certificates of any series or class is encouraged to consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the acquisition and ownership of those certificates.

     REPRESENTATIONS FROM ERISA PLANS INVESTING IN SECURITIES. The exemptive relief afforded by the Exemption, or any similar exemption that might be available, may not apply to the purchase, sale or holding of some securities, such as securities backed by revolving credit loans and certain subordinate securities or any securities which are not rated in one of the three (four, in a Designated Transaction) highest generic rating categories by one of the Rating Agencies. Whether the conditions of the Exemption will be satisfied with respect to the securities will depend upon the relevant facts and circumstances existing at the time a plan acquires the securities. Plan investors should make their own determination, in consultation with their counsel, before acquiring securities in reliance on the applicability of the exemption.

     In the absence of the Exemption, the purchase and holding of the securities by a plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise tax or civil penalties. Consequently, subject to the related prospectus supplement, transfers of any classes of securities not eligible for the Exemption, as specified in the related prospectus supplement, will not be registered by the trustee unless the trustee receives:

     o a representation from the transferee of the security, acceptable to and in form and substance satisfactory to the trustee, to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any plan or arrangement nor using the assets of any plan or arrangement to effect the transfer, called a benefit plan investor;

     o if the purchaser is an insurance company, a certification substantially to the effect that the purchase of securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and that the following statements are correct: the purchaser is an insurance company which is purchasing the securities with funds contained in an "insurance company general account," as the term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, called PTCE 95-60, and that the conditions provided for in Sections I and III of PTCE 95-60 have been satisfied and that there is no Plan for which the amount of that general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other ERISA plans maintained by the same employer, or any "affiliate" of that employer, as defined in PTCE 95-60, or by the same employee organization exceed 10% of the total of all reserves and liabilities of that general account, as determined under PTCE 95-60, as of the date of the acquisition of those securities; or

     o an opinion of counsel to the trustee, on which the trustee, the depositor and the master servicer may rely, which is satisfactory to the trustee, which opinion will not be at the expense of the depositor, the trustee or the master servicer, which states that the purchase of those securities by or on behalf of that Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

     The prospectus supplement for a series of securities may describe deemed representations for purchasers of securities registered through DTC.

     TAX EXEMPT INVESTORS. A Tax Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

     CONSULTATION WITH COUNSEL. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with ERISA plan assets is encouraged to consult with its counsel about the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

                                LEGAL INVESTMENT

     Each class of securities offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. In most cases, securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities. This group includes, but is not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems, created under or existing under the laws of the United States or of any State, including the District of Columbia and Puerto Rico, whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Any class of securities that represents an interest in a trust that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

     Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of those entities in relation to "mortgage related securities," the securities will constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of that legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of those securities so long as that contractual commitment was made or those securities acquired prior to the enactment of that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented by those mortgage-related securities, federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations applicable to investment securities provided in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe.

     On April 23, 1998, the Federal Financial Institutions Examination Council issued the 1998 Policy Statement applicable to all depository institutions, providing guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities," or TB 73a, which is effective as of December 1, 1998 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

     One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of certificates offered by this prospectus and by the related prospectus supplement would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns

     o that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

     o that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

     o that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

     One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to

     o conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and

     o conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative.

     The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     Some classes of securities offered by this prospectus, including any class that is not rated in one of the two highest categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Those classes of securities will be identified in the related prospectus supplement. Prospective investors in those classes of securities, in particular, are encouraged to consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase various classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to that investor.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

         None of the offering proceeds for a series will be used to pay expenses incurred in connection with the selection and acquisition of the related mortgage loans and/or mortgage securities and no such expenses will be paid to the sponsor, a servicer, the depositor, the issuing entity, an originator of the mortgage loans and/or mortgage securities, the underwriter or any affiliate of the foregoing parties.

                            METHODS OF DISTRIBUTION

     The securities offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

     The depositor intends that offered securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered securities of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     o By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o By placements by the depositor with institutional investors through dealers; and

     o    By direct placements by the depositor with institutional investors.

     If underwriters are used in a sale of any offered securities (other than in connection with an underwriting on a best efforts basis), the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered securities, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered securities may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

     It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

     The depositor anticipates that the certificates offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of the certificates. Holders of offered securities are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

     Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

     With respect to each series of certificates, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund related to a series of certificates will be included in this prospectus or in the related prospectus supplement.

     With respect to each series of notes, where the issuing entity is a statutory business trust or a limited liability company, financial statements will be filed as required by the Exchange Act. Each such issuing entity will suspend filing the reports if and when the reports are no longer required under the Exchange Act.

                                     RATING

     It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

     This prospectus constitutes a part of a combined registration statement on Form S-3 filed by us with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the securities. This prospectus does not contain all of the information set forth in such registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. We refer you to such registration statement and to the exhibits relating to the registration statement for further information with respect to us and the securities. Any statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the Commission or incorporated by reference in this prospectus are not necessarily complete, and, in each instance, we refer you to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities--Reports to Securityholders" and "Servicing of Mortgage Loans--Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is initially: www.sf.citidirect.com.

     Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to "the depositor", "we", "us" and "our" or similar terms are to PHH Mortgage Capital LLC.

                           REPORTS TO SECURITYHOLDERS

     The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

     As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

     As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of Mortgage Loans--Evidence as to Compliance" and "Description of the Securities--Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring to another document filed separately with the Commission. The information that we file after the date of this prospectus with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus any future filings, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by us with respect to a trust fund pursuant to the requirements of Section 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. These filings include the issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities--Reports to Securityholders" and "Servicing of Mortgage Loans--Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports.

     Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     You may request a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits that are not specifically incorporated by reference into such documents, and our Certificate and By-laws, at no cost, by writing or telephone us at the following:

PHH Mortgage Capital LLC
3000 Leadenhall Road
Mt. Laurel, NJ 08054
(856) 917-6000

                                    GLOSSARY

     ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

     AFFILIATED SELLER -- PHH Mortgage Corporation, the sole member of the depositor, and its affiliates.

     AGENCY SECURITIES -- Mortgage-backed securities issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies.

     AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

     ARM LOAN -- A mortgage loan with an adjustable interest rate.

     BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

     BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be allocated to the subordinate securities of the related series.

     BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     BISHOP'S GATE -- Bishop's Gate Residential Mortgage Trust.

     BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

     BUYDOWN FUNDS -- With respect to a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

     BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

     CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     CERTIFICATE ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund.

     CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

     CODE -- The Internal Revenue Code of 1986.

     COMMISSION -- The Securities and Exchange Commission.

     COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

     CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

     CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

     CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

     COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

     CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

     DEBT SERVICE REDUCTION--Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal. Together with Deficient Valuations, Debt Service Reductions are referred to in this prospectus as Bankruptcy Losses.

     DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

     DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable.

     DEFICIENT VALUATION--In connection with the personal bankruptcy of a borrower, the difference between the then outstanding principal balance of the first and junior loans secured by the mortgaged property and a lower value as established by the bankruptcy court.

     DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

     DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Unaffiliated Sellers identified in the related prospectus supplement.

     DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

     DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

     DOL -- The U.S. Department of Labor.

     DRAW-- With respect to any revolving credit loan, money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on the revolving credit loan under the related credit line agreement at any time during the Draw Period.

     DRAW PERIOD-- With respect to any revolving credit loan, the period specified in the related credit line agreement when a borrower on the revolving credit loan may make a Draw.

     DUE PERIOD -- As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date or such other period as specified in the accompanying prospectus supplement.

     EFFECTIVE LOAN-TO-VALUE RATIO -- With respect to a Pledged Asset Loan, the ratio, expressed as a percentage, of (A) the principal amount of the mortgage loan at origination less the value of any Pledged Assets securing the mortgage loan, to (B) the lesser of (1) the appraised value determined in an appraisal or other collateral assessment tool obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

     ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution:

     o the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or

     o insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this bullet point) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained, or

     o in a trust account or accounts maintained with a trust company with trust powers acting in its fiduciary capacity, or

     o acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Certificate Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies).

     Eligible Accounts may or may not bear interest.

     EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

     EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,
1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67
Fed. Reg. 54487 (August 22, 2002).

     EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

     EXCLUDED BALANCE -- With respect to any revolving credit loan, that portion of the principal balance of that revolving credit loan not included in the Trust Balance at any time, which may include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, and which may also include balances attributable to Draws after the occurrence of certain events specified in the related prospectus supplement.

     EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

     FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

     FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be allocated to the subordinate securities of the related series.

     GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

     HIGH COST LOANS -- Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     HIGH LTV LOANS -- Mortgage loans with combined loan-to-value ratios generally in excess of 95% and as high as 125% (or in some cases higher) and which are not be insured by a Primary Insurance Policy.

     HOUSING ACT -- The National Housing Act of 1934, as amended.

     INDEX -- With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes:

     o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year,

     o the weekly auction average investment yield of U.S. Treasury bills of six months,

     o    the daily Bank Prime Loan rate made available by the Federal Reserve
          Board,

     o the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco,

     o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement, or

     o    any other index described in the related prospectus supplement.

     INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

     IRS -- The Internal Revenue Service.

     ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

     ISSUING ENTITY -- With respect to a series of notes, the Delaware business trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

     LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above and "The Agreements--Termination."

     MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

     NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

     NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

     OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

     OTS -- The Office of Thrift Supervision.

     PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

     PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

     PERMITTED INVESTMENTS -- One or more of the following:

     o obligations of, or guaranteed as to principal and interest by, the United States or obligations of any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

     o repurchase agreements (including those in which the purchased securities are held by a third-party custodian) on obligations in the preceding bullet point maturing not later than the day prior to the distribution date on which those amounts are to be distributed, provided that the long term unsecured obligations of the party agreeing to repurchase those obligations are at the time rated by each Rating Agency in one of its two highest rating categories and the short term debt obligations of the party agreeing to repurchase shall be rated P-1 by Moody's and A-1+ by Standard & Poor's;

     o certificates of deposit, time deposits, demand deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state, provided that the long term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest rating categories and the short term obligations of such depository institution or trust company shall be rated P-1 by Moody's and A-1+ by Standard & Poor's;

     o commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in its highest short term rating (which is P-1 in the case of Moody's and A-1+ in the case of Standard & Poor's); provided that such commercial paper shall mature no later than the day prior to the distribution date on which those amounts are to be distributed;

     o money market funds with the highest long-term rating assigned by the Rating Agencies; and

     o other obligations or securities that are "permitted investments" within the meaning of Section 860(G)(a)(5) of the Code, based upon an opinion of counsel delivered to the trustee and acceptable to each Rating Agency as a Permitted Investment hereunder and will not result in a reduction or withdrawal of the then current rating of the securities, as evidenced by a letter to that effect from each Rating Agency.

     PLEDGED ASSETS -- Marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Pledged Assets owned by any guarantor, may consist of real estate.

     PLEDGED ASSET LOAN -- A mortgage loan that, in addition to being secured by the related mortgaged property, is secured by Pledged Assets owned by the related mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors.

     PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate, the prepayment assumption used in pricing the initial offering of that security.

     PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan for which a prepayment in part or in full occurs, the excess, if any, of one month's interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower for the corresponding period (net of servicing and administrative fees and any retained interest of the depositor).

     PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less

     o rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property,

     o hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan,

     o    amounts expended but not approved by the primary insurer,

     o    claim payments previously made on the mortgage loan, and

     o    unpaid premiums and other specific amounts.

     PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

     PTCE -- Prohibited Transaction Class Exemption.

     QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

     RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

     REALIZED LOSS -- As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, as described in the related pooling and servicing agreement or servicing agreement, will equal the portion of the principal balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances and expenses, towards interest and principal owing on the loan. As to a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     RECORD DATE -- Unless otherwise specified in the related prospectus supplement, the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

     RELIEF ACT -- The Servicemembers Civil Relief Act.

     REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

     REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

     REMIC PROVISIONS -- Sections 860A through 860G of the Code.

     REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

     REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

     REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

     REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual
Certificate.

     REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

     REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

     REPAYMENT PERIOD -- With respect to a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

     RICO -- The Racketeer Influenced and Corrupt Organizations statute.

     SECURITIES ACT -- The Securities Act of 1933, as amended.

     SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller, Bishop's Gate or an Unaffiliated Seller.

     SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

     SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

     SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the subordinate securities of the related series.

     SPECIAL HAZARD LOSS -- A Realized Loss incurred, to the extent that the loss was attributable to:

     o direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and

     o any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials except under some circumstances, nuclear reaction, chemical contamination or waste by the borrower.

     STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

     TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

     TITLE VIII -- Title VIII of the Garn-St Germain Act.

     TRUST BALANCE -- With respect to a mortgage pool consisting of revolving credit loans, as described in the related prospectus supplement, a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance and minus the portion of the principal balance that has been transferred to another trust fund prior to the cut-off date, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

     UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers (other than Bishop's Gate) not affiliated with the depositor.

     UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

Filing Fee for Registration Statement                           $          0.00
Legal Fees and Expenses                                              100,000.00*
Accounting Fees and Expenses                                          50,000.00*
Trustee's Fees and Expenses (including counsel fees)                  20,000.00*
Printing and Engraving Fees                                           20,000.00*
Rating Agency Fees                                                    90,000.00*
Miscellaneous                                                         15,000.00*
                                                                ---------------
Total                                                           $    295,000.00
                                                                ===============


         * Approximate and based on the offering of a single series of Securities.

INDEMNIFICATION OF MANAGERS AND OFFICERS (ITEM 15 OF FORM S-3).

         The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no manager, officer, employee or agent of the Company is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates, and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a manager, officer, employee or agent of the Company is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Servicing Agreement, Indenture and Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's managers and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Section 18-108 of the Limited Liability Company Act of Delaware empowers Delaware limited liability companies, subject to standards and restrictions set forth in the Limited Liability Company Agreement, to indemnify their managers or any other persons against all claims. The Limited Liability Company Agreement of the Company provides that, to the fullest extent permitted by law, the member of the Company, or any person who is or shall have been serving at the request of the Company as a manager, officer, employee or agent of another entity, shall be indemnified and held harmless by the Company from and against any and all losses, liabilities or claims attributable to such status or for acts or failures to act in connection therewith, provided that the scope of this indemnification and agreement to hold harmless shall not extend to losses arising from the gross negligence or intentional misconduct of the indemnitee and any indemnity under the Limited Liability Company Agreement of the Company shall be provided out of and to the extent of Company assets only, and no member shall have personal liability on account thereof. Such right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any other agreement, vote of members or otherwise. If authorized by the member, the Company may purchase and maintain insurance on behalf of any person (including the member) to the full extent permitted by the Limited Liability Company Act.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--
       ***1.1     --       Form of Underwriting Agreement.
        **3.1     --       Certificate of Formation of PHH Mortgage Capital LLC,
                           as currently in effect.
        **3.2     --       Limited Liability Company Agreement of PHH Mortgage
                           Capital LLC as currently in effect.
       ***4.1     --       Form of Pooling and Servicing Agreement including
                           forms of Certificates.
       ***4.2     --       Form of Servicing Agreement, for a series consisting
                           of Mortgage-Backed Notes.
         *4.3     --       Form of Trust Agreement, for a series consisting of
                           Mortgage-Backed Notes.
       ***4.4     --       Form of Indenture, for a series consisting of
                           Mortgage-Backed Notes.
       ***5.1     --       Opinion of Thacher Proffitt & Wood LLP regarding the
                           legality of the Securities.
       ***8.1     --       Opinion of Thacher Proffitt & Wood LLP as to certain
                           tax matters (included in Exhibit 5.1).
       ***23.1    --       Consent of Thacher Proffitt & Wood LLP (included in
                           Exhibit 5.1).

         -------
         * Incorporated by reference from the Registrant's Registration Statement on Form S-3 (File No. 333-68978 filed with the Commission on September 5, 2001)
         ** Incorporated by reference from the Registrant's Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 previously filed (File No. 333-110192 filed with the Commission on December 30, 2005)
         *** Incorporated by reference from the Registrant's Registration Statement on Form S-3 previously filed (File No. 333-131214 filed with the Commission on January 23, 2006)

UNDERTAKINGS (ITEM 17 OF FORM S-3).

In accordance with Item 512 of Regulation S-K under the Securities Act of 1933:

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

                  PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to
                  Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                           If the Registrant is relying on Rule 430B:

                           (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

                           (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
                                    (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
                                    (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

                  (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                           The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                           (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                           (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                           (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

         (b) As to documents subsequently filed that are incorporated by reference:

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (h) Undertaking in respect of indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (j) Qualification of Trust Indentures: The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

         (k) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (l) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on April 28, 2006.


                                             PHH MORTGAGE CAPITAL LLC


                                             By:/s/ Terence W. Edwards
                                                --------------------------------
                                             Name:  Terence W. Edwards
                                             Title: President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                     TITLE                               DATE


/s/ Terence W. Edwards        Manager, President and              April 28, 2006
----------------------        Chief Executive Officer
Terence W. Edwards



/s/ Richard J. Bradfield      Manager                             April 28, 2006
------------------------
Richard J. Bradfield


/s/ Mark Danahy               Senior Vice President,              April 28, 2006
------------------            Principal Financial Officer and
Mark Danahy                   Principal Accounting Officer